As filed with the Securities and Exchange Commission
                           on July 9, 2003

                        Registration No. 333-56520

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                  POST-EFFECTIVE AMENDMENT No. 5 to
                              Form S-11
                        REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                        UNITED MORTGAGE TRUST
  (Exact Name of Registrant as Specified in its Governing Instruments)

                    5740 Prospect Avenue, Suite 1000
                         Dallas, Texas 75206
                           (214) 237-9305

             (address and telephone number of Registrant's
                        Principal Executive offices)

                         Christine A. Griffin
                        United Mortgage Trust
                   5740 Prospect Avenue, Suite 1000
                         Dallas, Texas 75206

               (Name and Address of Agent for Service)

                              Copy to:

                       Robert A. Hudson, Esq.
                            Butzel Long
                    150 West Jefferson, Suite 900
                       Detroit, Michigan 48226
                           (313) 225-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     Subject to completion, July 9, 2003

                             UNITED MORTGAGE TRUST

                     5,750,000 Shares of Beneficial Interest

                                $20 Per Share

             Minimum Investment Per Investor - 250 Shares ($5,000)

            (50 Shares ($1,000) for IRAs, Keough and Pension Plans)

     Of the 5,750,000 Shares of Beneficial Interest that we have registered, we are offering 5,000,000 Shares to investors who meet our suitability standards and up to 750,000 Shares to participants in our Reinvestment Plan.

     United Mortgage Trust is a real estate investment trust that invests in mortgages and contracts for deed. Most, if not all, of the mortgages and contracts for deed that we purchase are not insured or guaranteed by a federally owned or guaranteed mortgage agency and involve borrowers who do not satisfy all of the income ratios, credit record criteria, Loan-to-Value Ratios, employment history and liquidity requirements of conventional mortgage financing.

AN INVESTMENT IN OUR SHARES INVOLVES SIGNIFICANT RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE SHARES, INCLUDING:

- The lack of a public trading market for the Shares.
- Our investments are not insured or guaranteed and our borrowers generally have a higher credit risk than borrowers of insured or guaranteed mortgages.
- We rely substantially on UMT Advisors, Inc. (our ?Advisor?).
- There are conflicts of interest on the part of our Advisor and its affiliates.
- We face a contingent liability for rescission in the approximate amount of $22 million to those persons who purchased our Shares between May 1, 2002 and October 31, 2002.

                              The Offering

- We are offering to sell a maximum of 5,750,000 Shares of Beneficial
Interest.

- You must purchase a minimum of 250 Shares for $5,000 (50 Shares for $1,000 for IRAs, Keough and pension plans).

- The offering of the Shares will continue until we have sold all Shares or March 31, 2005, whichever first occurs.

- There is no escrow of offering proceeds.

- We are offering the Shares through participating members of the National Association of Securities Dealers, Inc. on a ?best efforts? basis which means that the Participating Dealers are not required to purchase any of the Shares being offered and, therefore, no specified number of Shares are guaranteed to be sold and no specified amount is guaranteed to be raised from this offering.

- We will pay Participating Dealers selling commissions of 8%, and a commission of 5% for Shares sold under the Reinvestment Plan. We will also reimburse bona fide due diligence expenses of Participating Dealers up to a maximum aggregate amount of $100,000.

- We will allocate up to 2% for reimbursement of wholesaling and marketing expenses and may reallow to Participating Dealers up to 2% of the Shares sold by them for such services performed by them.

                                          Per Share          Total
                                           ---------       ------------
Public Offering Price                         $20.00       $100,000,000
Selling Commissions                            $1.60         $8,000,000
Wholesaling and Marketing Allocation            $.40         $2,000,000
                                           ---------       ------------
Net Proceeds Before Expenses                  $18.00        $90,000,000

     Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the Shares is not permitted.


          The date of this Prospectus is ____________, 2003

TABLE OF CONTENTS

                                                                         Page

QUESTIONS AND ANSWERS ABOUT UNITED MORTGAGE TRUST?S PUBLIC OFFERING       vii
PROSPECTUS SUMMARY                                                          1
     Our Company                                                            1
     Investment Objectives                                                  1
     Our Management                                                         1
     Investment Policy                                                      1
     Our Advisor and Affiliates                                             2
     Our REIT Status                                                        2
     The Offering                                                           2
     Our Prior Offering History                                             3
     Summary Of Risk Factors                                                3
     Sources Of Distributions And Their Tax Treatment                       4
     Compensation To The Advisor And Its Affiliates                         5
     Reinvestment Plan                                                      5
     Share Repurchase Plan                                                  6
     Reinvestment And Distributions Of Disposition
        Proceeds Of Mortgage Investments                                    6

     Limitation On Total Operating Expenses                                 7
     Restriction On Borrowings                                              7
     Fiscal Year                                                            7
     Glossary                                                               7
RISK FACTORS                                                                7
     Investment Risks                                                       8
     Conflicts of Interest Risks                                            9
     Management Risks                                                      10
     General Investment Risks                                              11
     Operations Risks                                                      12
     Tax Risks                                                             16
     Retirement Plan Risks                                                 17
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE                                 17
     Suitability Standards                                                 17
     How To Subscribe                                                      18

ESTIMATED USE OF PROCEEDS                                                  19
MANAGEMENT COMPENSATION                                                    20
CONFLICTS OF INTEREST                                                      24
THE COMPANY                                                                28
     Investments Portfolio                                                 30
SELECTED FINANCIAL DATA                                                    34
MANAGEMENT?S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION OF THE COMPANY                                                   35

     Results of Operation ? For the three months
       ended March 31, 2003 and 2002 and for the years
       ended December 31, 2002 and 2001                                    36

     Capital Resources and Liquidity                                       46
INVESTMENT OBJECTIVES AND POLICIES                                         50
     Principal Investment Objectives                                       50
     Investment Policy                                                     50
     Underwriting Criteria                                                 51
     Temporary Investments                                                 55
     Other Policies                                                        55
     Changes In Investment Objectives And Policies                         56
MANAGEMENT                                                                 56
     General                                                               56
     Fiduciary Responsibility Of Trustees                                  57
     Limitation On Liability Of Trustees And Officers                      57
     Indemnification Of Trustees, Officers And Others                      58
     Shareholders? Rights and Remedies                                     58
     Defenses Available To Trustees And The Advisor                        59
     Our Trustees And Officers                                             59
     Committees And Meeting                                                61
     Compensation Of Trustees                                              61
     Certain Transactions                                                  61
THE ADVISOR AND THE ADVISORY AGREEMENT                                     62
     The Advisor                                                           62
     Summary Of The Advisory Agreement                                     64
PRINCIPAL SHAREHOLDERS                                                     66
DIVIDEND POLICY AND DISTRIBUTIONS                                          67
SUMMARY OF REINVESTMENT PLAN                                               68
                                    iv

SHARE REPURCHASE PROGRAM                                                   69
FEDERAL INCOME TAX CONSIDERATIONS                                          71
     General                                                               72
     Qualification As A REIT                                               72
     Taxation Of The Company                                               76
     Taxation Of Taxable Shareholders                                      76
     Taxation Of Tax-Exempt Entities                                       77
     Statement Of Stock Ownership                                          78
     State And Local Taxes                                                 78
ERISA Considerations                                                       79
     Fiduciaries Under ERISA                                               79
     Prohibited Transactions                                               80
     Annual Valuation                                                      82
SUMMARY OF DECLARATION OF TRUST                                            82
     Shareholder Meetings                                                  82
     Shareholders Voting Rights                                            83
     Shareholder Lists; Inspection Of Books and Records                    84
     Trustees                                                              84
     Amendment Of The Declaration Of Trust                                 84
     Responsibility Of Trustees                                            85
     Limited Liability Of Trustees                                         86
     Description Of The Shares                                             86
     Maryland Anti-Takeover Law Provisions                                 87
     Restrictions On Transfer Of Shares                                    88
     Restrictions On Certain Conversion Transactions and Rollups           89
     Ratification Of Declaration Of Trust                                  90
     Termination                                                           90
     Limitation On Total Operating Expenses                                90
     Limitation On Acquisition Expenses And Fees                           90
     Restrictions On Transactions With Affiliates                          90
     Restrictions On Borrowings                                            91
     Restriction On Investments                                            91
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS                                    92
     Mortgages And Deeds Of Trust And Contract For Deed Generally          93
     Foreclosure                                                           94
     Environmental Risks                                                   96

     Junior Mortgage And Deeds Of Trust; Rights Of Senior Mortgages Or
     Beneficiaries                                                         97
     Statutory Rights Of Redemption                                        99
     Anti-Deficiency Legislation                                           99
     Bankruptcy Laws                                                      100
     Enforceability Of Certain Provisions                                 101
THE OFFERING                                                              103
     Shares Offered                                                       103
     Minimum Purchase Requirements                                        103
     Suitability Requirements                                             104
     Termination Of The Offering                                          104
     Purchases By Qualified Plans                                         104
     Broker Compensation                                                  104
     Subscription procedure                                               106
SALES MATERIAL                                                            107
LEGAL MATTERS                                                             108
REPORTS TO INVESTORS                                                      108
EXPERTS                                                                   109
     Additional Information                                               109
GLOSSARY                                                                  110
FINANCIAL STATEMENTS                                                      116
SUBSCRIPTION AGREEMENT                                                    131
PART II                                                                  II-1
INFORMATION NOT REQUIRED IN PROSPECTUS                                   II-1
SIGNATURES                                                               II-5
EXHIBIT 5                                                                II-6
EXHIBIT 8                                                                II-7
EXHIBIT 23.2                                                            II-10

     QUESTIONS AND ANSWERS ABOUT UNITED MORTGAGE TRUST?S PUBLIC OFFERING

Q:    What is United Mortgage Trust?

A:    We are a Texas-based real estate investment trust (?REIT?) organized in
1996 under the laws of the State of Maryland to acquire Mortgages and Contracts for Deed that are not insured or guaranteed by a federally owned or guaranteed mortgage agency and with borrowers who do not satisfy all of the income ratios, credit record criteria, Loan-to-Value Ratios, employment history and liquidity requirements of conventional mortgage financing.

Q:    What is a REIT?

A:    In general, a REIT is a company that

- pays distributions to investors of at least 90% of its taxable income;

- combines the capital of many investors to acquire or provide financing for real estate;

- offers benefits of a diversified portfolio under professional management; and

- typically is not subject to "double taxation,? i.e., taxation at both the entity and shareholder levels. A REIT is eligible for this tax treatment if it satisfies certain federal income tax requirements.

Q.    What kind of offering is this?

A:    We are offering up to 5,000,000 Shares of Beneficial Interest at $20
per share on a "best efforts" basis. In addition, we are offering up to 750,000 Shares to investors who want to participate in our Reinvestment Plan. Participating Dealers may provide a discount of up to 2% of the price per Share to Institutional Investors who purchase at least 50,000 Shares.

Q:    How does a "best efforts" offering work?

A:    When we offer our Shares to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of Shares will be sold.
If you choose to purchase Shares in this offering, you will fill out a Subscription Agreement, like the one attached to this prospectus as Exhibit A, for a certain number of Shares and pay for the Shares at the time you subscribe. Generally, we admit a person as a shareholder on the date that we accept his or her subscription, typically the first day of the month following receipt of the subscription.

Q:    How long will the offering last?

A:    The offering will last until the earlier of (1) the sale of all Shares that we are offering or (2) March 31, 2005, whichever first occurs.

Q:    Who can buy Shares?

A:    Anyone who receives this prospectus can buy Shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000; or a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the section of this prospectus entitled "Suitability Standards and How to Subscribe".

Q:    Is there any minimum required investment?

A:    Yes.  Generally, individuals must invest at least $5,000 and IRA, Keogh or other qualified plans must invest at least $1,000.

Q:    After I subscribe for Shares, can I change my mind and withdraw my money?

A:    No. Once the Company has accepted your subscription for Shares, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:    If I buy Shares in the offering, how can I sell them?

A:    At the time you purchase them, the Shares will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the Shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that it is difficult to sell your Shares and realize a return of your investment. We plan to list the Shares on a national securities exchange or over-the-counter market within three to five years after commencement of this offering, if market conditions are favorable and our Trustees deem it to be in the best interest of our Shareholders, although we have no obligation to do so. As an alternative means of facilitating the sale of your Shares, we have adopted a Share Repurchase Program. Provided we have sufficient funds available, shareholders as a group may request the Company on a quarterly basis to redeem the greater of (1) $250,000 or
(2) an amount equal to the Company's proceeds received from reinvestment of distributions for that quarter. In the event that more Shares are presented for repurchase than we have available funds under those limitations, we will repurchase Shares on a pro-rata basis. If you have held your Shares for at least two years, we will repurchase them for $20 per Share. If you have held the Shares for less than two years, we will pay you $18 per Share. The redemption procedures are described in the "Share Repurchase Program" section of this prospectus. As a result, if a public market for the Shares never develops, you should be able to obtain a return of your investment through our Share Repurchase Program beginning two years from the date on which you received your Shares.

Historically, cash provided by our Reinvestment Plan has permitted us to repurchase the maximum amount of Shares subject to the Repurchase

Plan but if there were a decline in the proceeds from our Reinvestment Plan, or if we are required to repurchase a material amount of our Shares pursuant to the rescission right that is discussed under "Risk Factors" below, we may have to limit or curtail entirely further Share repurchases.

The Share Repurchase Program has a number of restrictions and limitations, and we may decline to make any share repurchases during any periods of time that we believe that business, financial or legal considerations make it inappropriate for us to do so. Because of these limitations applicable to this program we urge you to read more about it under the "Share Repurchase Program" portion of this prospectus.

Q:    What will you do with the proceeds from this offering?

A:    We plan to use at least 86.84% of the proceeds to invest in Mortgage
Investments or to repay bank debt that we have incurred in order to invest in Mortgage Investments. Approximately $375,000 will be used for organizational and offering expenses and the remaining proceeds will be used for acquisitions and operating expenses. The payment of these fees will not reduce your Invested Capital. Your initial Invested
Capital amount will be $20 per share. Until we invest the proceeds in Mortgage Investments (or repayment of bank debt incurred to make such investments), we will invest them in short-term, highly liquid investments, including investments with various financial institutions.

Q:    What types of Mortgage Investments will you invest in?

A:    We intend to invest exclusively in the following types of Mortgage
Investments: (1) first lien, fixed rate mortgages secured by single-family residential property throughout the United States (we refer to those investments as ?Residential Mortgages?); (2) the seller?s unencumbered interest in fixed rate contracts for deed (also known as land contracts) for the purchase of single-family residential property throughout the United States (we refer to those investments as ?Contracts for Deed?); and (3) loans of 12 months of less in term, made by investors for the construction, purchase, renovation and sale of single-family homes (we refer to those investments as ?Interim Mortgages?). Any references in this prospectus to ?Mortgage Investments? will refer to the Residential Mortgages, Contracts for Deed and Interim Mortgages. The Mortgage Investments are originated by others to our specifications or to specifications approved by us.
Most, if not all, of the Residential Mortgages, Contracts for Deed and Interim Mortgages will not be insured or guaranteed by a federally owned or guaranteed mortgage agency and with borrowers who do not satisfy all of the income ratios, credit record criteria, Loan-to-Value Ratios, employment history and liquidity requirements of conventional mortgage financing.

Q:    What is the experience of your Trustees?

A:    Our Trustees are comprised of individuals who have extensive previous business experience including experience with real estate, public company administration and real estate investment trust portfolio management. We have set forth below a summary of the background of our Trustees. For a more detailed discussion, please see
?Management-Trustees and Officers.?

Q:    How will you choose which investments to make?

A:    Our Advisor will make our investment decisions based upon the investment objectives that we have established.  In addition, our investments are subject to the approval of our Trustees.
Q:    Is the Advisor independent of the Company?

A:    No.  Christine ?Cricket? Griffin, who is our President and is also a
Trustee, is the President and an employee of our Advisor. The conflicts of interest arising from the relationship between the Company and our Advisor and its affiliates are discussed under the heading ?Conflicts of Interest? later in this prospectus.

Q:    If I buy Shares, will I receive distributions and how often?

A:    We have paid cash distributions every month since our first distribution in September 1997. Our goal is to make monthly distributions to our shareholders equaling an annual rate of return at a target rate of 10%, although we are not required to do so. We have made distributions at a 10% rate since we began making distributions; however, that rate has been in excess of our earnings. This has resulted in an accumulation of distributions in excess of earnings, which results in a decrease in shareholders' equity. We intend to restore the shareholders' equity account by the amount of that deficiency from future earnings; although we cannot assure that we will have earnings to enable us to do so. The amount of distributions is determined by our Trustees and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors and our experience to date does not mean that we will necessarily meet that objective in the future. Our distributions for 2003 have equaled an annualized rate of return of 9.2%. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year.

Q:    How do you calculate the payment of distributions to shareholders?

A:    We intend to distribute substantially all of our REIT taxable income for each year (as that term is used in the Internal Revenue Service
Code sections that deal with REITs which does not ordinarily equal net income as calculated in accordance with GAAP) to our shareholders so as to comply with the REIT provisions of the Code. To the extent we have funds available, we will declare regular monthly dividends. Any taxable income remaining after the distribution of the final regular monthly dividend each year will be distributed together with the first regular monthly distribution payment of the following taxable year or in a special distribution distributed prior thereto. The distribution policy is subject to revision at the discretion of our Board of

Trustees. All distributions will be made by us at the discretion of our Board of Trustees and will depend on our taxable earnings, our financial condition, maintenance of REIT status and such other factors as the Board of Trustees deems relevant.

Q:    What have been your recent distributions to shareholders?

A:    During the first quarter of 2003 we paid dividend at a rate of $0.1533 per share. During 2001 and 2002, we have made monthly distributions at a rate of $0.1667. For the year ended December 31, 2002, the distribution per Share was $2.00 on earnings of $1.81 and in 2001 it was $1.96 on earnings of $1.81, and during 2002 the distribution per shares was $1.81 on earnings of $2.00.

Q:    Are distributions I receive taxable?

A:    Generally, yes, unless you are a tax-exempt entity.  Distributions that you receive generally will be considered ordinary income to the extent of our current or accumulated earnings and profits. To the extent we make distributions in excess of our current or accumulated earnings and profits, the distributions will be treated as a tax-free return of capital to the extent of your basis in your Shares and, to the extent the distributions exceed your basis in your Shares, as a gain from the sale of Shares. We also may designate distributions in a taxable year as capital gain dividends in an amount not to exceed our net capital gain for that year. Capital gain arises from the sale of an asset for a price greater than our cost basis (typically, the sale of foreclosed property) or from prepayments of loans bought at a discount.
Historically, distributions have been treated as dividend income, however, our decision to reverse certain Advisor contributions and to reclassify previously stated income to capital contribution beginning in 1999 has resulted in a portion of our declared 10% dividend being a return of capital. Because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:    Do you have a Reinvestment Plan where I can reinvest my distributions in additional Shares?

A:    Yes.  We have adopted a Reinvestment Plan under which investors can reinvest their distributions in additional Shares. For information on how to participate in our Reinvestment Plan, see the section of the Prospectus entitled "Summary of Reinvestment Plan."

Q:    Who can help if I have more questions or if I want additional copies of this prospectus?

A:    If you have more questions about the offering, of if you would like addition copies of this prospectus, you should contact your registered representative or:
                 United Mortgage Trust Shareholder Services
            5740 Prospect Avenue, Suite 1000, Dallas, Texas 75206
Telephone number: (800)955-7917 or (214)237-9305 Fax number:(214) 237-9304
                      E-mail:  info@umtadvisors.com

                         PROSPECTUS SUMMARY

     This summary highlights information relating to United Mortgage Trust and to the Shares of beneficial interest that are being offered by this prospectus. To understand this offering and our business fully, you should read the entire prospectus carefully, including the risk factors and financial statements. See the Glossary located at the back of this prospectus for the definition of certain terms that are capitalized in this prospectus.

OUR COMPANY

     United Mortgage Trust, which we will sometimes refer to as the ?Company,? is a real estate investment trust formed under the laws of Maryland. Similar to a corporation's articles of incorporation and bylaws, the rights and privileges of our investors are governed by the Declaration of Trust that we filed with the State of Maryland. We will refer to that document as the "Declaration of Trust." Our Declaration of Trust provides for us to have perpetual life.

INVESTMENT OBJECTIVES

     Our investment objectives are to:

(1) pay regular monthly distributions to you from net income earned on our Mortgage Investments; and

(2) to preserve and protect your capital contribution by acquiring and holding a diversified portfolio of Mortgage Investments; and

(3) to provide you with liquidity for your investment by listing the Shares on a national exchange or, if you have held your Shares for at least two years, through our Share Repurchase Program.

OUR MANAGEMENT

     Similar to the directors in a corporation, we have trustees who manage and control our affairs. We currently have five Trustees, three of whom are Independent Trustees. We also have officers who interact on a day-to-day basis with our Advisor about the operations of the Company.

INVESTMENT POLICY

     We invest exclusively in the following types of investments: (1) first lien, fixed rate mortgages secured by single-family residential property throughout the United States (we refer to those investments as "Residential Mortgages"); (2) the seller's unencumbered interest in fixed rate contracts for deed (also known as land contracts) for the purchase of single-family residential property throughout the United States (we refer to those investments as "Contracts for Deed"); and (3) loans of 12 months or less in term, made to investors for the construction, purchase, renovation, and sale of single-family homes (we refer to those investments as "Interim Mortgages"). Any references in this prospectus to "Mortgage Investments" will refer to the Residential Mortgages, Contracts for Deed and Interim

Mortgages. The Mortgage Investments are originated by others to our specifications or to specifications approved by us.

Most, if not all, of the Residential Mortgages, Contracts for Deed and Interim Mortgages will not be insured or guaranteed by a federally owned or guaranteed mortgage agency and will be made with borrowers who do not satisfy all of the income ratios, credit record criteria, Loan-to-Value Ratios, employment history and liquidity requirements of conventional mortgage financing.

OUR ADVISOR AND AFFILIATES

     We use the services of UMT Advisors, Inc., whom we refer to as our ?Advisor? in this prospectus, to manage our affairs and to select the investments we purchase. Our President, Cricket Griffin, is employed by our Advisor as its President. The Advisor is 50% owned and controlled by each of Todd F. Etter and Timothy J. Kopacka. Mr. Etter is the owner and is the President and an Affiliate of both South Central Mortgage, Inc. (?SCMI?) and of Prospect Service Corp. ("PSC"), both Texas corporations. SCMI sells Mortgage Investments to us. PSC services most of our Residential Mortgages and Contracts for Deed. Mr. Etter is also a 50% owner of and serves as one of the directors of and is an Affiliate of Capital Reserve Corp. ("CRC")and, through SCMI, Ready America Funding Corp. (?RAFC?), both Texas corporations that sell Interim Mortgages to us and service some of our Interim Mortgages. We entered into the Advisory Agreement with our Advisor effective on January 1, 2001 after there was a change in ownership of the previous advisor. Prior to that date, we were self-administered and utilized our prior advisor, Mortgage Trust Advisors, Inc., to select our investments. Mr. Etter and Mr. Kopacka served as President and Vice-President of Mortgage Trust Advisors, Inc., respectively. Mr. Etter and Mr. Melvin Horton, who is also an Affiliate of our Advisor, are registered representatives with broker-dealers who are participating dealers for the offering.

OUR REIT STATUS

     As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including the requirement that they distribute at least 90% of their taxable income, as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

THE OFFERING

     We are offering a maximum of 5,750,000 Shares at a purchase price of $20 per share on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Shares will be sold. 750,000 of the Shares offered are reserved for persons purchasing Shares under our Reinvestment Plan. NASD member broker-dealer firms that are Participating Dealers are distributing the Shares for us. There is a minimum investment per investor of 250 Shares ($5,000), or 50 Shares ($1,000) if the investor is an IRA or Keogh Plan.

OUR PRIOR OFFERING HISTORY

     We previously made a public offering of 2,500,000 Shares at a price of $20 per share that began in March 1997. We terminated that offering when we commenced this offering in June, 2001. In that offering we sold a total of 2,499,244 Shares for total offering proceeds of $49,900,000. This is our second public offering of shares. As of March 31, 2003, we have sold approximately 3,106,000 Shares out of the total of the 5,000,000 Shares being offered directly and 165,000 Shares of the 750,000 Shares being offered through our Reinvestment Plan. We face a contingent liability for rescission of approximately $22 million to those persons who purchased our Shares between May 1, 2002 and October 31, 2002 due to our offer and sale of securities from a prospectus that was not current. We intend to make a rescission offer to the holders of those Shares to reduce that contingent liability.

SUMMARY OF RISK FACTORS

     An investment in Shares will be subject to various risk factors. You should carefully review these and the additional matters discussed in the section of this prospectus entitled ?Risk Factors.? We urge to read that section carefully before deciding whether to make an investment in the Shares.

You will be limited in your ability to resell your shares.

Our investments are subject to a higher risk of default than conventional mortgage loans.

We will purchase mortgage investments from our Affiliates.

We face a contingent liability for rescission of approximately $22 million to those persons who purchased our Shares between May 1, 2002 and October 31, 2002.

We have declared and paid monthly distributions at an annual rate of return of 10% and in the periods since 1999, distributions have exceeded our earnings and it is unlikely we will pay dividends in excess of earnings in the future.

We have entered into non-arm's-length agreements with our Advisor and its Affiliates.

We face competition for the time and services of officers and trustees.

Payments to our Affiliates will reduce amounts that we have available for investments.

We rely on our Advisor for the management of the Company and for the selection of Mortgage Investments.

Our Advisor has not previously sponsored or managed any private or public real estate investment programs and, except for their services to us, does not have any experience in the management of a REIT.

We may be delayed in making Mortgage Investments due to various reasons, which may result in a lower rate of return.

We have a limited ability to meet our fixed expenses.

Fluctuations in interest rates may adversely affect our return on investment.

We have a high geographic concentration of Mortgage Investments in the Dallas/Fort Worth Metropolitan area.

We are subject to a greater risk of loss due to borrower defaults and bankruptcies since our mortgage loan investments are not insured or guaranteed by a federally owned or guaranteed mortgage agency.

Competition may prevent us from buying Mortgage Investments at favorable yields, which would result in lowering our income.

Our ability to borrow up to 50% of our Net Assets may increase our risk of loss and reduce our income.

We are required to rely on appraisals that may not be accurate, which could reduce our ability to recover our investment.

We are subject to state usury laws that could reduce the amount of interest that we are legally entitled to receive.

We rely on PSC for mortgage servicing and a business failure of PSC could subject us to risks for recovery of certain payments made to us by our servicer.

If we fail to maintain our status as a REIT, we will be subject to taxation as a corporation and will face substantial tax liability.

Fiduciaries of trusts or of qualified pension or profit sharing plans must consider whether an investment in the Shares is an appropriate investment for such entities under ERISA.

SOURCES OF DISTRIBUTIONS AND THEIR TAX TREATMENT

     We will make monthly distributions to shareholders based on Cash Flow from all sources and net of operating expenses, depending upon our financial condition. We began making distributions to our shareholders in September

1997. A distribution may be made from Cash Flow and/or Disposition Proceeds; and may constitute a return of capital to the shareholders, ordinary income, capital gain and/or items of tax preference.

      To the extent that some Mortgage Investments are sold in order to make distributions, those payments may reduce the amount available for investment. If we maintain our qualification as a REIT under the Internal Revenue Code, we will pay no tax on amounts we distribute to shareholders. Except for those shareholders that are entities exempt from federal income taxation ("Tax-Exempt Entities"), distributions to shareholders will generally be considered taxable dividends to the extent they represent distributions of our earnings and profits and will be considered portfolio rather than passive income, thus enabling a shareholder to offset investment expense deductions but not passive losses. Distributions in excess of our earnings and profits will reduce a shareholder's basis in the Shares, and to the extent distributions cumulatively exceed a shareholder?s basis in the Shares, those distributions will be taxable as gain from the sales of Shares. Most Tax-Exempt Entities that are shareholders generally are not expected to have unrelated business taxable income ("UBTI") as a result of their investment in the Shares unless the Shares are subject to acquisition indebtedness. Certain other Tax-Exempt Entities may have UBTI (irrespective of whether the Shares are subject to acquisition indebtedness) if income from their investment is exempt function income.

COMPENSATION TO THE ADVISOR

     The following is a summary of the compensation and fees that our Advisor will receive for providing us with services in connection with this offering, with the operation of our business and with the selection of our Mortgage
Investments:

- A monthly Trust Administration Fee equal to 1/12th of 1/2 of 1% of the first $50 million of Average Invested Assets, and 1/12th of 1% of Average Invested Assets in excess of $50 million.

- Acquisition fee of 3% of offering proceeds (net of commissions and selling expenses).

- Subordinated Incentive Fee of 25% of the amount by which our Net Income for a year exceeds a 10% per annum non-compounded cumulative return on our Adjusted Contributions, plus 5-year options to purchase 10,000 Shares at the offering price (not to exceed 50,000 Shares) for each year in which a Subordinated Incentive Fee is paid.

- Offering administration fee of $50,000.

REINVESTMENT PLAN

    You may participate in our Reinvestment Plan pursuant to which you may have the distributions you receive reinvested in additional Shares. If you participate, you will be taxed on your share dividend income even though you will not receive any cash distributions. As a result, you may owe tax with no cash distributions to pay that tax. We may terminate the Reinvestment Plan in our discretion at any time upon 10 days notice to you.

     You may elect to discontinue your participation in the Reinvestment Plan at any time.

     We may use proceeds received from the sale of Shares pursuant to our Reinvestment Plan to redeem Shares presented by shareholders for purchase by the Company subject to certain restrictions and limitations.

SHARE REPURCHASE PROGRAM

     Provided we have sufficient funds available, shareholders as a group may request, on a quarterly basis, that the Company redeem the greater of
(1) $250,000 or (2) an amount equal to the amount we received for that quarter through our Reinvestment Plan of their Shares. In the event that we receive requests to repurchase Shares in excess of those limitations, we will repurchase Shares on a pro-rata basis up to the applicable maximum. The Share Repurchase Program has a number of restrictions and limitations, and we may decline to make any share repurchases during any periods of time if we believe that business, financial or legal considerations make it inappropriate for us to do so. Because of the limitations applicable to this program, we urge you to read more about it under the ?Share Repurchase Program? portion of this prospectus. Historically, cash provided by our Reinvestment Plan has permitted us to repurchase the maximum amount of Shares subject to the Repurchase Plan but if there were a decline in the proceeds from our Reinvestment Plan, or if we are required to repurchase a material amount of our Shares pursuant to the rescission right that is discussed under ?Risk Factors? below, we may have to limit or curtail entirely further Share repurchases. If you have held your Shares for at least two years, we will repurchase them for $20 per Share. If you have held the Shares for less than two years, we will pay you $18 per Share. We reserve the right to reject any request for redemption of Shares or to amend or terminate the Share Repurchase Program at any time. The Share Repurchase Program will terminate
(i) at such time as a secondary market maker quotes a bid and ask price for at least 30 continuous trading days; or (ii) upon the listing of the Shares on a national securities exchange or the inclusion of the Shares for quotation on a national market system.

REINVESTMENT AND DISTRIBUTIONS OF DISPOSITION PROCEEDS OF MORTGAGE
INVESTMENTS

     We intend generally to reinvest principal payments and Disposition Proceeds received by us, net of expenses, except to the extent those Disposition Proceeds represent capital gains on loans purchased at a discount or capital gains on resale of foreclosed properties. Disposition Proceeds may also be held as reserves or reinvested in Mortgage Investments to the extent we deem advantageous. Since the reinvestment of Disposition Proceeds that represent taxable income presents REIT qualification problems in light of the requirement that 90% of our income be distributed to shareholders, we may limit our reinvestment of Disposition Proceeds to the portion that represents a return of capital.

LIMITATION ON TOTAL OPERATING EXPENSES

     The Declaration of Trust provides that our Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets (defined generally as the average book value our Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income. See "Summary of Declaration of Trust - Limitation on Total Operating Expenses." In the event our Total Operating Expenses exceed the limitations described above and unless our Independent Trustees conclude that those excess expenses were justified, then within 60 days after the end of the Company's fiscal year, the Advisor must reimburse the Company in the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceeded the limitation.

RESTRICTION ON BORROWINGS

We are permitted to borrow funds in connection with our purchase of Mortgage Investments. Those borrowings may not exceed 50% of our Net Assets unless our Independent Trustees have determined that such indebtedness is otherwise necessary to satisfy the requirement that we distribute at least 90% of our REIT Taxable Income or is advisable to assure that we maintain our qualification as a REIT.

FISCAL YEAR

     We have adopted a fiscal year ending on December 31 of each year.

GLOSSARY

     See the Glossary at the back of this prospectus for definitions of certain key terms used in this prospectus.


                               RISK FACTORS

     An investment in our Shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should carefully consider the following risk factors in conjunction with the other information presented in this prospectus before making a decision to buy our Shares. The risks that are discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. Such adverse effects could have an adverse impact on the return that you receive on your investment in our Shares as well as upon the value of the Shares and could result in a loss of all or part of your investment.

     We also caution you that this prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

INVESTMENT RISKS

We Face A Contingent Liability For Rescission Of $22 Million Plus Interest And Less Dividends Paid To Those Persons Who Purchased Our Shares Between May 1, 2002 And October 31, 2002.

     We were required to file a Post-Effective Amendment to our original registration statement by April 30, 2002 to include updated financial information and did not do so until November 4, 2002. Because the Company did not file a post-effective amendment with the required financial statement information by April 30, 2002, persons who have purchased shares in the Company after that date and October 31, 2002, the date that we ceased sales of our Shares, have the right to rescind their purchases and to compel the Company to repurchase their shares at the purchase price paid for them plus interest at rates provided for by applicable state law and less dividends paid. Since May 1, 2002 and through October 31, 2002, we sold approximately 1,078,000 Shares for gross offering proceeds of approximately $22 million.

     We intend to make a registered rescission offer to all persons who purchased our Shares between May 1, 2002 and October 31, 2002 to offer them the right to sell the Shares back to us for an amount equal to the purchase price plus interest (the amount of which will be subject to the laws of the state in which the purchaser resides) and less dividends paid. The 1,118,000 Shares which we could be required to repurchase in the amount of approximately $22 million has been classified as outside of permanent equity.

     The rescission offer is intended to address federal and state compliance issues by allowing holders of shares covered by the rescission offer to sell those shares back to us and to reduce our contingent liability with respect to those shares. However, the Securities Act does not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of stock which was not sold in compliance with the requirements of the Securities Act of 1933. Accordingly, should any persons to whom we are making the offer reject the rescission offer, we may continue to be contingently liable under the Securities Act or applicable state laws for the purchase price of shares that were not issued in compliance with the Securities Act or applicable state securities laws. In addition, the rescission offer will not necessarily relieve us of our contingent liability for fines or penalties under state securities laws. We cannot estimate the amount of Shares that may be redeemed in a rescission offer. In order to satisfy demands for rescission it could be necessary for us to liquidate a portion of our investments which could have an adverse effect on future income and may require us to suspend Share repurchases under our Share Repurchase Plan.

You Will Be Limited In Your Ability To Resell Your Shares.

     There is currently no established trading market for our Shares and we have no plans to liquidate by selling all of our assets and distributing the proceeds to our shareholders. We intend to seek to have the Shares listed on NASDAQ or an exchange after the sale of all of the Shares offered if our Trustees deem it to be in the best interest of our Shareholders, and may decide to seek such a listing prior to a sale of all Shares. However, we have no obligation to have our Shares quoted on NASDAQ or listed on any exchange. Moreover, the specific timing of any such listing application will depend upon a consideration of market conditions and other relevant factors evaluated by our Trustees and we cannot assure that efforts to list our Shares will be successful. As a result, you may not be able to resell your Shares except through our Share Repurchase Plan or use them as collateral for a loan and any resale of Shares by you could be for a price below the proportionate value of the Mortgage Investments we own. We have a Share Repurchase Program under which we may repurchase your Shares, but that plan has certain limitations and restrictions. In addition, if we are required to repurchase a material amount of our Shares by reason of the right of rescission referenced above, we may suspend or terminate the Share Repurchase Plan. Consequently, the purchase of Shares should be considered only as a long-term investment.

Our Investments Are Subject To A Higher Risk Of Default Than Conventional Mortgage Loans.
     Most, if not all, of the Residential Mortgages, Contracts for Deed and Interim mortgages that we purchase are not insured or guaranteed by a federally owned or guaranteed mortgage agency. Also, most of our loans involve borrowers who do not satisfy all of the income ratios, credit record criteria, Loan-to-Value Ratios, employment histories and liquidity requirements of conventional mortgage financing. Accordingly, the risk of default by the borrower in those "non-conforming loans" is higher than the risk of default in loans made to persons who qualify for conventional mortgage financing. Recent statistics from the Mortgage Bankers Association on foreclosure rates among all types of mortgage loans show a foreclosure rate of 1.15% nationally from its sampling. Our rate has historically been 3.14%, which is below the 5.0% rate that we have projected as acceptable.

CONFLICTS OF INTERESTS RISKS

     We face a number of risks arising from the conflicts of interest faced by our Advisor and its Affiliates.

We Will Purchase Mortgage Investments From Our Affiliates As Well As From Other Sources.

     While we intend to acquire our Mortgage Investments from several sources, we expect that many will be acquired from SCMI, CRC and RAFC, Affiliates of the Advisor. Due to the affiliation between the Advisor, SCMI, CRC and RAFC and the fact that SCMI, CRC and RAFC may make a profit on the sale of Mortgage Investments to us, the Advisor will have a conflict of interest in determining if Mortgage Investments should be purchased from SCMI, CRC and RAFC or unaffiliated third parties.

We Have Entered Into Non-Arm's-Length Agreements.

     The agreements and arrangements relating to compensation between us and the Advisor or its Affiliates are not the result of arm's-length negotiations.

We Face Competition For The Time And Services Of Officers And Trustees.

     We will rely on the Advisor and its Affiliates, including our President, who is the President and an employee of our Advisor, for management of our operations. Because the Advisor and its Affiliates may engage in other business activities, conflicts of interest may arise in operating more than one entity with respect to allocating time between those entities.

Payments To Our Affiliates Will Reduce Amounts That We Have Available For Investments.

     We will be making payments to our Advisor and to its Affiliates for the services they will be providing to us and the payment of those fees means that we will have less money available for investments that would generate income for us.

MANAGEMENT RISKS

We Rely On The Advisor For The Management Of The Company And For The Selection Of Mortgage Investments.

     Our Advisor performs all of our administrative and investment management services. The Trustees may terminate the Advisor, with or without cause, upon 60 days? written notice. We cannot be sure that the Advisor will achieve our objectives or that the Trustees will be able to move quickly to remove the Advisor if they determine such action to be advisable or that the Trustees would be able to engage a new Advisor on terms that they believe to be appropriate.

The Investments We Plan To Make Are Not Specified.

     Other than the Mortgage Investments we already own, we have not made any commitments to invest in any specific Mortgage Investments. Therefore, you will not have an opportunity to evaluate any of the Mortgage Investments that we will purchase with the proceeds from the sale of additional Shares and you must rely entirely on the judgment of our Advisor.

Experience of Management.

     The Advisor was formed in 2000 for the purpose of providing us with the daily management of our affairs, including all of our acquisitions, dispositions and financings. Although the Trustees, and the officers, directors and shareholders of the Advisor have had substantial prior experience in connection with selection of investments and the administration of those investments, prior to the Company, they have not previously sponsored or managed any private or public real estate investment programs and, except for their services to us, do not have any experience in the management of a REIT.

Delays In Investment Could Reduce The Return To Our Investors.

     We may be delayed in making Mortgage Investments due to delays in the sale of our Shares, delays in obtaining the necessary purchase documentation, a shortage of suitable investments or other factors. During the time our funds are held pending investment in Mortgage Investments, those funds will be invested in short-term investments. Short-term investment of funds pending investment in Mortgage Investments may result in a lower rate of return.

GENERAL INVESTMENT RISKS

We Have A Limited Ability To Meet Our Fixed Expenses.

     Our operating expenses, including certain compensation to our Advisor, servicing and administration expenses payable to an Affiliate and unaffiliated mortgage servicers and the Independent Trustees, must be met regardless of our profitability. We are also obligated to distribute 90% of our REIT Taxable Income (which may under certain circumstances exceed our Cash Flow) in order to continue to qualify as a REIT for federal income tax purposes. Accordingly, it is possible that we may be required to borrow funds or liquidate a portion of our investments in order to make the required cash distributions to shareholders. Although we generally may borrow funds, we cannot be sure that such funds will be available to the extent, and at the time, required by us.

Anti-Takeover Considerations and Restrictions On Share Accumulation

     Provisions of the Maryland corporation law that apply to us make it more difficult for others to engage in a business combination with us and place restrictions on persons acquiring more than 10% of our outstanding Shares. Further, in order for us to qualify as a REIT, five or fewer individuals may own no more than 50% of the outstanding Shares, directly or indirectly, at any time during the last half of our taxable year. To ensure that we will not fail to qualify as a REIT under this test, our Declaration of Trust grants the Trustees the power to place restrictions on the accumulation of Shares and provides that Shares held by one shareholder in excess of 9.8% of the total Shares outstanding no longer entitle the shareholder to vote or receive distributions. Those restrictions are more fully described in the section of this prospectus entitled "Summary of Declaration of Trust - Description of the Shares." While these restrictions are designed to prevent any five individuals from owning more than 50% of the Shares, they would also discourage others from attempt to gain control of us. The restrictions and provisions under law and these adopted by us may also (1) deter individuals and entities from making tender offers for Shares, which offers may be attractive to shareholders or (2) limit the opportunity for shareholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares.

Limited Liability Of Trustees And Officers.

     Our Declaration of Trust provides that our Trustees and officers shall have the fullest limitation on liability permitted by the laws of the State of Maryland. Pursuant to the Maryland statute under which we were formed, a Trustee is not personally liable for our obligations except, if a Trustee otherwise would be liable, that provision does not relieve the Trustee from any liability to us or our shareholders for any act that constitutes: (1) bad faith; (2) willful misfeasance; (3) gross negligence; or (4) reckless disregard of the Trustee's duties. However, as permitted by the Maryland statute, our Declaration of Trust further limits the liability of our Trustees and officers by providing that the Trustees and the officers shall be liable to us or our shareholders only (1) to the extent the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In all situations in which the limitations of liability contained therein apply, the remedies available to us or to our shareholders shall be limited to equitable remedies, such as injunctive relief or rescission, and shall not include the right to recover money damages. As a result of that limitation on liability, our shareholders and we may be limited in our ability to recover from our Trustees and officers for any damages caused by a breach of the duties those persons owe to us.

Short-term Investments; Fixed Rate Trading.

     Pending acquisition of Mortgage Investments, we are authorized to invest our funds in short-term investments. We view short-term investments as those with a maturity date that is less than 2 years. We expect to dispose of those short-term investments in order to acquire Mortgage Investments and may incur a loss upon such disposition. Additionally, we will acquire fixed rate instruments for both short-term investments and Mortgage Investments. We may dispose of these fixed rate instruments, for, among other purposes, acquiring other Mortgage Investments, or liquidating our portfolio.

OPERATIONS RISKS

We do not have control over market and business conditions.

     The results of our operations depend on, among other things, the level of net interest income generated by our Mortgage Investments, the market value of those Mortgage Investments and the supply of and demand for those Mortgage Investments. Our net interest income varies as a result of changes in interest rates, borrowing costs and prepayment rates, the behavior of which involve various risks and uncertainties as set forth below. Interest rates, borrowing costs and credit losses depend upon the nature and terms of the Mortgage Investments, the geographic location of the properties securing the Mortgage Investments, conditions in financial markets, the fiscal and monetary policies of the United States government and the Board of Governors of the Federal Reserve System, international economic and financial conditions, competition and other factors, none of which can be predicted with any certainty.

Fluctuations in interest rates may affect our return on investment.

     Mortgage interest rates may be subject to abrupt and substantial fluctuations. If prevailing interest rates rise above the average interest rate being earned by our Mortgage Investments, investors may be unable to quickly liquidate their investment in order to take advantage of higher returns available from other investments. Furthermore, interest rate fluctuations may have a particularly adverse effect if we use money borrowed at variable rates to fund fixed rate Mortgage Investments. In that event, if prevailing interest rates rise, our cost of money could exceed the income we earn from that money, thus reducing our profitability or causing losses through liquidation of Mortgage Investments in order to repay the debt on the borrowed money or default if we cannot cover the debt on the borrowed money. To date, all of the Company?s borrowings have been at fixed rates.

We Have A High Geographic Concentration Of Mortgage Investments In The Dallas/Fort Worth Metropolitan Area.

     A large percentage of all of our Mortgage Investments (57% as of the date of this prospectus) is concentrated in the Dallas/Fort Worth Metropolitan area. As a result, we will have a greater susceptibility to the effects of an economic downturn in that area or from slowdowns in certain business segments that represent a significant part of that areas overall economic activity such as energy, financial services and tourism.

Risk Of Loss On Non-Insured, Non-Guaranteed Mortgage Loans.

     We generally do not intend to obtain credit enhancements for our Mortgage Investments, because the majority, if not all, of those mortgage loans will be "non-conforming" in that they will not meet all of the underwriting criteria required for the sale of the mortgage loan to a federally owned or guaranteed mortgage agency. Accordingly, during the time we hold Mortgage Investments for which third party insurance is not obtained, we will be subject to the general risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from earthquakes or floods). In the event of a default on any Mortgage Investment held by us, including, without limitation, defaults resulting from declining property values and worsening economic conditions, we would bear the risk of loss of principal to the extent of any deficiency between the value of the related mortgage property and the amount owing on the mortgage loan. Defaulted mortgage loans would also cease to be eligible collateral for borrowings and would have to be held or financed by us out of other funds until those loans are ultimately liquidated, which could cause increased financing costs and reduced net income or a net loss.

Bankruptcy Of Borrowers May Delay Or Prevent Recovery.

     The recovery of money owed to us may be delayed or impaired by the operation of the federal bankruptcy laws. Any borrower has the ability to delay a foreclosure sale for a period ranging from a few months to several months or more by filing a petition in bankruptcy, which automatically stays any actions to enforce the terms of the loan. The length of this delay and the costs associated therewith will generally have an adverse impact on our profitability.

We Must Compete With Others For Mortgage Investments.

     In acquiring Mortgage Investments, we will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, Ginnie Mae, Fannie Mae, Freddie Mac and other entities purchasing Mortgage Investments, most of which will have greater financial resources than we do. In addition, there are mortgage REITs similar to us, and others may be organized in the future. Some of these entities can be expected to have substantially greater experience than the Advisor and we have in originating or acquiring Mortgage Investments. The effect of the existence of additional potential purchasers of Mortgage Investments may be to increase competition for the available supply of Mortgage Investments suitable for purchase by us.

We Are Exposed To Potential Environmental Liabilities.

     In the event that we are forced to foreclose on a defaulted Mortgage Investment to recover our investment, we may be subject to environmental liabilities in connection with that real property which may cause its value to be diminished. While we intend to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property through foreclosure, hazardous substances or wastes, contaminants, pollutants or sources thereof (as defined by state and federal laws and regulations) may be discovered on properties during our ownership or after a sale of that property to a third party. If those hazardous substances are discovered on a property, we may be required to remove those substances or sources and clean up the property. There can be no assurances that we would not incur full recourse liability for the entire cost of any removal and clean up, that the cost of such removal and clean up would not exceed the value of the property or that we could recover any of those costs from any third party. We may also be liable to tenants and other users of neighboring properties. In addition, we may find it difficult or impossible to sell the property prior to or following any such clean up.

We Face Risks From Borrowed Money.

     Subject to certain restrictions described in the section of this prospectus entitled "Summary of Declaration of Trust - Restrictions on Borrowing," including the affirmative vote of the Independent Trustees, we are allowed to incur borrowings with respect to the acquisition of Mortgage Investments in an aggregate amount not to exceed 50% of our Net Assets. An effect of leveraging is to increase the risk of loss. The higher the rate of interest on the financing, the more difficult it would be for us to meet our obligations and the greater the chance of default. These borrowings may be secured by liens on our Mortgage Investments. Accordingly, we could lose our Mortgage Investments if we default on the indebtedness. To the extent possible, such debt will be of non-recourse type, meaning that we will not be liable for any deficiency between the proceeds of a sale or other disposition of the Mortgage Investments and the amount of the debt.

We Are Required To Rely On Appraisals That May Not Be Accurate Or Which May Be Affected By Subsequent Events.

     Since our investment decisions are based in major part upon the value of the real estate underlying our Mortgage Investments and less upon the creditworthiness of the borrowers, we will rely primarily on the real property securing the Mortgage Investments to protect our investment. Thus, we will rely on appraisals and on Broker Price Opinions ("BPO's"), both of which are paid for and most of which are provided by note sellers, to determine the fair market value of real property used to secure the Mortgage

Investments we purchase. BPOs are determinations of the value of a property based on a study of the comparable values of similar properties prepared by a licensed real estate professional. We cannot be sure that those appraisals or BPO's will, in any or all cases, be accurate. Moreover, since an appraisal or BPO is given with respect to the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. Such subsequent events may include changes in general or local economic conditions, neighborhood values, interest rates and new construction. Moreover, subsequent changes in applicable governmental laws and regulations may have the effect of severely limiting the permitted uses of the property, thereby drastically reducing its value. Accordingly, if an appraisal is not accurate or subsequent events adversely affect the value of the property, the Mortgage Investment would not be as secure as anticipated, and, in the event of foreclosure, we may not be able to recover our entire investment.

Our Mortgages May Be Considered Usurious.

     Usury laws impose limits on the maximum interest that may be charged on loans and impose penalties for violations that may include restitution of the usurious interest received, damages for up to three times the amount of interest paid and rendering the loan unenforceable. Most, if not all, of the Mortgage Investments we will purchase will not be exempt from state usury laws and thus there exists some uncertainty with respect to mortgage loans in states with restrictive usury laws. However, we anticipate that we will only purchase Mortgage Investments if they provide that the amount of the interest charged thereon will be reduced if, and to the extent that, the interest or other charges would otherwise be usurious.

We Face Risks Of Bankruptcy Of Our Mortgage Servicer.

     Our Residential Mortgages and Contracts for Deed will be serviced by PSC or by other entities. We require that our loan servicer maintains a fidelity bond and directors' and officers' indemnity insurance to lower risk of liability from the actions of such entities. However, there may be additional risks in the event of the bankruptcy or insolvency of any of those entities or in the event of claims by their creditors. Those additional risks which would not be present if we were qualified in all instances to service our Residential Mortgages and Contracts for Deed directly. For example, PSC will, from time to time, receive on our behalf, payments of principal, interest, prepayment premiums and sales proceeds. In the event of bankruptcy or insolvency of PSC, its creditors could seek to attach those funds to pay off their claims against PSC. That could delay payment of those funds to us. If PSC or any other entities acting on our behalf hold these payments in segregated accounts as they are contractually obligated to do, then the Advisor believes any such claim should be resolved in our favor as the beneficial owner.

TAX RISKS

We Face The Risk Of An Inability To Maintain Our Qualification As A REIT.

     We are organized and conduct our operations in a manner that we believe enables us to be taxed as a REIT under the Internal Revenue Code (the "Code"). To qualify as a REIT, and thereby avoid the imposition of federal income tax on any income we distribute to our shareholders, we must continually satisfy two income tests, two asset tests and one distribution test. See "Federal Income Tax Considerations - Qualification as a REIT.? We have received an opinion of our legal counsel that we qualify as a REIT. It should be noted that our attorneys' opinions are based on existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change, which may be retroactive, and, further, are not in all cases binding on the IRS or any court.

     If, in any taxable year, we fail to distribute at least 90% of our taxable income, we would be taxed as a corporation and distributions to our shareholders would not be deductible in computing our taxable income for federal income tax purposes. Because of the possible receipt of income without corresponding cash receipts due to timing differences that may arise between the realization of taxable income and net cash flow (e.g. by reason of the original issue discount rules) or our payment of amounts which do not give rise to a current deduction (such as principal payments on indebtedness), it is possible that we may not have sufficient cash or liquid assets at a particular time to distribute 90% of our taxable income. In that event, we could declare a consent dividend or we could be required to borrow funds or liquidate a portion of our investments in order to pay our expenses, make the required distributions to shareholders, or satisfy our tax liabilities, including the possible imposition of a 4 percent excise tax. There can be no assurance that such funds will be available to the extent, and at the time, required by us.
In the event of any adjustment of deductions of gross income by the IRS we could declare a deficiency dividend.

     If we were taxed as a corporation, our payment of tax would substantially reduce the funds available for distribution to shareholders or for reinvestment and, to the extent that distributions had been made in anticipation of our qualification as a REIT, we might be required to borrow additional funds or to liquidate certain of our investments in order to pay the applicable tax. Moreover, should our election to be taxed as a REIT be terminated or voluntarily revoked, we may not be able to elect to be treated as a REIT for the following four-year period.

We Must Maintain Restrictions On Our Maximum Share Ownership.

     In order for us to maintain our qualification as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. To ensure that we will not fail to qualify as a REIT under this test, our Declaration of Trust grants the Trustees the power to place restrictions on the accumulation of Shares. These restrictions may (1) deter others from making tender offers for Shares, which offers may be attractive to shareholders or (2) limit the opportunity for shareholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares.

RETIREMENT PLAN RISKS

       If you are a plan fiduciary of a trust or a pension or profit sharing plan qualified under Section 401(a) of the Code and exempt from tax under
Section 501(a), before investing in any Shares, you should consider:

- whether an investment in the Shares is consistent with your fiduciary responsibilities under ERISA;

- whether the investment is in accordance with the documents and instruments governing the plan;

- whether an investment, alone and in conjunction with any other plan investment, satisfies the diversification, prudence and liquidity requirements of ERISA, to the extent applicable;

- whether an investment in the Shares will produce ?unrelated business income,?

- whether you will be able to value the assets of the Qualified Plan annually; and

- the effect if our assets are treated as "plan assets" following that investment.

Please see the section of this prospectus entitled "ERISA Considerations" for a more complete discussion of the risks associated with an investment in shares by retirement plans.


                SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

     The Shares that we are offering are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, we do not expect that there will be a public market for the Shares, which means that it may be difficult to sell Shares. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

     Certain States have established suitability standards different from ours, and we will sell Shares to investors in the States listed below who meet the special suitability standards described:

     Florida Residents

     A minimum gross income of $45,000 and a minimum net worth of $45,000 (exclusive of home, home furnishings and automobiles) or a minimum net worth of $125,000 (exclusive of home, home furnishings and automobiles). In addition, the investment must not exceed 20% of the investor?s net worth.

     Michigan Residents

        A minimum gross income of $60,000 and a minimum net worth of $60,000 (exclusive of home, home furnishings and automobiles) or a minimum net worth of $225,000 (exclusive of home, home furnishings and automobiles). In addition, the investment must not exceed 20% of the investor?s net worth.

     Massachusetts Residents

     A minimum gross income of $60,000 and a minimum net worth of $60,000 (exclusive of home, home furnishings and automobiles) or a minimum net worth of $250,000 (exclusive of home, home furnishings and automobiles). In addition, the investment must not exceed 10% of the investor?s net worth.

     In the case of sales to IRA?s, qualified pension or profit sharing or other retirement plans including KEOGH plans and trusts and to other fiduciary accounts, the foregoing suitability standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

     We reserve the right to modify those suitability standards for investors in states where the securities administrator has required higher standards or agreed to lower standards. Each Participating Dealer selling the Shares on our behalf shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for the investor. Participating Dealers are required to maintain for six years records of the information used to determine that an investment in the Shares is suitable for an investor.

HOW TO SUBSCRIBE

     In order to purchase Shares, an investor who meets the above suitability standards must complete and execute a Subscription Agreement in the form attached to this prospectus. Payment for the Shares, in an amount equal to $20 per share, payable to United Mortgage Trust should be delivered to the Participating Dealer, together with executed Subscription Agreements, where applicable.

     Payment for subscriptions may be made by an investor: (a) by delivery to a Participating Dealer of a check made payable to United Mortgage Trust or (b) by authorizing a Participating Dealer to wire transfer the purchase price for Shares indicated in the Subscription Agreement to United Mortgage Trust, in each case in the amount of $20 for each share he wishes to purchase and in total amount of not less than the minimum subscription of 250 Shares ($5,000) 50 Shares ($1,000) for IRA's and Keogh plans.

     We May Reject Any Subscription, In Whole Or In Part, Regardless Of Whether The Subscriber Meets The Minimum Suitability Standards.

     An investor, by subscribing for Shares and accepting confirmation of the purchase of Shares without objection after receipt of such confirmation accompanied by the prospectus, will be assenting to all of the terms and conditions of the Declaration of Trust. In addition, by placing an order for

Shares, an investor (i) represents that he, she or it has authority to order Shares and, if appropriate, to execute a Subscription Agreement, (ii) if he, she or it is a qualified plan (including a Keogh plan or an Individual Retirement Account) or is otherwise a "benefit plan investor" as defined in Department of Labor Regulation Section 2510.3-101(f)(2), represents that to the best of his, her or its knowledge neither we, the Advisor or any Affiliate (a) has investment discretion with respect to the assets being used to purchase Shares,(b) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or
(c) is otherwise a fiduciary with respect to such assets, and (iii) represents that he, she or it meets the suitability requirements established by us or, if different, the standard applicable to residents of the state in which the investor resides, as set forth in "Suitability Standards."


                         ESTIMATED USE OF PROCEEDS

     The following table sets forth information relating to the estimated use of proceeds of the offering if all 5,000,000 Shares being offered are sold. Regardless of the particular level of Gross Offering Proceeds that is raised by the offering of Shares, we estimate that we will invest not less than 86.84% of all Gross Offering Proceeds in Mortgage Investments. We cannot presently calculate precisely certain of the amounts set forth in the table and consequently those amounts could vary from the amounts shown.

                          Maximum Offering
                       (5,000,000 Shares) (1)
                       ---------------------

                                                       Percentage of
                                    Amount             Gross Proceeds
                                    ------             ---------------
Gross Offering Proceeds (1)         $100,000,000       100.00%

Less Public Offering Expenses:
Selling Commissions (2)             $8,000,000         8.0%
Wholesaling and Marketing
  Allocation (3)                    $2,000,000         2.0%
Due Diligence fees (4)              Up to $100,000     0.1%
Other Organization and
  Offering Expenses (5)             $375,000           0.375%

Available for Investment,
  Net of Offering Expenses
  (Net Offering Proceeds)           $89,525,000        89.525%

Less Acquisition Fees & Expenses:
  Acquisition Fees (6)              $2,685,750         2.685%
Minimum Net Offering Proceeds
  Available for Investment in
  Mortgage Investments (7)(8)       $86,839,250        86.839%

     (1) The Gross Offering Proceeds are exclusive of: (a) Shares that may be issued upon the exercise of options that may be granted to the Advisor if it earns a Subordinated Incentive Fee (b) up to 12,500 Shares that are issuable upon the exercise of options that may be granted to our President over a five year period (c) up to 37,500 Shares that are issuable upon the exercise of options that may be granted to the three Independent Trustees over a five year period, and (d) 750,000 Shares that may be sold pursuant to the Reinvestment Plan. All options offered to the Advisor, the President and the Trustees are priced at the Offering Price of $20.00 per share.

     (2) We will pay to the Participating Dealers selling commissions of up to 8% (5% on Reinvestments) of the Gross Offering Proceeds and due diligence fees of up to a total of $100,000 in the aggregate (subject to any volume discounts for Institutional Investors). The Participating Dealers may, in their sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Participating Dealers but will not change the Net Offering Proceeds that we receive. See "The Offering - Plan of Distribution."

     (3) We will allocate 2% of the Gross Offering proceeds for wholesaling and marketing expenses, some of which may be used to reimburse Participating Dealers, who provide wholesaling and marketing services.

     (4) We will also reimburse Participating Dealers for bona fide due diligence expenses up to a maximum aggregate amount of $100,000.

     (5) Represents costs, other than those described in footnote (2), (3) and
(4) above, incurred for legal, accounting, advisory fees, filing fees, printing, marketing and other expenses related to the preparation and filing of the registration statement and the marketing of Shares offered hereby. The Advisor has paid all expenses with respect to our organization of and the offering of Shares to the extent they exceed $375,000, excluding selling commissions, wholesaling and marketing expenses, any applicable volume discounts and due diligence fees described in footnote (2) (3) and (4) above.

     (6) An Acquisition Fee equal to 3% of the net proceeds of this offering (net of selling concessions, due diligence fees and organizational and offering costs) paid to the Advisor.

     (7) We do not presently intend to set aside any amounts as initial reserves, but may do so at a later date.

     (8) A portion of our offering proceeds will be used to repay indebtedness we incur in an amount up to our credit limit of $10,000,000 in order to fund Mortgage Investments prior to the receipt of offering proceeds.

                          MANAGEMENT COMPENSATION

     The following table summarizes all forms, estimated maximum amounts and recipients of compensation anticipated to be paid to the Advisor, Participating Dealers, and their Affiliates. Other than as set forth in this Prospectus, we anticipate paying no other compensation to the Advisor and its Affiliates. These fees were not determined by arm's length negotiations.

The table excludes estimated amounts of compensation relating to any Shares issued pursuant to the Company?s Reinvestment Plan. For information about compensation paid to Affiliates since the date of inception of the Company, see ?Certain Transactions.? (The actual portion reflects dollars that are rounded to the nearest thousandth and are therefore approximate.)

                                                                 Estimated Amount if
                                           Actual Amount         Maximum Number
Entity Receiving Compensation and          Paid Through          (5,000,000) of
Form and Method of Compensation            March 31, 2003         March 31, 2003
Shares are Sold
---------------------------------          ------------------    -------------------
OFFERING AND ORGANIZATION STAGE
-------------------------------
Participating Dealers receive
Selling Commissions equal to 8%
of the Gross Offering Proceeds
of all Shares sold by them (1)             $4,501,0000           $8,000,000(4)

Wholesaling and Marketing Allocation
remitted to the Advisor who
reallocated at its sole discretion
to Participating Dealers                   $1,090,000            $2,000,000(4)

Advisor Offering Administration Fee(2)     $50,000               $50,000

Advisor receives Acquisition Fee
equal to 3% of the Net Offering
Proceeds of this Offering(3)               $1,471,000            $2,685,750(4)

SCMI, CRC, RAFC or other Affiliates of
the Advisor may receive gain on sale
of Mortgage Investments.(5)                Not applicable        Not determinable

Operating Stage (6)
-------------------
Advisor receives a monthly Trust
Administration Fee equal to 1/12th
of 1/2 of 1% of the amount of
Average Invested Assets up to              $163,000 for the
$50,000,000 and 1/12th of 1% of the        March 2003 quarter
Average Invested Assets in excess of
$50,000,000                                $445,000 for the      $200,000 to
                                           2002 year             $750,000 per year

PSC receives Loan Servicing Fees
equal to 0.5% (annualized) of the
principal balance of all Residential
Mortgages and Contracts for Deed
serviced by PSC. CRC and RAFC do not       $39,000 for the
receive servicing fees for servicing       March 2003 quarter
Interim Mortgages.                         $197,000 for the       up to $650,000
                                           2002 year              per year (7)(8)

                                      -21-


Advisor, Trustees or Affiliates may
receive Real Estate Brokerage
Commissions(9)                             $0                    Not determinable
                                                                 at this time

Advisor receives Subordinated
Incentive Fee subject to certain
conditions described in footnote (10)
and (11) below, the Advisor will
receive a Subordinated Incentive Fee
equal to 25% of the amount by which
our Net Income for a year exceeds a
10% per annum non-compounded
cumulative return on our Adjusted
Contributions. For each year which
it receives a Subordinated Incentive
Fee, the Advisor will also receive
5-year options to purchase 10,000
Shares at the initial offering price
of the Shares (not to exceed
50,000 Shares). See ?Management ?
Summary of Advisory Agreement.?(10)(11)    $0                    Not determinable
                                                                 at this time.
Advisor and Affiliates receive
reimbursement for costs of goods,
materials and services used for and
by us obtained from unaffiliated third
parties except for note servicing and
for travel and expenses incurred in
seeking any investments or seeking
the disposition of any of our
investments.                               $0                    Not determinable
                                                                 at this time.
Independent Trustees receive fees
and options equal to (1) the greater
of $1,000 per meeting or $4,000 per
year, (2) for each full year they          On average, $3,000    Up to $4,000 per
serve, 5-year options to purchase          per year per          year per
Shares at an exercise price                Independent Trustee   Independent Trustee
of $20 per share (not to                   plus options          plus options
exceed 12,500 Shares per Trustee)
-------------------------------------

     (1) The Participating Dealers may, in their sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to Participating Dealers but will not change the Net Offering Proceeds we will receive. See "Plan of Distribution."

     (2) The Offering Administration Fee is payable to the Advisor for its organization of this offering, including preparation of the offering, selection of Participating Dealers and negotiating the terms of the offering and administration of required filings and reports.

     (3) Acquisition Fees are payable to the Advisor for sourcing, evaluating, structuring and negotiating the acquisition terms of Mortgage Investments together with other related services that are described more fully under the Summary of the Advisory Agreement. The actual amounts of the fees paid will depend on the amount of Net Offering Proceeds.

     (4) The amounts that are stated would be paid if we sold the maximum number of Shares offered.

     (5) We will obtain Mortgage Investments from several sources, including SCMI, CRC, RAFC or other Affiliates of the Advisor. All Mortgage Investments purchased from Affiliates of the Advisor will be at prices no higher than those that would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliates.? Affiliates selling us Mortgage Investments may realize a gain or a loss on the sale of a Mortgage Investment that it sells to us, with the amount of that gain or loss depending upon the price it paid for that Mortgage Investment and the price at which it is sold to us.

     (6) The Declaration of Trust provides that our Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets (defined generally as the average book value of our Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income. The Advisor will have the responsibility of preparing an annual budget and submitting that budget to the Trustees.

     (7) We will utilize the services of PSC, and nonaffiliated third parties to service the Residential Mortgages and Contracts for Deed we purchase and will utilize CRC and RAFC to service some of our Interim Mortgages. For its efforts in servicing those items, PSC will be paid a fee equal to 0.5% of the principal balance of the Residential Mortgages they service, a rate that we believe is competitive and one that is no higher than the rates charged by unaffiliated third parties. Interim loan originators including CRC and RAFC are not paid a fee for servicing the Interim Mortgages. The servicing of the mortgages includes the collection of monthly payments from the borrower, the payment of all principal and interest to us, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received, and enforcement of collection for all delinquent accounts, including foreclosure of an account when and as necessary.

     (8) The amount of servicing fees paid to PSC will depend upon the principal balance of the loans serviced by those companies. The numbers set forth herein assume that PSC services all of our Mortgage Investments, and all of our money is invested in Mortgage Investments.

     (9) If we foreclose on a property securing a Mortgage Investment and sell the property, we may pay real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the property (the "Competitive Commission"), which shall not in the aggregate exceed 6% of the gross sales price of the property; however, as to the Advisor, a Trustee, or an Affiliate thereof, such fees shall be paid only if such person provides a substantial amount of services in the sales effort, in which case such fees shall not exceed the lesser of (i) a percentage of the gross sales price of a property equal to 50% of the Competitive Commission, or
(ii) 3% (three percent) of the gross sales price of a property.

     (10) When our audited annual financial statements are received each year, the Advisor will determine if the following conditions are satisfied:

(i) (A) the total of the Adjusted Contributions as of the end of the most recent fiscal year and any undistributed cash as of that date equals (B) the Gross Offering Proceeds as of that date less cumulative Capital Distributions made through that date; and

(ii) for the year then ended, our Net Income equals or exceeds a 10% per annum non-compounded cumulative return on our Adjusted Contributions. The determination of our annual non-compounded cumulative return on our Adjusted Contributions will be made by dividing our total Net Income for that year by the average of the month end Adjusted Contributions during that year.

If our Trustees agree that both of the above conditions are satisfied, we will, subject to the restrictions set forth in footnote (11) below, pay the Advisor the Subordinated Incentive Fee.

     (11) In no event may the Subordinated Incentive Fee exceed the amount permitted under Section IV.D. of the Statement of Policy on Real Estate Investment Trusts adopted by the North American Securities Administrators Association (?NASAA?) and in effect on the date of this Prospectus.


                           CONFLICTS OF INTEREST

     Although a majority of the Trustees are Independent Trustees, the relationships among us, our Trustees, the Advisor and their Affiliates will result in various conflicts of interest. The Advisor, the Trustees, and their respective Affiliates are engaged in business activities involving real estate oriented investments and anticipate engaging in additional business activities in the future which may be competitive with our business. With respect to the conflicts of interest described in this prospectus, the Trustees and the Advisor will exercise their fiduciary duties to us and our shareholders in a manner that will preserve and protect our rights. See "Fiduciary Responsibility of Trustees."

     In addition, our Declaration of Trust imposes certain restrictions upon dealings between us and the Advisor, any Trustee or Affiliates thereof. In particular, the Declaration of Trust provides that we shall not engage in transactions with any Sponsor, the Advisor, a Trustee or Affiliates thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Trustees, not otherwise interested in such transaction, who have determined that (a) the transaction is fair and reasonable to us and our shareholders; (b) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arm?s-length basis and known to the Trustees; and (c) the total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved. See "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates."

     Certain conflicts of interest may arise in our management and operation, including those described below.

       (1) Payment of Fees and Compensation. The Advisor and its Affiliates will receive compensation from the proceeds of the offering and our operations, including: (1) Acquisition Fees payable to the Advisor equal to 3% of the proceeds of this offering (net of commissions, due diligence fees and organizational and offering costs); (2) an offering administration fee of $50,000; (3) loan servicing fees payable to PSC; (4) real estate brokerage commissions; and (5) a Subordinated Incentive Fee payable to the Advisor.
These fees, other than the Subordinated Incentive Fee, will be payable even if we are not profitable. See "Management Compensation" for a discussion of the fees payable to the Advisor and its Affiliates and ?Management ? Certain Transactions? for a description of transactions between the Company, the Advisor and Affiliates, including amounts paid in connection with past transactions. Subject to the compliance with our investment objectives and policies and the supervision of the Board of Trustees, the Advisor will have absolute discretion with respect to all investments we make.

       (2) Purchase of Mortgage Investments from Affiliates. We intend to acquire our Mortgage Investments from several sources, including SCMI, CRC and RAFC. They are Affiliates of the Advisor. See "Investment Portfolio" for information about the number of Mortgage Investments that have already been acquired from SCMI, CRC and RAFC. The amount of additional Mortgage Investments to be acquired from Affiliates in the future cannot be determined at this time and will depend upon the Mortgage Investments that are available from them or other sources at the time we have funds to invest. At this time, SCMI, CRC and RAFC are the only Affiliates that are expected to sell any Mortgage Investment to us. SCMI is a Texas corporation that is in the business of purchasing and selling mortgages. CRC is a Texas corporation that finances home purchases and renovations by investors. RAFC is a Texas corporation that finances the purchase, related site improvements of lots and construction of modular and manufactured homes for placement on the lots. All Mortgage Investments purchased from Affiliates of the Advisor will be at prices no higher than would be paid to unaffiliated third parties for loans with comparable terms, rates, credit risks and seasoning.

     SCMI has agreed that, if the obligor on any Residential Mortgage or Contract for Deed sold to us by SCMI or its Affiliates, and that has had less than 12 payments made on it, defaults in the making of any payment or other obligation thereon during the period ending before the 12th payment after we bought that Residential Mortgage or Contract for Deed, then SCMI shall buy that Mortgage Investment from us or our assignee at a price equal to the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts that we spent in the maintenance, protection or defense of our interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

(a) Assigning and transferring to us a replacement Residential Mortgage or Contract for Deed (the "Replacement Mortgage Investment"), provided:
(i) the real property securing the Replacement Mortgage Investment, the creditworthiness of the obligor on the Replacement Residential Mortgage Investment and other general underwriting criteria are reasonably acceptable to us; and (ii) the value of the Replacement Residential Mortgage Investment at the date of transfer to us shall be computed by us in accordance with our then applicable pricing schedule for acquisition of such Residential Mortgages or Contracts for Deed, giving due regard to principal balance, interest rate, term, amortization and other general factors used by us for acquisition of Residential Mortgages at that time; or

(b) Payment by SCMI to us, on a month to month basis, of all lost interest, tax and insurance escrow payments, as well as any costs incurred by us related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including but not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and remarketing costs less any additional down payments or settlements received by us.

In all cases to date SCMI has performed under option ?b? of its recourse agreement with us.

     (3) Non-Arm's-Length Agreements. The agreements and arrangements relating to compensation between us and the Advisor or its Affiliates are not the result of arm's-length negotiations.

     (4) Competition for the Time and Services of Common Officers and Trustees. We will rely on the Advisor and its Affiliates for supervision of the management of our operations. Cricket Griffin, who is our President and Treasurer, is the President of and an employee of the Advisor. In the performance of their duties, the officers, directors and employees of the Advisor and its Affiliates may, for their own account or that of others, originate mortgages and acquire investments similar to those acquired by us. The Trustees also may act as trustees, directors or officers, or engage in other capacities, in other REITs or limited partnerships, and may acquire and originate similar Mortgage Investments for their own account or that of others. Accordingly, conflicts of interest may arise in operating more than one entity with respect to allocating time between such entities. Our Trustees, President and Advisor will devote such time to our affairs and the affairs of any other entities in which they are involved as they determine in their sole discretion to be necessary for our benefit and the benefit of those other entities. In exercising that discretion those persons will act in good faith and in compliance with the fiduciary duties they owe to us and to our shareholders.

     The Advisor and its Affiliates believe they have sufficient staff personnel to be fully capable of discharging their responsibility to us and to all other entities to which they or their officers or Affiliates are responsible.

     (5) Competition with Affiliates for the Purchase and Sale of Mortgage Investments. Various REITs, partnerships or other entities may in the future be formed by the Advisor or its Affiliates to engage in businesses which may be competitive with us and which may have the same management as ours. To the extent that those other REITs, partnerships or entities with similar investment objectives (or programs with dissimilar objectives for which a particular Mortgage Investments may nevertheless be suitable) (which we will collectively refer to herein as "Affiliated Programs") have funds available for investment at the same time as we do and a potentially suitable investment has been offered to us or an Affiliated Program, conflicts of interest will arise as to which entity should acquire the investment.

     If any conflict arises between us and any of the other Affiliated Programs, the Advisor will initially review our investment portfolio and the investment portfolios of each of those Affiliated Programs and will determine whether or not that Mortgage Investment should be made by us or that Affiliated Program. The Advisor's decision will be based upon such factors as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which the loan will be made, and proposed loan terms. The Trustees (including the Independent Trustees) will be responsible for monitoring this allocation method (described below with respect to new Affiliated Programs established in the future) to be sure that each is applied fairly to us. See "Summary of Declaration of Trust - Responsibility of Trustees.?

     If the Advisor or its Affiliates establish new Affiliated Programs after the date of this prospectus, and the making of a Mortgage Investment appears equally appropriate for us and one or more of those subsequently formed Affiliated Programs, the Mortgage Investment will be allocated to one program on a basis of rotation with the initial order of priority determined by the dates of formation of the programs.

     Further, our Trustees and the officers, directors and employees of the Advisor and its Affiliates may for their own account or that of others originate and acquire Mortgages and Mortgage Investments similar to those that we will make or acquire. The Trustees and the Advisor are, however, subject to a fiduciary duty to us and our shareholders. See "Fiduciary Responsibility of Trustees.? Each Trustee, on his or her own behalf, and the Advisor, on behalf of itself, the officers and directors of the Advisor, and all Persons controlled by the Advisor and its officers and directors, has agreed to first present suitable investments to us before recommending or presenting those opportunities to others or taking advantage of those opportunities on their own behalf. However, the provisions of the preceding sentence shall apply with respect to Affiliated Programs only in the manner described above and shall not apply to the activities conducted by SCMI, CRC or RAFC. See "Management - Summary of the Advisory Agreement.? Except as described above, and subject to their fiduciary duty to us and our shareholders, neither the Trustees, the Advisor nor its Affiliates will be obligated to present to us any particular investment opportunity which comes to their attention, even if such opportunity is of a character which might be suitable for investment by us.

     There may be conflicts of interest on the part of the Advisor between us and any other Affiliates of the Advisor, which have the same investment objectives at such time as we attempt to sell Mortgage Investments, as well as in other circumstances. See "Investment Objectives and Policies - Other Policies" and "Summary of Declaration of Trust."

     (6) Additional Conflicts with Affiliates. Although we do not presently expect to do so, we are permitted to invest in mortgage loans on properties owned by Affiliates if those transactions are approved by a majority of our Trustees who are not otherwise interested in the transactions. In giving that approval, those transactions must be found to be as fair and reasonable to us and on terms and conditions not less favorable to us than those that are available from third parties. See "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates.?

     (7) Lack of Separate Representation. We sometimes use the same attorneys as the Advisor. Our attorneys and the attorneys for various experts who provide real property services for us may also perform services for the Advisor and its Affiliates. It is anticipated that such multiple representation will continue in the future. However, should a dispute arise between the Advisor, and us the Advisor will cause us to retain separate counsel for those matters. Should there be a necessity in the future to negotiate or prepare contracts and agreements between us and the Advisor for services other than those existing or contemplated on the effective date of this prospectus, those transactions will require approval by a majority of the Trustees, including a majority of the Independent Trustees, as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

     (8) Rights of Trustees and Officers. Except with respect to certain voting rights, any trustee or officer may acquire, own, hold and dispose of Shares for his individual account and may exercise all rights of a shareholder, to the same extent and in the same manner as if he were not a Trustee or officer. Any Affiliated Trustee or officer may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to us, and may receive compensation from that person as well as compensation as Trustee, officer or otherwise hereunder. Those activities shall not necessarily be deemed to conflict with his duties and powers as Trustee or officer.

                                THE COMPANY

    We are a Maryland real estate investment trust formed on July 12, 1996. We invest exclusively in the following types of investments: (1) first lien, fixed rate mortgages secured by single-family residential property throughout the United States (we refer to those investments as "Residential Mortgages");
(2) the seller's unencumbered interest in fixed rate contracts for deed (also known as land contracts) for the purchase of single-family residential property throughout the United States (we refer to those investments as "Contracts for Deed"); and (3) loans of 12 months or less in term, made to investors for the construction, purchase, renovation, and sale of single-family homes (we refer to those investments as "Interim Mortgages"). Interim Mortgages are loans of 12 months or less that we make to investors for the construction, purchase, renovation and sale of single-family homes. The use of a Mortgage or a Contract for Deed for home buyers is generally dependent upon the creditworthiness of the borrower, with less creditworthy borrowers qualifying more easily for a Contract for Deed. The properties underlying each of the types of liens we use to secure our loans are generally the same, although in the case of Interim Mortgages the properties are typically unimproved residential properties. Our typical holding periods for Mortgages, Contracts for Deed and Interim Mortgages are 360 months, 360 months and 12 months, respectively. The risks to us and the legal recourse that we have in the event of a default is essentially the same for all three types of security instruments that we rely upon except that eviction proceedings are somewhat simpler in the case of Contracts for Deed, where the title to the property is not held by the borrower. Because the default rate we have experienced has not varied significantly between the different types of instruments, we do not select Mortgage Investments based primarily on our legal rights upon default. We urge you to read the section of this prospectus entitled "Certain Legal Aspects of Mortgage Loans" for a more detailed discussion of the legal characteristics of Mortgages and Contracts for Deed including our rights to foreclose upon a property that secures a loan that is in default.

     We seek to produce net interest income on our portfolio of Mortgage Investments while maintaining strict cost controls in order to generate net income for monthly distribution to our shareholders. We intend to continue to operate in a manner that will permit us to continue to qualify as a REIT for federal income tax purposes. As a result of that REIT status, we are permitted to deduct dividend distributions to shareholders, thereby effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to shareholders in the form of dividends. See "Federal Income Tax Considerations - Taxation of Taxable Shareholders.? Our principal executive offices are located at 5740 Prospect Avenue, Suite 1000, Dallas, TX 75206, telephone (214) 237-9305 or (800) 955-
7917, facsimile (214) 237-9304.

     The overall management of our business is invested in our Board of Trustees. Our Advisor, UMT Advisors, Inc., has been retained to manage our day-to-day operations and to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and consistent with the investment programs the Trustees may adopt from time to time in conformity with the Declaration of Trust. See "Management.? Prior to January 1, 2001 the Company was self-administered and utilized Mortgage Trust Advisors, Inc., (?MTA?) to select its investments and monitor its daily operations. The Company changed advisors as a result of the change in ownership of the former advisor. Two of the principals of the first advisor formed UMTA. The Company?s President, Cricket Griffin, is an employee of the Advisor, for which she serves as President. Before that date she was an employee of the Company. The Advisor is owned and controlled by Todd F. Etter and Timothy J. Kopacka. Mr. Etter is an Affiliate of SCMI, CRC and RAFC, all Texas corporations that sell Mortgage Investments to us and of PSC, a Texas corporation that services most of our Residential Mortgages and Contracts for Deed.

INVESTMENT PORTFOLIO

     As of March 31, 2003 our mortgage portfolio in the aggregate consisted of 588 Residential Mortgages, 199 Contracts for Deed and 878 Interim Mortgages. As of the dates of purchase, the portfolio had an unpaid principal balance of $91,643,000, and was purchased for a discounted price of $90,898,000 (99.19% of the unpaid principal balance). The average loan in the portfolio had a blended interest rate of 12.92%, a current annual yield of 13.03%, an investment-to-value ratio of 71.39%, an unpaid principal balance of $55,000, and a term remaining of 305 months for Residential Mortgages and Contracts for Deed and less than 12 months for Interim Mortgages.

     By comparison, as of March 31, 2002 our mortgage portfolio in the aggregate consisted of 620 Residential Mortgages, 258 Contracts for Deed and 456 Interim Mortgages. As of the dates of purchase, the portfolio had an unpaid principal balance of $62,243,000, and was purchased for a discounted price of $61,377,000 (98.61% of the unpaid principal balance). The average loan in the portfolio had a blended interest rate of 12.25%, a current annual yield of 12.42%, an investment-to-value ratio of 74.42%, an unpaid principal balance of $47,000, and a term remaining of 339 months for Residential Mortgages and Contracts for Deed and less than 12 months for Interim Mortgages.

     As of December 31, 2002 our mortgage portfolio consisted of 608 Residential Mortgages, 219 Contracts for Deed and 846 Interim Mortgages. The portfolio had a UPB of approximately $88,112,000 at December 31, 2002. The average loan in the portfolio had a blended interest rate of 12.92%, a current annual yield of 13.04%, an investment-to-value ratio of 69.66%, an average UPB of $53,000, and a term remaining of 321 months for Residential Mortgages and Contracts for Deed. Interim Mortgages have terms of 12 months or less, depending on the collateral securing the Interim Mortgage and the borrower. The more extensive the rehabilitation work on the property or the construction requirements, the longer the term of the loan. One of our Interim Mortgage sources, Capital Reserve Corporation, which represented 39% of our Interim Mortgages at year end, reported that historically its average loan had a term of 6 months but paid off in 3.9 months. Another interim source, Ready Mortgage Corp., which represented 12% of our interim portfolio, advised that historically its average loan had a term of 12 months and the average loan paid off in 7.2 months.

     By comparison, as of December 31, 2001, our mortgage portfolio consisted of 593 Residential Mortgages, 261 Contracts for Deed and 391 Interim Mortgages. The portfolio had a UPB of approximately $57,213,000 at December 31, 2001. The average Mortgage Investment in the portfolio had an interest rate of approximately 12.14%, a current annual yield of approximately 12.30%, and a Loan-to-Value Ratio of 72.67% (the UPB of the Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment).

     We neither buy nor sell servicing rights of the loans we purchase, nor do we generally retain servicing rights. Residential Mortgages and Contracts for Deed are serviced by PSC, an Affiliate. Interim Mortgages are serviced by Affiliated and nonaffiliated companies, including CRC and RAFC. We pay monthly loan servicing fees to PSC of 1/12th of 1/2 of 1 percentage of the UPB of each loan.

                                 MORTGAGE PORTFOLIO TABLE
            (dollars are approximate and rounded to the nearest thousandth)

                            at 03-31-2003    at 03-31-2002
                            -------------    -------------
Residential Mortgages               588             620
Contracts for Deed                  199             258
Interim Mortgages                   878             456
Unpaid Principal Balance    $91,643,000     $62,243,000
Blended Interest Rate            12.92%          12.25%
Annual Yield                     13.03%          12.42%
Investment-to-Value Ratio        91.39%          74.42%
Average Loan UPB                $55,000         $47,000

                            at 12-31-2002    at 12-31-01
                            -------------    -------------
Residential Mortgages               608             593
Contracts for Deed                  219             261
Interim Mortgages                   827             391
Unpaid Principal Balance    $88,112,000     $57,213,000
Blended Interest Rate            12.92%          12.14%
Annual Yield                     13.04%          12.30%
Investment-to-Value Ratio        69.66%          72.67%
Average Loan UPB                $53,000         $46,000

Trends in Portfolio Mix

    Below is a chart comparing our three loan categories, which shows the growth trends during the past three years. Our Trustees and Advisor have determined that we will continue to shift to a portfolio weighted to Interim Mortgages for a number of reasons, the most compelling of which are: 1) to date Interim Mortgages have had less risk and as a result we have not experienced income loss due to default, because all of the loans are subject to limited or full recourse, and 2) blended yields for Interim Mortgages have been higher than those of the other Mortgage Investments which will lead to potentially higher earnings. Between 2000 and 2001 the Residential Mortgages grew 10%, Contracts for Deed grew 42% and Interim Mortgages grew 172%. During 2002 our Residential Mortgages category was about the same as in 2001, Contracts for Deed declined by 7% and Interim Mortgages continued a rapid expansion at 180%.

                        at 03-31-2003   at 12-31-2002  at 12-31-2001
                        -------------   -------------  -------------
RESIDENTIAL MORTGAGES      $29,694,000     $28,655,000    $27,463,000
Percentage increase
  over prior period        4%              4%             10%

CONTRACTS FOR DEED         $9,320,000      $11,321,000    $12,220,000
Percentage increase
  over prior period        (18%)           (7%)           42%

INTERIM MORTGAGES          $55,358,000     $49,136,000    $17,530,000
Percentage increase
  over prior period        13%             180%           172%

     It may be useful to also see how each category compares as a percentage of the portfolio.

                        at 03-31-2003   at 12-31-2002  at 12-31-2001
                        -------------   -------------  -------------
RESIDENTIAL MORTGAGES      30%             32%            48%
CONTRACTS FOR DEED         11%             13%            21%
INTERIM MORTGAGES          59%             55%            31%

     We believe our Advisor has put in place an expanded network of Interim Mortgage sources that will enable us in coming periods to invest funds quicker leaving lower cash balances, be positively influenced by more use of our credit facility, while minimizing our default rates by investing mainly in Interim Mortgages so that we can increases earnings.

Defaults by Borrowers

     Recent statistics from the Mortgage Bankers Association on foreclosure rates among all types of mortgage loans show a foreclosure rate of 1.15% nationally from its sampling. Our rate has historically been higher than that but below the 5.0% rate that we have projected as acceptable. SCMI has agreed that, if the obligor on any Residential Mortgage or Contract for Deed sold to us by SCMI or its Affiliates, and that has had less than 12 payments made on it, defaults in the making of any payment or other obligation thereon during the period ending before the 12th payment after we bought that Residential Mortgage or Contract for Deed, then SCMI shall buy that Mortgage Investment from us or our assignee at a price equal to the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts that we spent in the maintenance, protection or defense of our interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

(a) Assigning and transferring to us a replacement Residential Mortgage or Contract for Deed (the "Replacement Mortgage Investment"), provided:
(i) the real property securing the Replacement Mortgage Investment, the creditworthiness of the obligor on the Replacement Residential Mortgage Investment and other general underwriting criteria are reasonably acceptable to us; and (ii) the value of the Replacement Residential Mortgage Investment at the date of transfer to us shall be computed by us in accordance with our then applicable pricing schedule for acquisition of such Residential Mortgages or Contracts for Deed, giving due regard to principal balance, interest rate, term, amortization and other general factors used by us for acquisition of Residential Mortgages at that time; or

(b) Payment by SCMI to us, on a month to month basis, of all lost interest, tax and insurance escrow payments, as well as any costs incurred by us related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including but not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and remarketing costs less any additional down payments or settlements received.

     Our default rate as of March 31, 2003 was 4.06% compared to 5.5% at the end of the 2002 quarter. Recoursed defaulted loans were 1.51% and 2.03% and non-recoursed loans were 2.55% and 3.48%, respectively. During the 2003 quarter, 28 defaulted loans were sold compared to 3 during the 2002 quarter. A slow down in sales of defaulted loans began during the summer of 2001 and continued through 2002; that slow down has in part ended as we sold defaulted properties at a discount, accounting for the loan losses we experienced in the current quarter.

     We began 2002 and 2001 with 54 and 33 defaulted loans, and had an additional 67 and 55 loans default during these years. We sold 43 defaulted properties in 2002 compared to 34 in 2001. Leaving 78 defaulted loans at the end of 2002 compared to 54 at the end of 2001. All of the defaults in our portfolio are Residential Mortgages and Contracts for Deed. As a percentage of our portfolio the default rate at year end 2002 was 4.07% compared to 4.34% at year end 2001. At year end 2002 approximately 108 of our 827 Residential Mortgages and Contracts for Deed were covered under a recourse agreement. During 2002 all of the REO properties sold were financed by third parties. We did not carry back notes with new borrowers on any of our REO properties. During 2001 we carried back notes on 28 of the 34 properties sold. In 2001 we raised the standards of our underwriting criteria after a review of the number of early pay defaults we experienced in prior periods. That meant that the pool of available homebuyers was reduced and in turn slowed the process of disposition. Our analysis shows that buyers increasingly utilizing third party financing (i.e. FHA or VA Loans) which has increased the time required to process and close third party financed sale of our REO properties.

                   SELECTED FINANCIAL DATA

     The following table contains certain selected financial data and is qualified by the more detailed Financial Statements and notes thereto included elsewhere in this prospectus.

                          For the three months        For the year ended
                            March 31,                 December 31,
                      2003              2002    2002                2001
                      ----------------------    ------------------------
OPERATING DATA
Total revenues           $2,715,340   $1,681,978   $8,277,742    $5,679,657
Total expenses           $  430,104   $  198,638   $  901,843    $  894,824
Net income               $2,285,236   $1,483,340   $7,275,899    $4,784,833
Net income per share          $0.46        $0.43        $1.81         $1.81
Weighted average
  shares outstanding      4,921,402    3,452,353    4,083,488     2,641,072

                                                    December 31,
                            March 31, 2003      2002            2001
                         --------------------   ---------------------

BALANCE SHEET DATA
Cash                        $   908,933           $   646,570   $   33,569
Residential mortgages
 and contracts for deed     $37,829,257           $38,975,771   $39,683,243
Interim Mortgages           $55,268,229           $49,136,321   $17,529,898
Other assets                $ 2,550,567           $ 2,333,229   $ 1,538,911
Total assets                $96,556,986           $91,091,891   $58,785,621

Bank loan                   $ 5,000,000           $ 6,245,000   $   810,000
Other liabilities           $   904,314           $ 1,357,303   $   685,137
Total liabilities
Total temporary equity      $21,566,181           $21,566,181       ---
Total shareholders? equity  $69,086,491           $61,923,407   $57,290,484
Total liabilities and
  shareholders? equity      $95,556,986           $91,091,891   $58,785,621

                   MANAGEMENT?S DISCUSSION AND ANALYSIS OF
                     FINANCIAL CONDITION OF THE COMPANY

     The following section contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act and should be read in conjunction with our Financial Statements and related notes appearing in our Forms 10-Q for the three months ended March 31 2003 and 2002 and in our 10-KSB for the years ended December 31, 2002 and 2001. Such forward-looking statements may be identified by the words ?anticipate,? ?believe,? ?estimate,? ?expect? or ?intend? and similar expressions. Forward looking statements are likely to address such matters as our business strategy, future operating results, future sources of funding for mortgage loans brokered by us, future economic conditions and pending litigation involving us each of which are discussed herein under the caption ?Factors that may Affect Future Results.?

     The following table sets forth certain information about the Mortgage Investments that we purchased during the periods set forth below.

LOANS PURCHASED DURING PERIODS

----------------------------------------------------------------
During the three months ended              March 31,
Loan Category                       2003               2002
-------------------------       --------------------------------
Residential Mortgages               8               30
Unpaid principal balance            $465,000        $1,618,000

Contracts for Deed                  1               3
Unpaid principal balance            $66,000         $110,000

Interim Mortgages
Net increase in principal           $6,132,000      $3,965,000
----------------------------------------------------------------

     During the three months ended March 31, 2003 we purchased eight Residential Mortgages and one Contract for Deed from third parties with an aggregate unpaid principal balance of approximately $531,000, at the time of purchase, compared to 30 Residential Mortgages and three Contracts for Deed with an aggregate unpaid principal balance of approximately $1,728,000 during the 2002 period. The average residential mortgage and contract for deed purchased in 2003 had an unpaid principal balance of $59,000 compared to $52,000 in the 2002 period. The average interest rate was 12.00% compared to 13.23% in the 2002 period. The terms remaining were 348 and 351, respectively, and the investment to value ratio was 80.15% and 78.69%, respectively. The blended interest rate on interim mortgages was 13.65% and 13.06% during the three month periods.

----------------------------------------------------------------
During the years ended                    December 31,
Loan Category                       2003               2002
-------------------------       --------------------------------
Residential Mortgages               70              111
Unpaid principal balance            $3,544,000      $5,100,000

Contracts for Deed                  8               82
Unpaid principal balance            $360,000        $4,010,000

Interim Mortgages
Net increase in principal           $31,606,000     $11,077,000
----------------------------------------------------------------

     During the years ended December 31, 2002 we purchased 70 Residential Mortgages and eight Contracts for Deed from third parties with an aggregate unpaid principal balance of approximately $3,908,000, at the time of purchase, compared to 111 Residential Mortgages and 82 Contracts for Deed with an aggregate unpaid principal balance of approximately $9,110,000 during the 2001 period. The average residential mortgage and contract for deed purchased in 2002 had an unpaid principal balance of $50,000 compared to $47,000 in the 2001 period. The average interest rate was 12.79% compared to 12.29% in the 2001 period. The terms remaining were 326 and 332, respectively, and the investment to value ratio was 81.47% and 78.74%, respectively. The blended interest rate on the interim portion of the portfolio was 13.77% and 13.145, respectively.


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002 AND THE YEARS ENDED DECEMBER 31, 2002 AND 2001

     We were formed on July 12, 1996. Our business operations commenced in March 1997 when the SEC issued an order of registration for our initial public offering of shares. A new registration was effective with the SEC order dated June 4, 2001. It offered for sale an additional 5,750,000 shares of beneficial interest. Of that amount, 750,000 shares were registered specifically for our Dividend Reinvestment Plan. It also included a provision for limited liquidity with the introduction of a quarterly Share Repurchase Plan. We were required to file a post-effective amendment to the registration statement by April 30, 2002 to include updated financial information and did not do so until November 4, 2002. As a result, we face a contingent liability for rescission in the approximate amount of $22 million plus interest (the amount of which will be subject to the laws of the state in which the purchaser resides) and less the dividends paid to those persons who purchased our shares between May 1, 2002 and October 31, 2002 when we stopped selling shares. During that period we sold approximately 1,078,000 shares for gross offering proceeds of approximately $22 million.

      We intend to make a registered rescission offer to all persons who purchased our shares between May 1, 2002 and October 31, 2002 to offer them the right to sell the shares back to us for an amount equal to the purchase price plus interest (the amount of which will be subject to the laws of the state in which the purchaser resides) and less dividends paid. The approximately 1,078,000 shares which we could be required to repurchase in the amount of approximately $22 million will be classified outside of the equity section of the balance sheet.

     The rescission offer is intended to address federal and state compliance issues by allowing holders of shares covered by the rescission offer to sell those shares back to us and to reduce our contingent liability with respect to those shares. However, the Securities Act does not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of stock which was not sold in compliance with the requirements of the Securities Act of 1933. Accordingly, should any persons to whom we are making the offer reject the rescission offer, we may continue to be contingently liable under the Securities Act or applicable state laws for the purchase price of shares that were not issued in compliance with the Securities Act or applicable state securities laws. In addition, the rescission offer will not necessarily relieve us of our contingent liability for fines or penalties under state securities laws. We cannot estimate the amount of shares that may be redeemed in a rescission offer. In order to satisfy demands for rescission it could be necessary for us to liquidate a portion of our investments which could have an adverse effect on future income and may require us to suspend share repurchases under our Share Repurchase Plan.

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

     As of March 31, 2003 our mortgage portfolio in the aggregate consisted of 588 Residential Mortgages, 199 Contracts for Deed and 878 Interim Mortgages. As of the dates of purchase, the portfolio had an unpaid principal balance of $91,643,000, and was purchased for a discounted price of $90,898,000 (99.19% of the unpaid principal balance). The average loan in the portfolio had a blended interest rate of 12.92%, a current annual yield of 13.03%, an investment-to-value ratio of 71.39%, an unpaid principal balance of $55,000, and a term remaining of 305 months for Residential Mortgages and Contracts for Deed and less than 12 months for Interim Mortgages.

     By comparison, as of March 31, 2002 our mortgage portfolio in the aggregate consisted of 620 Residential Mortgages, 258 Contracts for Deed and 456 Interim Mortgages. As of the dates of purchase, the portfolio had an unpaid principal balance of $62,243,000, and was purchased for a discounted price of $61,377,000 (98.61% of the unpaid principal balance). The average loan in the portfolio had a blended interest rate of 12.25%, a current annual yield of 12.42%, an investment-to-value ratio of 74.42%, an unpaid principal balance of $47,000, and a term remaining of 339 months for Residential Mortgages and Contracts for Deed and less than 12 months for Interim Mortgages.

----------------------------------------------------------------
                                           March 31,
Balances as of the purchase date    2003               2002
----------------------------------------------------------------
Residential Mortgages               588             620
Unpaid principal balance            $26,964,000     $28,720,000

Contracts for Deed                  199             258
Unpaid principal balance            $9,320,000      $12,026,000

Interim Mortgages                   878             456
Unpaid principal balance            $55,358,000     $21,494,000
----------------------------------------------------------------

     All of the properties that were security for the Residential Mortgages, Contracts for Deed and Interim Mortgages were located in the United States. Each of the properties was adequately covered by a mortgagee?s title insurance policy and hazard insurance.

     During the three-month periods ended March 31, 2003 and 2002 our investments generated approximately $2,776,000 and $1,681,000 of interest income, a 65% increase. The rise was attributed to additional mortgage investments purchased between periods (8% fewer Residential Mortgages and Contracts for Deed and 157% increase in Interim Mortgages). We purchase Mortgage Investments using Net Offering Proceeds derived from the sale of our Shares, loan principal returned when loans pay off and with our credit facility.

     The mix of our portfolio continued to change during the current quarter. The blended interest rate on the Interim Mortgage portion of our portfolio was 13.65% and 13.06%, respectively, compared to 11.82% and 11.82%, respectively, for Residential Mortgages and Contracts for Deed.

     The following table illustrates percentage of our portfolio dedicated to each loan category.
----------------------------------------------------------------
                                           March 31,
Loan Category                       2003               2002
---------------------           --------------------------------
Residential Mortgages                30%                47%
Contracts for Deed                   11%                19%
Interim Mortgages                    59%                34%
----------------------------------------------------------------

     Operating expenses for the three-month periods were approximately $430,000 and $199,000, a 117% increase. The increase was a result of increased loans outstanding and related activities. Operating expense as a percentage of income was 12.05% and 10.91%, respectively, for the 2003 and 2002 three-month periods, respectively.

     Interest expense during the comparable periods was approximately $103,000 and $15,000, a 580% increase driven by use of our credit facility which we use to purchase Mortgage Investments in advance of receiving proceeds from the sale of our shares. The outstanding balance of our credit facility at the end of each comparable period was $5,000,000 and zero, respectively.

     We took loan losses during the 2003 period of $61,000 compared to a slight gain in the 2002 period. The losses were in the Residential Mortgage and Contracts for Deed categories as we liquidated foreclosed properties in serious disrepair.

     Net income was approximately $2,285,000 and $1,483,000, a 54% increase, for the three months ended March 31, 2003 and 2002, respectively. Earnings per weighted average share were $0.46 and $0.43, respectively, a 7% increase.

     Our default rate as of March 31, 2003 was 4.06% compared to 5.5% at the end of the 2002 quarter. Recoursed defaulted loans were 1.51% and 2.03% and non-recoursed loans were 2.55% and 3.48%, respectively. During the 2003 quarter, 28 defaulted loans were sold compared to 3 during the 2002 quarter. A slow down in sales of defaulted loans began during the summer of 2001 and continued through 2002; that slow down has in part ended as we sold defaulted properties at a discount, accounting for the loan losses we experienced in the current quarter.

    Distributions to shareholders per share of beneficial interest during the comparable periods were $0.1533 and $0.1667 per share per month. In 2002 after restatement of our income statement, dividends were in excess of earnings which resulted in a return of capital.


REPORT FOR DECEMBER 31, 2002 AND 2001

     As of December 31, 2002 our mortgage portfolio consisted of 608 Residential Mortgages, 219 Contracts for Deed and 846 Interim Mortgages. The portfolio had a UPB of approximately $88,112,000 at December 31, 2002. The average loan in the portfolio had a blended interest rate of 12.92%, a current annual yield of 13.04%, an investment-to-value ratio of 69.66%, an average UPB of $53,000, and a term remaining of 321 months for Residential Mortgages and Contracts for Deed. Interim Mortgages have terms of 12 months or less, depending on the collateral securing the Interim Mortgage and the borrower. The more extensive the rehabilitation work on the property or the construction requirements, the longer the term of the loan. One of our Interim Mortgage sources, Capital Reserve Corporation, which represented 39% of our Interim Mortgages at year end, reported that historically its average loan had a term of 6 months but paid off in 3.9 months. Another interim source, Ready Mortgage Corp., which represented 12% of our interim portfolio, advised that historically its average loan had a term of 12 months and the average loan paid off in 7.2 months.

     By comparison, as of December 31, 2001, our mortgage portfolio consisted of 593 Residential Mortgages, 261 Contracts for Deed and 391 Interim

Mortgages. The portfolio had a UPB of approximately $57,213,000 at December 31, 2001. The average Mortgage Investment in the portfolio had an interest rate of approximately 12.14%, a current annual yield of approximately 12.30%, and a Loan-to-Value Ratio of 72.67% (the UPB of the Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment).

                  MORTGAGE PORTFOLIO TABLE
(dollars are approximate and rounded to the nearest thousandth)

                            at 12-31-2002    at 12-31-01
                            -----------      -----------
Residential Mortgages               608             593
Contracts for Deed                  219             261
Interim Mortgages                   827             391
Unpaid Principal Balance    $88,112,000     $57,213,000
Blended Interest Rate            12.92%          12.14%
Annual Yield                     13.04%          12.30%
Investment-to-Value Ratio        69.66%          72.67%
Average Loan UPB                $53,000         $46,000

     The great majority of the properties that are security for our Mortgage Investments are located in Texas. Of the 1,673 active loans at December 31, 2002 approximately 987 were in the Dallas/Fort Worth Metroplex (or 59%). In April 2002 we began to test markets in states with similar foreclosure laws as Texas by purchasing a limited number of loans in those areas, including Washington, Georgia and North Carolina. Each of the properties was adequately covered by a mortgagee?s title insurance policy and hazard insurance. Some of our Mortgage Investments are covered by full or limited recourse agreements with note sellers. In making the decision to invest in other states, we consider the availability of non-judicial foreclosure, as is available in Texas, to be the primary legal consideration. While Texas does not provide a statutory right of redemption and permits deficiency judgments, we do not rely upon those provisions in the enforcement of our liens and therefore we believe that the risks in Mortgage Investments in most other states will not be significantly different than those we face in Texas.

     We neither buy nor sell servicing rights to the loans we purchase, nor do we retain servicing rights. Residential Mortgages and Contracts for Deed are serviced by PSC, an affiliate. Interim Mortgages are serviced by affiliated and nonaffiliated companies, including CRC and RAFC. We pay monthly loan servicing fees to PSC of 1/12th of 1/2 of 1% of the UPB of each loan.

     During the years ended December 31, 2002 and 2001 our interest income was approximately $8,278,000 and $5,680,000, respectively, a 46% increase. The increase in income was a result of purchasing a significant number of Mortgage Investments with capital raised from the sale of our shares. The amounts have been restated in amended filings and differ from what was reported in our 10-QSB and 10-KSB for the respective periods, previously filed but now amended. In the 2002 period we reversed a journal entry that was reported as an Advisor contribution of $500,000. In the 2001 period we reversed a journal entry that we originally recorded as a reimbursement of interest expense and a receivable from Affiliate. The 2001 statement recorded interest expense reimbursement from the Advisor of approximately $431,000 which was a non-cash transaction that has subsequently been reversed thereby decreasing income and increasing interest expense. We have filed an amended tax return for 2001 to report that reversal. We have received a closing agreement with the IRS with respect to our continued qualification with the requirements for REIT classification in 2001 and 2002.

    During the years ended December 31, 2002 to 2001, total expenses were approximately $902,000 and $895,000, respectively, a 1% increase. We had an 82% decrease in interest expense because we used our credit facility to a lesser degree during 2002 as a result of raising capital at a pace commensurate with our ability to source and purchase Mortgage Investments. During the fourth quarter of 2002 we began to use our credit facility primarily because we halted the sale of our shares while we were updating our registration statement and because we are developing a broader network of Interim Mortgage loan sources which we expect to contribute to a significant increase in the size of our portfolio. Trust Administration Fees were up 78% between 2002 and 2001. The Trust Administration Fee was paid to our Advisor. The fee was calculated as 1/12th of 1/2 of 1% of the first $50,000,000 of income producing assets and 1/12th of 1% of income producing assets in excess of $50,000,000. As the portfolio grew so did the Trust Administration Fee. The Trust Administration Fee will continue to grow as long as we continue to raise capital and buy Mortgage Investments. Payroll expenses, although paid by the Advisor and construed to be part of the Trust Administration Fees, were $265,000 and $189,000 for 2002 and 2001. The increase is due to the addition of one full time employee and two part time employees, and salary increases for staff. Rent expenses, also paid by the Advisor and included as part of the Trust Administration Fee, were $61,000 for 2002 and 2001 with offsetting sublease income of $44,000 and $42,000, respectively. Loan servicing fees, paid to an affiliate, PSC, grew 6% between years. Although the number of loans and the unpaid principal balances of Residential Mortgages and Contracts for Deed decreased between periods, the timing of the additions of loans during 2001 resulted in slightly less servicing fees paid in 2001. General and administrative expenses grew significantly in 2002. General and administrative fees include third party expenses such as transfer agent fees, which increased as the number of shareholders increased, printing expenses, which increased as we added more shareholders and audit and accounting fees which grew as the size of our company grew. We expect an increase in operating expenses in the coming periods but we believe that the percentage of operating expenses to income will remain relatively the same.

     Operating expense as a percentage of income was 9.95% and 8.17% for the years ended December 31, 2002 and 2001, respectively. Operating expense as a percentage of average invested assets was 1.13% and 0.96% during the years, respectively.

     Net income was approximately $7,376,000 and $4,785,000 for the year ended December 31, 2002 and 2001, respectively, a 54% increase. The increase was due to the purchase of additional income producing assets. Earnings per share were $1.81 for both years.

      Fluctuations in earnings are a function of the relationships between use of our credit facility, the amount of uninvested assets (amounts earned but not received during the periods and cash balances), changes in the average coupon of our portfolio as we add Mortgage Investments, default rates experienced between comparable periods, and the rate at which we raise money.

     Our average daily outstanding balance of our line of credit during 2002 was approximately $1,438,000 and significantly lower when compared to $4,467,000 during 2001. Use of leverage can have a positive impact on earnings because our cost of funds on leveraged dollars (5.44% weighted average interest in 2002) is lower than the rate at which we are earning on the Mortgage Investments we purchase with those dollars (a yield of 13.04% at year end 2002). Also, when comparing leverage dollars to net proceeds, we are at an advantage when we buy loans with borrowed funds. Each dollar borrowed on our line of credit nets us approximately $0.95 to invest compared to $0.87 on each dollar raised through the offering. Because we were receiving offering proceeds at a rate commensurate with our ability to buy loans we had less of a need to use our credit facility during 2002. We believe that in today?s low interest rate environment a greater reliance upon borrowed funds would have a positive impact upon our earnings.

     In addition, during the 2002 periods we had higher cash balances in the bank. The average daily cash balance was approximately $405,000 during 2002 compared to approximately $189,000 during 2001. When we received gross proceeds from the sale of shares we either bought suitable investments immediately or we paid down our credit facility. If our line of credit had no outstanding balance or if not enough suitable investments were available, the cash was deposited in a money market or money fund account and earned between 1% and 2%, while at the same time we paid a 10% dividend on those funds. Higher cash balances in the bank had a negative impact on earnings.

     Average interest receivable outstanding in 2002 compared to 2001 increased 56%. Interest receivable is interest earned on our investments but not immediately paid to us by borrowers or by loan servicing agents. The timing between making investments and receiving interest income had a negative impact on earnings because the funds were not available to invest in income producing assets. Finally, loans that were in default and thus not producing interest income had a negative impact on earnings.

     SCMI has agreed that if the obligor on any Residential Mortgage or Contract for Deed sold to us by SCMI or its affiliates that has had less than 12 payments made on it defaults in making any payment or other obligation thereon during the period ending before the 12th payment after we bought that Residential Mortgage or Contract for Deed, then SCMI shall buy that Mortgage Investment from us or our assignee at a price equal to the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts that we spent in the maintenance, protection or defense of our interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

(a) Assigning and transferring to us a replacement Residential Mortgage or Contract for Deed (the "Replacement Mortgage Investment"), provided:
(i) the real property securing the Replacement Mortgage Investment, the creditworthiness of the obligor on the Replacement Residential Mortgage Investment and other general underwriting criteria are reasonably acceptable to us; and (ii) the value of the Replacement Residential Mortgage Investment at the date of transfer to us shall be computed by us in accordance with our then applicable pricing schedule for acquisition of such Residential Mortgages or Contracts for Deed, giving due regard to principal balance, interest rate, term, amortization and other general factors used by us for acquisition of Residential Mortgages at that time; or

(b) Payment by SCMI to us, on a month to month basis, of all lost interest, tax and insurance escrow payments, as well as any costs incurred by us related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including but not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and marketing costs less any additional down payments or settlements received by us.

     We began 2002 and 2001 with 54 and 33 defaulted loans, and had an additional 67 and 55 loans default during these years. We sold 43 defaulted properties in 2002 compared to 34 in 2001. Leaving 78 defaulted loans at the end of 2002 compared to 54 at the end of 2001. All of the defaults in our portfolio are Residential Mortgages and Contracts for Deed. As a percentage of our portfolio the default rate at year end 2002 was 4.07% compared to 4.34% at year end 2001. At year end 2002 approximately 108 of our 827 Residential Mortgages and Contracts for Deed were covered under a recourse agreement. During 2002 all of the REO properties sold were financed by third parties. We did not carry back notes with new borrowers on any of our REO properties. During 2001 we carried back notes on 28 of the 34 properties sold. In 2001 we raised the standards of our underwriting criteria after a review of the number of early pay defaults we experienced in prior periods. That meant that the pool of available homebuyers was reduced and in turn slowed the process of disposition. Our analysis shows that buyers increasingly utilizing third party financing (i.e. FHA or VA Loans) which has increased the time required to process and close third party financed sale of our REO properties.

     We purchase Mortgage Investments that generate interest income to us. From the interest income, we pay Trust Administration Fees and other expenses and distribute a minimum of 90% of the net income to our shareholders as dividends. The loans we purchase have various fixed rates of interest. We endeavor to blend interest rates from lower-yield, long-term mortgage loans, which we refer to as Residential Mortgages and Contracts for Deed (at December 31, 2002 a 11.82% blended rate), with higher yield Interim Mortgages (at December 31, 2002 a blended 13.77% rate) in order to produce our targeted net yield for our shareholders. Until 2001 our portfolio balance was weighted heavily toward lower-yield, long-term loans (84%). To mitigate the lower-yield and higher percentage of loss of interest income from defaulted long-term loans in a portfolio that was becoming weighted toward non-recoursed status as it aged (recourse is in effect for the first 12 payments of recoursed long-term loans), we began expanding the percentage of our portfolio placed in higher yield loans. As of December 31, 2002 we had not yet reached an optimum balance. We intend to continue investing in Interim Mortgages almost exclusively.

     Funds invested in Residential Mortgages and Contracts for Deed in the 2002 remained approximately the same as in 2001 (the balance was approximately $38,976,000 at 2002 year end compared to approximately $39,683,000 at 2001 year end, a 2% decrease). The significant growth between 2001 and 2002 has been in the Interim Mortgage portion of our portfolio, growing from approximately $17,530,000 to approximately $49,136,000, a 180% increase.

    Below is a chart comparing our three loan categories, which shows the growth trends during the past three years. Our Trustees and Advisor have determined that we will continue to shift to a portfolio weighted to Interim Mortgages for a number of reasons, the most compelling of which are: 1) to date Interim Mortgages have had less risk and as a result we have not experienced income loss due to default, because all of the loans are subject to limited or full recourse, and 2) blended yields for Interim Mortgages have been higher than those of the other Mortgage Investments which will lead to potentially higher earnings. Between 2000 and 2001 the Residential Mortgages grew 10%, Contracts for Deed grew 42% and Interim Mortgages grew 172%. During 2002 our Residential Mortgages category was about the same as in 2001, Contracts for Deed declined by 7% and Interim Mortgages continued a rapid expansion at 180%.

                        2002            2001
                     -----------    -----------
RESIDENTIAL MORTGAGES   $28,655,000    $27,463,000
Percentage increase
  over prior period          4%            10%

CONTRACTS FOR DEED       $11,321,000    $12,220,000
Percentage increase
  over prior period         (7%)            42%

INTERIM MORTGAGES       $49,136,000    $17,530,000
Percentage increase
  over prior period        180%           172%

     It may be useful to also see how each category compares as a percentage of the portfolio.

                        2002    2001
                        ----    ----
RESIDENTIAL MORTGAGES      32%     48%
CONTRACTS FOR DEED         13%     21%
INTERIM MORTGAGES          55%     31%

     We believe our Advisor has put in place an expanded network of Interim Mortgage sources that will enable us in coming periods to invest funds quicker leaving lower cash balances, be positively influenced by more use of our credit facility, while minimizing our default rates by investing mainly in Interim Mortgages so that we can increases earnings.

     Distributions per share of beneficial interest for the year?s ended December 31, 2002 and 2001 were $2.00 and $1.96 per share, respectively, on restated earnings of $1.81 and $1.81, respectively. Distributions declared by our Trustees during both comparable periods were at a 10% annualized rate of return for our shareholders. We are under no obligation to pay dividends at that same rate and from time to time the rate at which we pay dividends may be adjusted.

CRITICAL ACCOUNTING POLICIES

     We prepared our financial statements in accordance with accounting principles generally accepted in the United States (GAAP). GAAP represents a comprehensive set of accounting and disclosure rules and requirements, the application of which requires management judgments and estimates. In response to the SEC?s Release No. 33-8040, ?Cautionary Advice Regarding Disclosure About Critical Accounting Policies?, we have identified the most critical accounting policies upon which our financial statements are based on as follows:

     INTEREST INCOME ACCRUAL

     We monitor each loan in our portfolio on a monthly basis to track pay histories and performance. On a quarterly basis we determine whether to accrue income on a given loan that is delinquent based on the borrower?s performance in past periods and based on discussions with the collection staff of our loan servicer, relying on their contact with a delinquent homeowner to determine the likelihood that a borrower will continue to make his mortgage payments. There is no assurance that the interest income we recognize in our accrual at the end of each quarter will be paid by a borrower thus requiring an adjustment in the following quarter thereby effectively reducing gross income. The effect is that actual interest income collected from delinquent borrowers may be lower than we projected for that period. We will continue to closely monitor performance of our portfolio to recognize income as accurately as possible.

     LOAN LOSS RESERVES

     Through 2002 we had not established loan loss reserves because we believed our exposure to losses at that date had been nominal. Loan losses are estimated to be the difference between the outstanding loan balance at the time of foreclosure less any value realized from the disposition of the underlying collateral. We annually adjust to current market value the foreclosed collateral and the difference between the estimated market value and the outstanding loan balance creates a loan loss reserve. During 2002 we realized an insignificant loss on the disposition of foreclosed properties compared to an insignificant gain from the sale of foreclosed property in 2001. Due to a higher number of foreclosures in the industry during 2002 and what we perceive to be a softening resale market, we will begin to reserve for loans losses during 2003.

     ACCOUNTING FOR AND DISPOSITION OF REAL ESTATE OWNED

     When the Company takes possession of real estate through foreclosure it attempts to resell the property to recover all costs associated with the default, including legal fees and repair expenses. Repair costs are capitalized. Upon sale of the property, a gain or loss is recorded. Net gains are taxable and, if material, are distributed to shareholders as capital gains. Losses are expensed. The Company has elected to treat property acquired through foreclosure as "foreclosure property" and has reported it as such in the Company?s informational federal tax filings. In the event that a foreclosed property is sold for less than the recoursed value associated therewith, the Company realizes the loss and classifies any recourse value received in excess of our original basis as a capital contribution. In addition, recourse amounts are paid in installments by a note seller and the recognition of the capital contribution will be at a date later than when the corresponding mortgage loss is realized.

ANNUAL VALUATION

     The Board of Trustees has valued our shares at $20 per share based on the current offering price of $20 per share and the share repurchase plan price paid for shares. If a shareholder has held his shares for at least two years, we will repurchase them for $20 per share.


                   CAPITAL RESOURCES AND LIQUIDITY FOR
           FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
           AND FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

     We utilize funds made available from the sale of our shares, funds made available on our bank line of credit and repayment of principal on our Residential Mortgages and Contracts for Deed to purchase Mortgage
Investments. We do not have commitments to purchase any Mortgage Investments but rather purchase them as funds are available.

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

---------------------------------------------------------------------
                                                  MARCH 31,
                                           2003              2002
                                        ----------------------------
Shares issued                               413,000          386,000
Number of new shareholders                      337              153
Gross offering proceeds                 $ 8,260,000      $ 7,721,000
Share repurchases                                        $  (250,000)
Net offering proceeds (after deduction
  of selling commissions and fees)      $ 7,210,000      $ 6,727,000
Principal receipts from Residential
  Mortgages and Contracts for Deed      $ 1,680,000      $   492,000
Principal receipts from
  Interim Mortgages                     $13,780,000      $ 5,353,000
Net borrowing from credit line          $(1,245,000)     $  (810,000)
---------------------------------------------------------------------

     On June 4, 2001 the Securities and Exchange Commission issued its order of effectiveness for the sale of an additional 5,750,000 shares of beneficial interest over and above the original registration of 2,500,000 shares. Of the new shares offered for sale, 750,000 were set aside for the Dividend Reinvestment Plan. On March 13, 2003 our post-effective amendment became effective.

     As of March 31, 2003, we had issued an aggregate of 5,388,919 shares of beneficial interest and repurchased into treasury, through our Share Repurchase Plan, 122,873 shares. Total shares outstanding were 5,266,046. Gross Offering proceeds were $108,000,000 with net proceeds after share repurchase were $95,000,000. By comparison at the end of the 2002-quarter we had issued 3,715,967 shares and repurchased 51,642 shares. Gross Offering Proceeds through the 2002 March quarter were $74,000,000 with Net Offering Proceeds to us of $65,000,000.

     With Trustee approval and effective July 10, 2002 we extended and increased our credit facility with the same lender to $10,000,000. The term of the agreement is 12 months. The line-of-credit was collateralized with the assignment of certain Residential Mortgages. Interest is calculated at the bank?s prime rate plus 0.50%, or 5.25%. We utilized the credit facility to acquire and warehouse Mortgage Investments as they become available. The outstanding balance of the line-of-credit was reduced as new offering proceeds were received. The outstanding loan balance at March 31, 2003 was $5,000,000 and zero at 2002-quarter?s end.

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

              (Dollars are approximate and rounded to the nearest thousandth.)

                                         YEARS ENDED
                                          DECEMBER 31,
                                   2002                 2001
                                   -------------------------
Shares issued                        1,643,377     1,448,118
Number of new shareholders                 628           522
Shares repurchased (?SRP?)             (80,002)      (39,047)
Gross offering proceeds            $32,912,000   $28,866,000
Net offering proceeds (after
  deduction of selling
  commissions and fees)            $28,575,000   $24,825,000
Share repurchase payments          ($1,583,000)    ($750,000)
Principal receipts from
  Residential Mortgages and
  Contracts for Deed               $ 4,564,000    $2,906,000
Principal receipts from
  Interim Mortgages                $32,118,000   $13,151,000
Net borrowing - credit line        $ 5,435,000   ($6,190,000)

     On June 4, 2001 the SEC issued its order of effectiveness for the sale of an additional 5,750,000 shares of beneficial interest over and above the original registration of 2,500,000 shares. Of the new shares offered for sale, 750,000 were set aside for the Dividend Reinvestment Plan

     The aggregate number of shares issued by us during our initial and subsequent offerings as of December 31, 2002, was 4,975,538, with 119,049 retired to treasury leaving 4,856,489 shares outstanding. Gross Offering Proceeds were approximately $99,259,000. The Gross Offering Proceeds were allocated as follows, shown as dollars and as a percentage of Gross Offering
Proceeds: Net Offering Proceeds to us of approximately $86,960,000 (87.61%); Commissions and Fees paid to participating NASD dealers of approximately $9,336,000 (9.40%); Wholesaling and Marketing Fees paid to the Advisor of $971,000 (0.98%) and Acquisition Fees to the Advisor of $1,594,000 (1.61%).

     As of December 31, 2001 our aggregate sales of shares was 3,332,161, with shares retired to treasury of 39,047 leaving 3,293,114. Gross Offering Proceeds to date were $66,345,000 and Net Offering Proceeds to us (after the deduction of selling commissions and fees) were $58,385,000 (approximately 88.0% of Gross Offering Proceeds). Total fees and commissions in the aggregate included acquisition fees of $765,000 (equal to 3% of Net Proceeds paid to UMTA during 2001), commissions paid to selling group member firms of $6,864,000 and wholesaling and marketing of $330,000.

     With Trustee approval and effective July 11, 2001 we amended and extended our $10,000,000 credit facility with the same lender for twelve months with a floating rate of 1/2 percent above the bank?s prime rate. We then extended the loan on July 11, 2002 for another twelve months with the interest rate fixed at 5.25%. The line-of-credit was collateralized with the assignment of certain Residential Mortgages. We utilized the credit facility to acquire Mortgage Investments as they became available. The outstanding balance of the line-of-credit was reduced as new offering proceeds were received. The outstanding loan balance was $6,245,000 and $810,000 at December 31, 2002 and 2001, respectively. Under the terms of our Declaration of Trust we can borrow an amount up to 50% of our Net Assets (total assets less liabilities). The percentage outstanding at the end of the periods was approximately 7.5% and 1.4% of Net Assets, respectively. We intend to continue to utilize our line of credit and may increase the maximum borrowings if our funding needs rapidly increase.

     As of December 31, 2002 we had in the aggregate purchased approximately $116,000,000 of Interim Mortgages from various sources. The following table sets forth the funding with Affiliates during 2002 and 2001.

              Aggregate Total            Funded with Affiliates
              Interims Funded        CRC         SCMI          RAFC
              ---------------    -----------   ----------   -----------
During 2002    $63,724,000       $25,635,000   $  660,000   $11,242,000
During 2001    $24,227,000       $23,218,000   $1,009,000       --

Current outstanding balances for Interim Mortgages at December 31, 2002 and 2001 with Affiliates were:

                      Total         Outstanding UPB with Affiliates
                UPB of Interims       CRC         SCMI        RAFC
-----------     ---------------   -----------   --------   ----------
   2002           $49,136,000    $19,209,000   $923,000   $9,424,000
   2001           $17,530,000    $14,919,000   $929,000      ---

     Residential Mortgages and Contacts for Deed have been purchased from various sources. At December 31, 2002, of the $46,337,000 of Residential Mortgage and Contracts for Deed that we have purchased, approximately $18,000,000 has been purchased from SCMI, an Affiliate.

DIVIDENDS DECLARED AND DISTRIBUTIONS MADE

     During the year ended December 31, 2002 and 2001, we declared dividends and made the distributions at a 10% annual distribution rate. The distributions made during the both years exceeded earnings. Refer to the table below for the distribution made. Our Trustees have determined that we will set the dividend rate for future distributions that will not exceed earning. The monthly dividend rate will be set based on earnings of most recent quarter then ended, using our best projection of earning during the upcoming quarter. The rate set by the Trustees during the March 2003 quarter was $0.1533 per share per month which translated to a 9.2% annual rate.

                                     Three Months       Years Ended
                                         Ended          December 31,
                                     March 31, 2003    2002     2001
                                     --------------   -------  -------
Monthly distribution rate per share     $0.1533       $0.1667  $0.1629
Total distribution per share              $0.46         $2.00    $1.96
Earnings per share                        $0.46         $1.81    $1.81



                   INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

     Our principal investment objectives are to invest the Net Offering Proceeds in Mortgage Investments consisting of Residential Mortgages, Contracts for Deed and Interim Mortgages secured by single-family residential real estate. Those investments are expected to:

(1) produce net interest income;

(2) provide monthly distributions from, among other things, interest on Mortgage Investments; and

(3) permit reinvestment of payments of principal and proceeds of prepayments, sales and insurance net of expenses.

     There is no assurance that these objectives will be attained. See "Risk Factors.?

INVESTMENT POLICY

     Our primary investment policy is to purchase the following types of Mortgage Investments: (1) first lien, fixed rate mortgages secured by single-family residential property throughout the United States (which we refer to herein as "Residential Mortgages"); (2) the Seller's unencumbered interest in fixed rate Contracts for Deed (also known as land contracts) for the sale of single-family residential property throughout the United States (which we refer to herein as "Contracts for Deed"); and (3) loans of 12 months or less in term, made to investors for the construction, purchase, renovation, and sale of conventional single-family, modular and manufactured homes (which we refer to herein as "Interim Mortgages"). The Residential Mortgages, Contracts for Deed and the Interim Mortgages that we invest in are collectively referred to herein as the "Mortgage Investments." See "Certain Legal Aspects of Mortgage Loans" for a discussion concerning mortgages, deeds of trust, contracts for deed, foreclosure and certain risks related to an investment in mortgages.

     A significant portion of the home buying public is unable to qualify for government insured or guaranteed or conventional mortgage financing. Strict income ratios, credit record criteria, Loan-to-Value Ratios, employment history and liquidity requirements serve to eliminate conventional financing alternatives for many working class homebuyers. A large market of what are referred to as "B," "C," "D," and "DD" grade mortgage notes has been generated through utilization of non-conforming underwriting criteria for those borrowers who do not satisfy the underwriting requirements for government insured or guaranteed or conventional mortgage financing. Although there is no industry standard for the grading of those non-conforming loans, the grade is primarily based on the credit worthiness of the borrower.

     We acquire what we consider to be "B," "C" and "D" grade mortgage loans. Typically non-conforming notes bear interest at above market rates consistent with the perceived increased risk of default. In practice, non-conforming notes experience their highest percentage of default in the initial 12 months of the loan. We intend to reduce the rate and expense of early payment defaults through the adherence to investment policies that require the seller of a note to us with a payment history of less than 12 months to replace or repurchase any non-performing note and to reimburse us for any interest, escrows, foreclosure, eviction, and property maintenance costs.

     Most of our Mortgage Investments to date are geographically concentrated in the Dallas/Fort Worth Metropolitan area due to proximity of our loan servicers and the more ready availability to us of seasoned loans in that area. We anticipate that this concentration will continue, although it is our intention to expand our geographic presence through the purchase of Interim Loans and other Mortgage investments in other geographic areas of the United States. In making the decision to invest in other states, we consider the availability of non-judicial foreclosure, as is available in Texas, to be the primary legal consideration. While Texas does not provide a statutory right of redemption and permits deficiency judgments, we do not rely upon those provisions in the enforcement of our liens and therefore we believe that the risks in Mortgage Investments in most other states will not be significantly different than those we face in Texas.

     Currently, the major portion of our portfolio is comprised of Interim Mortgages. We have been shifting to a portfolio that is more heavily weighted to Interim Mortgages because 1) to date we have not experienced income loss due to default with Interim Mortgages since those loans are subject to limited or full recourse, and 2) blended yields for Interim Mortgages offered to us have been higher than those of the other Mortgage Investments. We expect this trend to continue for the foreseeable future at least until market conditions indicate a more favorable portfolio mix.

UNDERWRITING CRITERIA

     We will not originate loans, except to facilitate the resale of a foreclosed property. Funds awaiting investment in Mortgage Investments will be invested in government securities, money market accounts or other assets that are permitted investments for REITs. See "Investment Objectives and Policies - Temporary Investments.?

     The underwriting criteria for our purchase of Mortgage Investments are as follows:

(1) Priority of Lien. All notes purchased must be secured by a first lien that is insured by a title insurance company. We will not purchase second liens or other subordinate or junior liens. Purchase of "wrap notes" will be permitted subject to loan to value ratios specified below. A "wrap note" is a secured lien note that "wraps" around an existing first lien and on which the holder has the right to service the first lien indebtedness. All Contracts for Deed must provide us with unencumbered title to the real estate collateral.

(2) Rate. The Advisor seeks to acquire Mortgage Investments that will provide us with a satisfactory net yield. Net yield is determined by the yield realized after payment of the note servicing fee (1/2 of 1% of note balance, annually) and administrative costs (estimated to be 1/2 of 1% of the first $50 million of Average Invested Assets and 1% of Average Invested Assets over $50 million). See "Summary of Declaration of Trust - Limitation on Total Operating Expenses". Under the Advisory Agreement with our Advisor, the servicing and administrative cost burden will be approximately 1% on the first $50 million in Average Invested Assets and 1-1/2% of Average Invested Assets in excess of $50 million. All rates will be fixed rates. We will not acquire adjustable rate loans. Some notes will be bought at a discount to increase their yield above the contractual rate. No notes will be purchased at a premium above the outstanding principal balance. This investment policy allows for acquisition of notes at various rates.

(3) Term and Amortization. There is no minimum term for the notes we acquire. The maximum term for Residential Mortgages and Contracts for Deed is 360 months and Interim Mortgages may not exceed 12 months in term. Amortization will vary from 0 (interest only on loans 12 months and less) to 360 months. Balloon notes are allowed, so the amortization period does not need to match the term. No amortization may exceed 360 months.

(4) Loan-to-Value Ratio. Except as set forth below, any loan purchased may not exceed an 85% Loan-to-Value Ratio ("LTV"). Exceptions will be made for: (1) loans with LTV's in excess of 85% which may be purchased if discounted sufficiently to bring the Investment-to-Value Ratio to 85% or less (the LTV's will be established by appraisal on unseasoned loans, and by broker price opinion (BPO) or appraisals not more than 12 months old on seasoned notes); (2) loans that have seller recourse through the 12th monthly payment; and (3) Interim Mortgages (loans to real estate investors for purchase or construction of homes for sale) may be purchased if they will not exceed a 50% LTV and will have a maturity of one year or less. However, the President shall have the authority to purchase Interim Mortgages with a LTV ratio up to 65% on a case-by-case basis.

(5) Seasoning. Residential Mortgages and Contracts for Deed must have a minimum of 12 months payment history or will be required to have seller recourse through the twelfth payment. Those seller recourse agreements will require the seller of a Residential Mortgage or Contract for Deed to us to replace or repurchase any non-performing note and reimburse us for any interest, escrows, foreclosure, eviction, and property maintenance costs. A note will be considered non-performing if any portion of the principal, interest or escrow payment is 30 days past due. By their nature, Interim Mortgages are not subject to the seasoning requirement.

(6) Borrower, Loan and Property Information. A completed Uniform Residential Loan Application (FNMC form 1003, FDMC form 65), or other form acceptable to us must accompany each Residential Mortgage and Contract for Deed loan acquired. The Form must include property address, year built, square footage, type of construction, purchase price of the property, date of purchase, down payment and original loan amount, rate, term and amortization, borrower and co-borrower name, address, home and work telephone numbers, prior residence, prior mortgagee or landlord, current employer and, if employed less than one year at current employer, previous employer, monthly income and expense information, listing of assets and liabilities and a listing of three references, with phone numbers and addresses, including next of kin. In addition, each loan file should include a Verification of Employment (completed) and a Verification of Rent (completed), if applicable.

(7) Appraisals and BPO's. Each unseasoned loan must have an appraisal demonstrating a LTV ratio or Investment-to-Value Ratio of not more than 85% (subject to the exceptions set forth in 4 above). The appraisals may be limited in scope (not requiring interior inspection) but must be performed by appraisers approved by the Advisor. Each seasoned note must be accompanied by an appraisal or a Broker Price Opinion (not more than 12 months old), demonstrating a LTV ratio or Investment-to-Value Ratio not in excess of 85% (subject to the exceptions set forth in 4 above), and photographs of the property securing the loan.

(8) Credit. Payment histories reflecting no late payments (30 days +) for twelve consecutive months will be deemed a sufficient demonstration of creditworthiness of the borrower for seasoned notes. For unseasoned notes, the borrower must have the following:

- Current credit report with acceptable explanations for any adverse ratings, no active bankruptcies, no prior foreclosures.

- Employment, verified, with current employer, or no lapse in employment for the last 12 months.

- Income ratio, verified, indicating income at least 2.5 times the monthly payment inclusive of escrows.

- Prior mortgage payment or rental history demonstrating 12 consecutive months pay history with no late pays (30 days past due).

(9) Escrow Requirement. All loans must have adequately funded tax and insurance escrow accounts and a continuing obligation to fund 1/12th of the annual insurance and tax amounts each month. The President, in her sole discretion, may waive this escrow requirement for loans evidencing a Loan-to-Value Ratio of less than 80% or that are seasoned more than 24 months.

(10) Estoppel Letters. Each loan purchased must be accompanied with both a maker's and a payee's estoppel letter attesting to loan balances, payment amount, rate, term, security, escrow balance, current status of account, and next payment date. Estoppel letters must be no more than 30 days old at time of loan acquisition.

(11) Hazard Insurance. Each loan purchased must have, in effect, a prepaid hazard insurance policy with a mortgagee's endorsement for our benefit in an amount not less than the outstanding principal balance on the loan. We reserve the right to review the credit rating of the insurance issuer and, if deemed unsatisfactory, request replacement of the policy by an acceptable issuer.

 (12) Geographical Boundaries. We may purchase loans in any of the 48 contiguous United States. However, in states which provide redemption rights after foreclosure, the maximum loan to value ratio will be 80%, or alternatively the loan must provide mortgage insurance.

(13) Mortgagees' Title Insurance. Each loan purchased must have a valid mortgagees' title insurance policy insuring a first lien position in an amount not less than the outstanding principal balance of the loan.

(14) Guarantees, Recourse Agreements, and Mortgage Insurance. Mortgage Investments with Investment-to-Value Ratios in excess of 85% and/or less than 12 months seasoning will not be purchased without one or more of the following: government guarantees, seller recourse agreement, mortgage insurance or similar guarantees or insurances approved by the Board of Trustees, including a majority of the Independent Trustees.

(15) Pricing. Mortgage Investments will be purchased at no minimum percentage of the principal balance, but in no event in excess of the outstanding principal balance. Prices paid for notes will vary with seasoning, interest rate, credit, Loan-to-Value Ratios, payment histories, guarantees or recourse agreements, and average yield of our loan portfolio among other factors. Our objectives will be accomplished through purchase of high rate loans, prepayment of notes purchased at a discount, reinvestment of principal payments, interim home purchase loans and other short-term investment of cash reserves and, if utilized, leverage of capital to purchase additional loans. Interim Mortgages are purchased with a negotiated interest rate payable to the Company.

     The principal amounts of Mortgage Investments and the number of Mortgage Investments in which we invest will be affected by market availability and also depends upon the amount of Net Offering Proceeds available to us from the sale of our Shares. If less than the maximum Net Offering Proceeds are obtained, the number of different loans available for investment will be reduced. There is no way to predict the future composition of our portfolio since it will depend in part on the loans available at the time of investment. See "Investment Portfolio" for a description of the Mortgage Investments currently owned by us.

TEMPORARY INVESTMENTS

     We intend to use the Net Offering Proceeds to acquire Mortgage Investments. There can be no assurance as to when we will be able to invest the full amount of the Net Offering Proceeds in Mortgage Investments, although we will use our best efforts to invest or commit for investment the full amount of Net Offering Proceeds within 60 days of receipt. We will temporarily invest any Net Offering Proceeds not immediately invested in Mortgage Investments or for the other purposes described above, in certain short-term investments appropriate for a trust account or investments which yield "qualified temporary investment income" within the meaning of Section 856(c)(6)(D) of the Code or other investments which invest directly or indirectly in any of the foregoing (such as repurchase agreements collateralized by any of the foregoing types of securities) and/or such investments necessary for us to maintain our REIT qualification or in short-term highly liquid investments such as in investments with banks having assets of at least $50,000,000, savings accounts, bank money market accounts, certificates of deposit, bankers' acceptances or commercial paper rated A-1 or better by Moody's Investors Service, Inc., or securities issued, insured or guaranteed by the United States government or government agencies, or in money market funds having assets in excess of $50,000,000 which invest directly or indirectly in any of the foregoing.

OTHER POLICIES

     We will not: (a) issue senior securities; (b) invest in the securities of other issuers for the purpose of exercising control; (c) invest in securities of other issuers, other than in temporary investments as described under "Investment Objectives and Policies - Temporary Investments"; (d) underwrite the securities of other issuers; or (e) offer securities in exchange for property.

     We may borrow funds to make distributions to our shareholders or to acquire additional Mortgage Investments. Our ability to borrow funds is subject to certain limitations set forth in the Declaration of Trust. See "Summary of Declaration of Trust - Restrictions on Borrowing.?

     Other than in connection with the purchase of Mortgage Investments, which may be deemed to be a loan from us to the borrower, we do not intend to loan funds to any person or entity. Our ability to lend funds to the Advisor, a Trustee or Affiliates thereof is subject to certain restrictions as described in "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates.?

     We will not sell property to the Advisor, a Trustee or Affiliates thereof at terms less favorable than could be obtained from a non-affiliated party. See "Summary of Declaration of Trust - Restrictions on Transactions With Affiliates.?

     Although we do not intend to invest in real property, to the extent we do, a majority of the Trustees shall determine the consideration paid for such real property, based on the fair market value of the property. If a majority of the

Independent Trustees determine, or if the real property is acquired from the Advisor, as Trustee or Affiliates thereof, a qualified independent real estate appraiser shall determine such fair market value selected by the Independent Trustees.

     We will use our best efforts to conduct our operations so as not to be required to register as an investment company under the Investment Company Act of 1940 and so as not to be deemed a "dealer" in mortgages for federal income tax purposes. See "Federal Income Tax Considerations.?

     We will not engage in any transaction which would result in the receipt by the Advisor or its Affiliates of any undisclosed "rebate" or "give-up" or in any reciprocal business arrangement which results in the circumvention of the restrictions contained in the Declaration of Trust and in applicable state securities laws and regulations upon dealings between us and the Advisor and its Affiliates.

     The Advisor and its Affiliates, including companies, other partnerships and entities controlled or managed by such Affiliates, may engage in transactions described in this prospectus, including acting as Advisor, receiving distributions and compensation from us and others, the purchasing, warehousing, servicing and reselling of mortgage notes, property and investments and engaging in other businesses or ventures that may be in competition with us. See "Conflicts of Interest,? "Management Compensation" and "Management.?

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

     The investment restrictions contained in the Declaration of Trust may only be changed by amending the Declaration of Trust with the approval of the shareholders. However, subject to those investment restrictions, the methods for implementing our investment policies may vary as new investment techniques are developed.


                                MANAGEMENT

GENERAL

     Our Trustees are responsible for the overall management and control of our business and are accountable to the Company as fiduciaries. The Trustees have retained the Advisor, including our President, who is an employee of the Advisor, to manage the Company?s day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Trustees.

     We currently have five Trustees, three of whom are Independent Trustees. Our Declaration of Trust provides for not less than three nor more than nine Trustees, a majority of whom must be Independent Trustees. Each Trustee serves for a one-year term.

     The Trustees establish written policies on investments and borrowings and monitor our administrative procedures and investment operations and also monitor the performance of our President and the Advisor to assure that those policies are carried out. Until modified by the Trustees, we will follow the policies on investments and borrowings set forth in this prospectus. The Independent Trustees are responsible for reviewing our investment policies not less often than annually and with sufficient frequency to determine that the policies being followed are in the best interests of our shareholders.

     A vacancy in the Board of Trustees created by the death, resignation, or incapacity of a Trustee or by an increase in the number of Trustees (within the limits referred to above) may be filled by the vote of a majority of the remaining Trustees (with respect to a vacancy created by the death, resignation, or incapacity of an Independent Trustee, the remaining Independent Trustees shall nominate a replacement). The shareholders shall fill vacancies occurring as a result of the removal of Trustees by shareholders. Any Trustee may resign at any time and may be removed by the holders of at least a majority of the outstanding Shares (with or without cause) or by a majority of the Trustees (only for cause).

     The Trustees (including the Independent Trustees) shall periodically monitor the allocation of Mortgage Investments between us and any Affiliated Programs to insure that the allocation method described herein under the caption "Conflicts of Interest - Competition with Affiliates for the Purchase and Sale of Mortgage Investments" is being applied fairly to us.

FIDUCIARY RESPONSIBILITY OF TRUSTEES

     Consistent with the duties and obligations of, and limitations on, the Trustees as set forth in our Declaration of Trust, and under the laws of the State of Maryland, the Trustees are accountable to our shareholders as fiduciaries. As a result, the Trustees are required to perform their duties in good faith and in a manner each Trustee believes to be in our best interest and the best interest of our shareholders and act with such care, including reasonable inquiry, as a prudent person in a similar position would use under similar circumstances. The Trustees will review annually our budget that will be prepared by our Advisor. In addition, the Independent Trustees must review our relationship with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to both our shareholders and us.

LIMITATION ON LIABILITY OF TRUSTEES AND OFFICERS

     The Declaration of Trust provides that Trustees and officers shall have the fullest limitation on liability permitted under Maryland law. Pursuant to such statutory provisions, Trustees and officers have no liability for breach of the duty of loyalty, unless such breach of duty results in an improper personal benefit or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In all situations in which the limitations of liability contained apply, the remedies available to us or our shareholders are limited to equitable remedies, such as injunctive relief or rescission, and do not include the right to recover money damages. The Trustees and other officers are liable to us or to our shareholders only (i) to the extent the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

INDEMNIFICATION OF TRUSTEES, OFFICERS AND OTHERS

     The Declaration of Trust provides that, to the fullest extent allowed by Maryland law, we will indemnify the Trustees, the Advisor and their Affiliates and employees of each against losses incurred by them arising in connection with our business; provided that (1) the Trustees, the President, or the Advisor has determined, in good faith, that the course and conduct which caused the loss or liability was in our best interests, (2) liability or loss was not the result of negligence or misconduct with respect to the affiliated Trustee, the President, the Advisor and its Affiliates or the result of bad faith, willful misfeasance, gross negligence or reckless disregard of the Trustee's duties, and (3) the indemnification or agreement to hold harmless is recoverable only out of our assets and not from our shareholders.

     To the extent that the indemnification of the Trustees may apply to the liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable. In the event that a claim for indemnification by us of expenses incurred or paid by an indemnified party in the successful defense of any action, suit or proceeding is asserted by that person in connection with the offering of the Shares, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether that indemnification is against public policy as expressed in the Securities Act of 1933. We will then be governed by the final adjudication of such issue. In addition, we shall not indemnify the Trustees, the Advisor and their Affiliates for liabilities arising under a violation of federal and state securities laws associated with the offer and sale of Shares. We may indemnify a Trustee, the Advisor and their Affiliates who are performing services on our behalf for settlements and related expenses incurred in successfully defending such lawsuits, provided, that (1) a court either (a) approves the settlement and finds that indemnification of the settlement and related costs should be made or (b) approves indemnification of litigation costs if there has been a successful defense, or (2) there has been a dismissal with prejudice on the merits (without a settlement). Any person seeking indemnification shall inform the court of the published position of the Securities and Exchange Commission with respect to indemnification for securities law violations before seeking court approval for indemnification.

SHAREHOLDERS' RIGHTS AND REMEDIES

     In addition to potential legal action against the Trustees, the Declaration of Trust and laws of the State of Maryland provide each shareholder with certain legal rights and remedies, including the right, by a majority vote of the outstanding Shares entitled to vote, to remove the Trustees, with or without cause, or to terminate our existence. See "Summary of Declaration of Trust."

DEFENSES AVAILABLE TO TRUSTEES AND THE ADVISOR

     There are certain defenses under Maryland law and pursuant to the Declaration of Trust that are available to the Trustees and the Advisor in the event of a shareholder action against them. One such defense is the "business judgment rule.? A Trustee or the Advisor can, under the "business judgment rule,? argue that he performed the action giving rise to the shareholder's action in good faith and in a manner he reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Trustees and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. In the event a shareholder challenges an amendment to the Declaration of Trust made by Trustees without the shareholders' approval, the Trustees can defend by arguing that the Declaration of Trust permits amendments to the Declaration of Trust without shareholder vote in certain circumstances.

TRUSTEES AND OFFICERS

     Our Trustees and officers are as follows:

          NAME                       AGE     OFFICES HELD
     Christine "Cricket" Griffin     50      Trustee, Chairman of the Board,
                                               President and Treasurer
     Douglas R. Evans                57      Independent Trustee and
                                               Secretary
     Richard D. O'Connor, Jr.        47      Independent Trustee
     Paul R. Guernsey                52      Independent Trustee
     Michele A. Cadwell              50      Trustee

     Christine Griffin has been our President and Treasurer and a Trustee since July 1996. Since January, 2001, she has been the President of UMT Advisors, Inc., Advisor to United Mortgage Trust. From June 1995 until July 1996, Ms. Griffin served as Chief Financial Officer of SCMI, a Texas based mortgage-banking firm that is an Affiliate of the Advisor and that has previously sold mortgages and provided mortgage-servicing services to us. Her responsibilities at SCMI included day-to-day bookkeeping through financial statement preparation, mortgage warehouse lines administration, and investor communications and reporting. Additionally, Ms. Griffin was responsible for researching and implementing a note servicing system for SCMI and its subservicer. Before joining SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for 10 years, during which time her responsibilities included regulatory reporting, shareholder relations, and audit supervision. Ms. Griffin is a 1978 graduate of George Mason University, Virginia with a Bachelor of Arts degree, summa cum laude, in Politics and Government.

     Richard D. O'Connor, Jr. is one of our Independent Trustees. He has been a Trustee since July 1996. In 2000 Mr. O?Connor became a partner of O?Connor & Jones, L.L.P., a Dallas law firm. From 1998 to 2000 Mr. O'Connor was a shareholder of Stollenwerck, Moore & Silverberg, P.C., a Dallas law firm. From 1993 to 1998, Mr. O'Connor practiced law as a sole practitioner specializing in the areas of real estate, business and contract law. Between 1985 and 1993, Mr. O'Connor was a partner with the Dallas law firm of Scoggins, O'Connor and Blanscet. Between 1989 and 1993, Mr. O'Connor was an attorney in the real estate department of J.C. Penney Company. Mr. O'Connor received a Bachelor of Business Administration degree from the University of Texas at Austin in 1976, and a J.D. degree from the University of Houston in 1978. Mr. O'Connor has been Board Certified in Commercial Real Estate law by the Texas Board of Legal Specialization since 1987.

     Paul R. Guernsey has been one of our Independent Trustees since July 1996. Since 1993 Mr. Guernsey has been a Partner and Chief Financial Officer of The Hartnett Group, Ltd. and related companies. These companies invest primarily in the financial markets, income and non-income producing real estate, real estate development, and residential mortgage loans. From 1991 through 1993 Mr. Guernsey was Chief Financial Officer of American Financial Network, Inc. a public company that operated a computerized loan origination network, seven residential mortgage brokerage companies, and a wholesale mortgage brokerage operation. From 1987 through 1991, he was Chief Financial Officer and then Vice President of Operations for Discovery Learning Centers, Inc., a chain of childcare centers. From 1986 to 1987, he worked with James Grant & Associates, a Dallas based merchant banking firm. From 1973 through 1985, he served in the audit, tax and management services departments of both a regional CPA firm, and as a partner of a local firm in Michigan. Mr. Guernsey graduated with a Bachelors Degree in Business (Accounting) from Ferris State University, Michigan in 1973 and is a member of the American Institute of CPA's.

     Douglas R. Evans has been one of our Independent Trustees since July 1996. Since February 1995, Mr. Evans has been a Principal of PetroCap, Inc., a firm that provides investment and merchant banking services to a variety of clients in the oil and gas industry. From 1987 until February 1995, Mr. Evans was President and Chief Executive Officer of Woodbine Petroleum, Inc., which was a publicly traded oil and gas company until it was taken private through a merger in September 1992. As part of his responsibilities at Woodbine, Mr. Evans managed and negotiated the sale of the parent company's REIT portfolio including mortgages and real property. Mr. Evans has been a licensed real estate broker in Texas since 1979 and a licensed real estate agent since 1976. Mr. Evans received an MBA from Southern Methodist University in 1972 and a Bachelors of Arts degree from the University of North Carolina in 1967.

     Michele A. Cadwell is one of our affiliated Trustees. She is a fee attorney affiliated with Commonwealth Land Title of Dallas, Texas. From 1998 to 1999, Ms. Cadwell was Manager ? Onshore Land Operations with EEX Corp.
Her primary responsibilities include drafting and negotiating exploration and marketing agreements, analysis of legislation and regulatory proposals, researching complex mineral titles, organization and management of non-core property divestitures, settlement of land owner disputes and advising and testifying on matters before the Oklahoma Corporation Commission. From 1980 until 1998 she was employed with Enserch Exploration, Inc. as Senior Land Representative. Ms. Cadwell is a 1974 graduate of the University of Oklahoma with a Bachelors of Arts Degree in English and a Juris Doctor Degree in 1978. She is admitted to both the Oklahoma and Texas bars.

COMMITTEES AND MEETINGS

     Our Board of Trustees has standing audit and compensation committees that meet at least annually.

     The Board of Trustees held regular meetings during 2002. None of the Trustees attended fewer than 75% of the meetings of the Board of Trustees.

COMPENSATION OF TRUSTEES

     Trustees who are not Independent Trustees do not receive any compensation for acting as Trustees. Independent Trustees are entitled to receive the greater of $1,000 per meeting or $4,000 per year. For each year in which they serve, each Independent Trustee shall also receive 5-year options to purchase 2,500 Shares at an exercise price of $20 per Share (not to exceed 12,500 Shares per Trustee). During each of the 12 months ended December 31, 2000 and 1999, Independent Trustees received $3,000 each for attending all of the meetings and waived their rights to further fees and each received 5-year stock options to purchase 2,500 Shares at an exercise price of $20 per Share.

CERTAIN TRANSACTIONS

     On July 17, 1996, we sold 10,000 Shares to Mortgage Trust Advisors, Inc., a Texas corporation that served as our Advisor from 1996 to December 31, 2000, for $20 per share.

     Since our organization in July 1996, we have issued an aggregate of 55,000 five-year options to purchase our Shares at $20 per share to our Independent Trustees.

     SCMI, from which we have acquired mortgages, and which served as our loan servicer prior to January, 2002, is a Texas based mortgage bank of which the sole beneficial shareholder is Todd Etter, an officer and principal shareholder of the Advisor. We have purchased an aggregate of $18,000,000 in Mortgage Investments from SCMI since inception. We also paid servicing fees to SCMI of approximately $185,000 during 2001.

     Ms. Christine Griffin, our President and Treasurer and one of our Trustees, is the President of UMT Advisors, Inc., our Advisor and was previously the Chief Financial Officer of SCMI.

     PSC, a loan servicing company servicing most of our Residential Mortgages and Contracts for Deed, is a Texas-based corporation of which the sole beneficial shareholder is Todd Etter, an officer and principal shareholder of the Advisor. We have paid servicing fees of $197,000 to PSC during 2002.

     CRC is a Texas corporation that is 50% owned by Todd Etter, an officer and principal shareholder of the Advisor. CRC is in the business of financing home purchases and renovations by real estate investors. As of December 31 2002, we purchased an aggregate of $51,000,000 in Interim Mortgages from CRC and plan to purchase additional Interim Mortgages from CRC.

    RAFC is a Texas corporation that is 50% owned by SCMI, which is owned by Todd Etter, who is Chairman of the Advisor. RAFC is in the business of financing Interim Mortgages for the purchase of land and the construction of modular and manufactured single-family homes placed on the land by real estate investors. As of December 31, 2002, we purchased an aggregate of $11,000,000 in Interim Mortgages from RAFC and plan to purchase additional Interim Mortgages from RAFC.

     In 2001, we began paying UMT Advisors, Inc., our current Advisor, trust management fees, the aggregate sum of which is $694,000 and acquisition fees of $1,594,000 in the aggregate as of December 31, 2002.

     Effective on January 1, 2001, UMT Advisors, Inc. assumed our lease for office space at 5740 Prospect Avenue, Suite 1000, Dallas, Texas as part of the trust management fee paid to the Advisor.

     Todd Etter, who is an Affiliate of the Advisor and other of its Affiliates and Melvin E. Horton, an affiliate of the Advisor, are registered representatives with broker dealer firms that are Participating Dealers in this offering.

                 THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

     Our Advisor is UMT Advisors, Inc., a Texas corporation organized on November 3, 2000. The Advisor has been retained pursuant to an Advisory Agreement effective on January 1, 2001, to provide us with day-to-day management and administrative services performed by its employees located in their offices in Dallas, Texas. In addition, the Advisor is engaged to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and consistent with such investment programs as the Trustees may adopt from time to time in conformity with the Declaration of Trust. The services of the Advisor include managing our development of investment guidelines, overseeing servicing, negotiating purchases of loans and overseeing the acquisition or disposition of investments, and managing our assets. The Advisor has a fiduciary duty to us and to our shareholders.

     The directors and officers of the Advisor are set forth below. These officers of the Advisor may also provide services to us on behalf of the Advisor.

     NAME                          AGE     OFFICES HELD

     Todd Etter                    52      Chairman
     Christine ?Cricket? Griffin   50      President
     Timothy J. Kopacka            43      Executive Vice President/Secretary
     Melvin E. Horton, Jr.         57      Executive Vice President/Marketing

     Todd Etter has been Chairman of UMT Advisors, Inc. since its formation in 2000. He was President of Mortgage Trust Advisors, Inc., our former Advisor since 1996. Mr. Etter is a 50% owner and a director of Capital Reserve Corp.

("CRC"), a Texas corporation that sells Interim Mortgages to us and services those Interim Mortgages for us. In addition, Mr. Etter, through SCMI, is a 50% owner of Ready America Funding Corp. (?RAFC?), a Texas corporation that sells Interim Mortgages to us and services those Interim Mortgages for us. Since 1997, Mr. Etter has been a registered representative with First Financial United Investments Limited which is one of our Participating Dealers for this offering. In 1992 Mr. Etter formed and since that date has served as President of South Central Mortgage, Inc., a Dallas, Texas-based mortgage banking firm of which he is sole director. In 1982 he formed South Central Financial Group, Inc., a Dallas, Texas based investment-banking firm and continues to serve as its President. During the period 1980-1992 he sourced over $37 million in capital for cable television, real estate and child care center investments. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company. In total, Crawford, Etter and Associates developed over 1,000 residential lots, marketed over 800 single-family homes and constructed over 400 homes. Mr. Etter received a Bachelors of Arts degree from Michigan State University in 1972.

     Christine Griffin. Ms. Griffin has served as President of UMT Advisors, Inc. since its inception. For Ms. Griffin?s biographical information, please see above under ?Trustees and Officers.?

     Timothy J. Kopacka has served as Vice-President of UMT Advisors, Inc. since its formation in 2000. Since 1996, Mr. Kopacka has served as Vice President of Mortgage Trust Advisors, Inc., the Company?s former Advisor. Since 1984, he has been President of Kopacka & Associates, Inc., dba Grosse Pointe Financial, a financial advisory firm. From 1987 to 1990, he served as Vice President of Marketing and Operations for Kemper Financial Services in their retirement plans division. From 1980 to 1983, he was employed with Deloitte, Haskins & Sells, an international accounting and consulting firm. From 1983 through 1986, Mr. Kopacka was Chief Financial Officer for Federal Tax Workshops, Inc., an educational and consulting firm for CPA's. Mr. Kopacka, a Certified Public Accountant, received a Bachelors of Arts degree in Accounting and Finance from Michigan State University. He is a member of the Michigan Association of CPA's, the Hawaii Association of Public Accountants and the American Institute of CPA's.

     Melvin E. Horton, Jr. has served as a Vice President of UMT Advisors, Inc. since its inception. Since January 2000, Mr. Horton has been President of AML Advisors, a firm engaged in providing consulting, sales, and marketing advice to institutional and individual investors. Also since January 2000, Mr. Horton has been a registered representative with IMS Securities, Inc., which is one of our Participating Dealers for this offering. From January 1997 to January 2000 he was Senior Vice President and Managing Director of the Private Client Group of Southwest Securities, Inc. (NYSE). Mr. Horton managed The Horton Company, a Registered Investment Advisor from January 1996 to January 1997. Between August 1982 and December 1988 and between May 1992 and January 1996, he acted in sales and management positions for Salomon Smith Barney and its predecessor firms including Shearson Lehman Brothers and EF Hutton. He served as President of MBI Financial from January 1989 to May 1992. Mr. Horton received a Bachelor?s degree in Business in Accounting and Finance in 1968 from Southern Methodist University and an MBA from the Cox School at SMU in 1971.

SUMMARY OF THE ADVISORY AGREEMENT

     With the approval of our Trustees, including all of the Independent Trustees, we entered into a contract with the Advisor (the ?Advisory Agreement?) effective on January 1, 2001, under which the Advisor provides us with our day-to-day administrative services. In addition, the Advisor is obligated to use its best efforts to develop and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities that are consistent with our investment policies and objectives and also consistent with any investment programs that the Trustees may adopt from time to time in conformity with the Declaration of Trust. Prior to January 1, 2001, we were self-administered and our administrative services were provided by our President, Cricket Griffin, and we utilized our prior advisor, Mortgage Trust Advisors, Inc., to select our investments and to pay our overhead, with a limited contribution by us. Termination of that advisory agreement resulted in the Company being exposed to variable administrative expenses since the portion of costs that we had to contribute would no longer be fixed. In addition, our prior advisory agreement required that if additional services beyond those specified in our advisory agreement were required, the Company would have to incur the expense of adding personnel to perform those additional services. This meant that increased administrative costs would reduce the amount available to us for distributions. Our Trustees entered the current agreement with our Advisor in order to fix our administrative costs while increasing the level of services provided through our present arrangement under which the Advisor will perform all of our administrative services plus certain additional services we require for a fixed fee.

   Although our Trustees retain exclusive authority over our management, the conduct of our affairs and the management and disposition of our assets, the Trustees have initially delegated to the Advisor, subject to the supervision and review of the Trustees and consistent with the provisions of our Declaration of Trust, the following responsibilities:

- develop underwriting criteria and a model for our investment portfolio;

- acquire, retain or sell our Mortgage Investments;

- seek out, present and recommend investment opportunities consistent with our investment policies and objectives, and negotiate on our behalf with respect to potential investments or the disposition thereof;

 - pay our debts and fulfill our obligations, and handle, prosecute and settle any of our claims, including foreclosing and otherwise enforcing mortgages and other liens securing investments;

- obtain such services as may be required by us for mortgage brokerage and servicing and other activities relating to our investment portfolio;

- evaluate, structure and negotiate prepayments or sales of Mortgage
Investments;

- manage the structuring and registration of additional shares for our offering;

- develop our administrative budget;

- administer our day-to-day operations;

- coordinate marketing and sales of our shares;

- develop and maintain our web site;

- administer our Share Repurchase and Dividend Reinvestment Programs;

- coordinate engagement of market makers and listing of our shares at the appropriate time;

- develop institutional and retail secondary market interest for our shares;

- arrange our note warehousing credit facility and provide required financial guarantees;

- negotiate our loan purchases;

- develop and monitor our investment policies;

- develop high yield loan acquisition program;

- oversee loan servicing for our portfolio;

- oversee acquisition and disposition of our investments;

- manage our assets; and

- from time to time, or as requested by the Trustees, make reports to us regarding the Advisor's performance of the foregoing services.

     The Advisory Agreement has an initial term of one year. We may renew the Advisory Agreement annually subject to an evaluation of the performance of the Advisor by the Trustees and the affirmative vote of the Independent Trustees. The Advisory Agreement may be terminated (1) without cause by the Advisor or
(2) with or without cause by a majority of the Independent Trustees. Termination under either of those provisions may be made without penalty and upon 60 days' prior written notice to the non-terminating party.

     The Advisor may engage in other business activities related to real estate, Mortgage Investments or other investments whether similar or dissimilar to those made by us or act as advisor to any other person or entity having investment policies whether similar or dissimilar to ours (including other REITs). See "Investment Objectives and Policies.? However, except for the allocation of investments between us and other Affiliated Programs as described under the caption "Conflicts of Interest - Competition with Affiliates for the Purchase and Sale of Mortgage Investments" or except for the operations of

SCMI, CRC, or RAFC before the Advisor, the officers and directors of the Advisor and all persons controlled by the Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present an investment opportunity to us if (1) that opportunity is of a character which could be taken by us, (2) that opportunity is compatible with our investment objectives and policies and (3) we have the financial resources to take advantage of that opportunity. SCMI is currently in the business of purchasing and selling mortgages. CRC and RAFC are currently in the business of financing home purchases, renovations, and construction by investors. PSC is in the business of servicing mortgage loans. SCMI, CRC, RAFC and PSC will each continue in their business. However, SCMI, CRC and RAFC have each agreed that, if it has any loans that it desires to sell, it will give us the right of first refusal to purchase that loan if (1) it is of a character which could be bought by us,
(2) it is compatible with our investment objectives and policies and (3) we have the financial resources to purchase it.

     For a description of the compensation to be paid to the Advisor in consideration of the services it will render to us, see "Management Compensation."

     The Declaration of Trust provides that the Independent Trustees are to determine, at least annually, that the amount of compensation we pay the Advisor is reasonable in relation to the nature and quality of the services performed, based on the factors set forth in the Declaration of Trust and such other factors as they deem relevant, including the size of the fee in relation to the size, composition and profitability of our investment portfolio, the success of the Advisor in generating opportunities that meet our investment objectives, the rates charged to other REITs and to investors other than REITs by advisors performing similar services, the amount of additional revenues realized by the Advisor and its Affiliates for other services performed for us, the quality and extent of service and advice furnished by the Advisor, the performance of our investment portfolio and the quality of our investment portfolio in relationship to the investments generated by the Advisor for its own account.

     The Advisory Agreement provides for the Advisor to pay all of our expenses and for us to reimburse the Advisor for any third-party expenses that should have been paid by us but which were instead paid by the Advisor. However, the Advisor remains obligated to pay: (1) the employment expenses of its employees,
(2) its rent, utilities and other office expenses (except those relating to office space occupied by the Advisor that is maintained by us) and (3) the cost of other items that generally fall under the category of the Advisor's overhead that is directly related to the performance of services for which it is otherwise receiving fees from us.

                           PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of the date of this prospectus by each person who is known to us to be the beneficial owner of more than 5% of our Shares and the beneficial ownership of all Trustees and officers as a group as of such date.

                                        Number of           Percent
Name and Address                        Shares (1)          of Class
----------------                        ----------          --------
Christine Griffin (2)                     10,000(3)             *
Richard D. O'Connor, Jr. (2)               7,500(3)             *
Paul R. Guernsey (2)                      20,969(3)             *
Douglas R. Evans (2)                      15,000(3)             *
Michele A. Cadwell (2)                     5,000(3)             *
All Trustees and
Executive Officers as a
Group (5 persons)                        58,969(4)          1.2%

     * Less than 1%

     (1) For purposes of this table, Shares indicated as being owned beneficially include Shares not presently outstanding but which are subject to exercise within 60 days through options, warrants, rights or conversion privileges. For the purpose of computing the percentage of the outstanding Shares owned by a shareholder, Shares subject to that exercise are deemed to be outstanding securities of the class owned by that shareholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

     (2) A trustee and/or executive officer of our Company. The addresses of all trustees and executive officers are c/o United Mortgage Trust, 5740 Prospect Avenue, Suite 1000, Dallas, Texas 75206.

     (3) Includes Shares issuable upon the exercise of stock options at an exercise price of $20.00 per Share.

     (4) Includes the Shares described in footnote (3) above.


                    DIVIDEND POLICY AND DISTRIBUTIONS

     We intend to reinvest any Disposition Proceeds except to the extent they represent capital gains on loans purchased at a discount. We intend to distribute substantially all of our taxable income for each year (which does not ordinarily equal net income as calculated in accordance with GAAP) to our shareholders so as to comply with the REIT provisions of the Code. To the extent we have funds available, we will declare regular monthly dividends. Any taxable income remaining after the distribution of the final regular monthly dividend each year will be distributed together with the first regular monthly dividend payment of the following taxable year or in a special distribution made prior thereto. The dividend policy is subject to revision at the discretion of our Board of Trustees. All distributions will be made by us at the discretion of our Board of Trustees and will depend on our taxable earnings, our financial condition, maintenance of REIT status and such other factors as the Board of Trustees deems relevant.

     Distributions to our shareholders will generally be subject to tax as ordinary income, although a portion of such distributions may be designated by us as capital gain or may constitute a tax-free return of capital. Any distribution to shareholders of income or capital assets will be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution and the written statement disclosing the source of the funds distributed will be sent to the shareholders not later than 60 days after the close of the fiscal year in which the distribution was made. In addition, we will annually furnish to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gains, or return of capital. For a discussion of the federal income tax treatment of distributions that we pay, see "Certain Federal Income Tax Considerations - Taxation of Shareholders.?

         During the year ended December 31, 2002 and 2001, we declared dividends and made the distributions at a 10% annual distribution rate. The distributions made during the both years exceeded earnings. Our Trustees have determined that we will endeavor to set a dividend rate for future distribution that will not exceed earning. The monthly dividend rate will be set based on earnings of most recent quarter then ended with our best projection of earning during the upcoming quarter. The rate set by the Trustees during the March 2003 quarter was $0.1533 per share per month which translated to a 9.2% annual rate.

     We made a special distribution to our Shareholders in January 1997 in order to meet the requirement that we distribute at least 95% (now a 90% requirement) of our REIT Taxable Income to our Shareholders as used in the Internal Revenue Code sections that deal with REITs. Aside from that split distribution, we have not made other special distributions.


                         SUMMARY OF REINVESTMENT PLAN

     We have a Reinvestment Plan pursuant to which you may elect to have the entire amount or any portion of your distributions reinvested in additional Shares of the Company.

     You may purchase Shares under the Reinvestment Plan for $20 per share until all of the 750,000 Shares registered as part of this offering have been sold. After that time, we may purchase Shares either through purchases on the open market, if a market then exists, or through an additional issuance of Shares. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or over-the-counter market on which the Shares are listed at the date of purchase if the Shares are then listed.

     You may elect to participate in the Reinvestment Plan by completing the Subscription Agreement, the enrollment form or by other written notice to our plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. We may terminate the Reinvestment Plan for any reason at any time upon 10 days? prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our Shares would cause the percentage ownership limitation contained in our Declaration of Trust to be exceeded.

     If you elect to participate in the Reinvestment Plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions held pursuant to the Reinvestment Plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional Shares. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution.

     We will provide to each shareholder participating in the Reinvestment Plan, annually, all material information concerning the reinvestment of distributions, including the tax consequences thereof.

       You will have the opportunity to withdraw from the Reinvestment Plan at any time.

       We will pay a commission of 5% to any Participating Dealers who make sales of our Shares under the Reinvestment Plan.


                         SHARE REPURCHASE PROGRAM

     We have a Share Repurchase Program (SRP) that may provide you with limited interim liquidity. Subject to certain restrictions and limitations, the SRP may enable you to sell Shares back to us in accordance with the procedures described herein. The SRP works as follows:

Q:    Who is eligible?

A.    Any shareholder.

Q.    When can I request Shares to be repurchased?

A.    Quarterly.

Q.     How can I make a request to have my Shares repurchased?

A. Not later than 30 days prior to the end of the calendar quarter in which you want your Shares repurchased you must send us a letter specifying the number of Shares you wish to have repurchased together with the Share certificate or certificates for at least that number of Shares. Your Share certificate must be properly endorsed, including any signature guarantee that we may request. All Shares to be repurchased will be repurchased within 30 days (following the end of the calendar quarter) after receipt by the Company.

Q.    Are there limits on the number of Shares that will be repurchased?

A.    Yes.   Provided we have sufficient funds available, we intend to
repurchase from all shareholders in the aggregate an amount equal to the greater of (1) $250,000 per quarter, or (2) the total amount reinvested under the Reinvestment Plan. In the event that more Shares are presented for repurchase under (1) or (2) above, each shareholder presenting Shares for repurchase will have their pro-rata portion of Shares presented repurchased. Also, we may decline to make any share repurchases during any periods of time that we believe that business, financial or legal considerations make it inappropriate for us to do so. In addition, we face a contingent liability for rescission that is discussed under "Risk Factors." If we are required to repurchase a material amount of our Shares by reason of that right of rescission, we may suspend or terminate the SRP.

      We will notify you if we cannot repurchase your Shares for any reason. In such case, you will be given the opportunity to ask that we repurchase the Shares at such time, if any, as there are sufficient funds or the reason for our inability to repurchase no longer exists. If you make such a request, we will retain the Shares you submitted to us and we will repurchase those Shares ahead of any subsequently received request for repurchase. If you do not make such request by the date that we specify, your request will be cancelled and the Shares will be returned to you.

Q.    How much will the Company pay per share?

A. Presently, we will pay $20 per share if you have owned your Shares for at least two years, and $18 per share if you have owned your Shares for less than two years. While we do not presently contemplate changing the repurchase price, we may decide to do so if we are offering Shares to the public at a price other than $20 per share. In the event we change the repurchase price (which is not presently anticipated), we will send a letter to Shareholders informing them of the change, and will disclose the change in quarterly reports filed with the Commission on Form 10-Q.

Q. Will I continue to receive distributions after tendering my Shares for repurchase?

A. Yes. You will continue to receive distributions through the end of the month preceding the date that we actually repurchase your Shares.

Q.    Are there any Shares you will not repurchase?

A. We will not repurchase any Shares that are held by a shareholder who bought them from someone other than the Company.

Q.    How long will the SRP last?

A. The SRP will exist during the offering period and will be terminated following the close of the offering period: (i) at such time as a secondary market-maker quotes a bid and ask price for at least 30 continuous trading days; or (ii) upon the listing of the Shares on a national securities exchange or the inclusion of the Shares for quotation on a national market system. We cannot assure that those conditions will be satisfied. We may also terminate the SRP at any time and we may thereafter adopt a new SRP.

Q.    What happens to the Shares repurchased?

A. Shares we purchase under the SRP will become treasury stock, will have the status of authorized but unissued Shares and will be available for all proper Trust purposes. Shares we purchase through the SRP will not be reissued in an amount that would exceed the number of Share registered for the Reinvestment Plan under this offering, unless they are first registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

 Q.    Do I have to offer my Shares for repurchase under the SRP?

A. No. Shareholders have no obligation to sell their Shares to us. The SRP is only intended to provide interim liquidity for shareholders until a secondary market develops for the Shares. No such market presently exists and we cannot assure that one will develop.

Q. What if I want to purchase Shares again after having sold my Shares to the Company under the SRP?

A. Through the duration of this offering, you may purchase Shares provided you meet the suitability requirements and live in a state where the Shares are authorized for sale, however, we will not pay a selling concession to your registered representative on any Shares purchased by you up to the number of Shares you previously sold to the Company under the SRP.


                     FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes material Federal income tax considerations to our shareholders and us. This discussion is based on existing Federal income tax law, which is subject to change, possibly retroactively. This discussion does not discuss all aspects of Federal income taxation which may be relevant to a particular shareholder in light of its personal investment circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (including financial institutions, insurance companies, broker dealers and, except to the extent discussed below, tax exempt entities and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax law. This discussion assumes that investors will hold their Shares as "capital assets" (generally, property held for investment) under the Code.

     Because the tax aspects of an investment in the Company are complex and vary according to your own individual circumstances, we urge you to consult with your own tax advisor as to the specific tax consequences of purchasing, holding and disposing of the Shares, including the application and effect of Federal, state, local and foreign income and other tax laws.

<Pae>
GENERAL

     We elected to become subject to tax as a REIT, for Federal income tax purposes, commencing with the taxable year ending December 31, 1997. Our Board of Trustees currently expects that we will operate in a manner that will permit us to qualify as a REIT for the taxable year ending December 31, 2002, and in each taxable year thereafter. This treatment will permit us to deduct dividend distributions to our shareholders for Federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation or trust earns income and distributes that income to its shareholders in the form of dividends.

     We have obtained an opinion of Butzel Long ("Counsel"), based upon representations of fact given by us to them, that we were organized and have operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code beginning with our taxable year ending December 31, 1997, and through December 31, 2002 and our current and proposed method of operation will enable us to continue to qualify as a REIT. In rendering its opinion, Butzel Long has not independently verified these facts concerning the likely outcome on the merits of the material federal income tax issues. In particular, it is Counsel's opinion that (i) beginning with our taxable year ending December 31, 1997 and through December 31, 2002, we have been organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to qualify as a REIT for any taxable year with respect to which we make the necessary election.

     Each prospective investor should note that the opinions described herein represent only Counsel's best legal judgment as to the most likely outcome of an issue if the matter were litigated. Opinions of counsel have no binding effect or official status of any kind and in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge the conclusion or propriety of any of Counsel's opinions. We do not intend to apply for a ruling from the IRS that we qualify as a REIT.

QUALIFICATION AS A REIT

     Under the Code, a trust, corporation or unincorporated association meeting certain requirements (set forth below) may elect to be treated as a REIT for purposes of federal income taxation. If a valid election is made, then, subject to certain conditions, our income that is distributed to our shareholders will be taxed to those shareholders without being subject to tax at the company level. We will be taxed on any of our income that is not distributed to our shareholders. Once made, the REIT election continues in effect until voluntarily revoked or automatically terminated by our failure to qualify as a REIT for a taxable year. If our election to be treated as a REIT is terminated automatically, we will not be eligible to elect REIT status until the fifth taxable year after the year for which our election was terminated. However, this prohibition on a subsequent election to be taxed as a REIT is not applicable if (1) we did not willfully fail to file a timely return with respect to the termination taxable year, (2) inclusion of incorrect information in that return was not due to fraud with intent to evade tax, and (3) we establish that failure to meet the requirements was due to reasonable cause and not to willful neglect. While we have no intention of voluntarily revoking our REIT election, if we do so, we will be prohibited from electing REIT status for the year to which such revocation relates and for the next four taxable years.

     There can be no assurance, however, that we will continue to qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances. If we were not to qualify as a REIT in any particular year, we would be subject to federal income tax as a regular, domestic corporation, and our shareholders would be subject to tax in the same manner as shareholders of a corporation. In this event, we could be subject to potentially substantial income tax liability in respect of each taxable year that we fail to qualify as a REIT, and the amount of earnings and cash available for distribution to our shareholders could be significantly reduced or eliminated.

     Our 2001 federal tax return characterized certain amounts that, if given effect, would mean that we did not meet one of the requirements for classification as a REIT. We also recorded an inter-company transaction with the Advisor for the 2002 taxable year that was reversed prior to the filing of the Company?s 2002 federal income tax return and was therefore not reported on that tax return. That 2002 transaction, had it been given effect, could have meant that we did not meet one of the requirements for classification as a REIT. In response to these issues, we filed an amended tax return to recharacterize the 2001 amounts and have received a closing agreement with the IRS confirming our compliance with the requirements for REIT qualification for our 2001 and 2002 taxable years.

     The following is a brief summary of certain technical requirements that we must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code.

     Share Ownership Tests

    Our Shares must be transferable and must be held by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months). In addition no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. The 100-shareholder and 5-shareholders requirements are not applicable to the first taxable year for which an election to be treated as a REIT is made. On the date of the initial closing of the sale of the Shares, we had at least 100 shareholders who were independent of each other and of us. We currently have more than 100 such shareholders. In addition, the Declaration of Trust permits a restriction on transfers of Shares that would result in violation of the 5-shareholder rule. See "Summary of Declaration of Trust." Applicable Treasury Regulations state that such a restriction will not cause the Shares to fail the free transferability requirement.

 Asset Tests

     We must generally meet the following asset tests (the "REIT Asset Tests") at the close of each quarter of each taxable year.

     (a) at least 75% of the value of our total assets must consist of Qualified REIT Real Estate Assets, Government securities, cash, and cash items (the "75% Asset Test"); and

     (b) the value of securities held by us but not taken into account for purposes of the 75% Asset Test must not exceed (i) 5% of the value of our total assets in the case of securities of any one non-government issuer, or (ii) 10% of the outstanding voting securities of any such issuer.

     Gross Income Tests

     We must generally meet the following gross income tests (the "REIT Gross Income Tests") for each taxable year.

     (a) at least 75% of our gross income must be derived from certain specified real estate sources including interest income, certain categories of real property, and gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived form "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test");

     (b) at least 95% of our gross income for each taxable year must be derived from sources of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities not held for sale in the ordinary course of business (the "95% Gross Income Test").

     We intend to maintain our REIT status by carefully monitoring our income, to comply with the REIT Gross Income Tests. See "Taxation of the Company" for a discussion of the tax consequences of failure to comply with the REIT provisions of the Code.

     Distributions to Shareholders. Each year, we must distribute to our shareholders an amount equal to (a) 90% of the sum of (i) our REIT Taxable Income (defined below) before deduction of dividends paid and excluding any net capital gain and (ii) the excess of net income from "foreclosure property" (described above in "Sources of Income") over the tax on such income, minus (b) any "excess non-cash income" (income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like kind exchange that is later determined to be taxable) (the "90% Distribution Test"). REIT Taxable Income is the taxable income of a REIT, computed as if the REIT were an ordinary corporation, but with an allowance for a deduction for dividends paid, an exclusion for net income from foreclosure property, a deduction for the 100% tax on the greater of the amount by which the REIT fails the 75% or the 95% income test, and an exclusion for an amount equal to any net income derived from prohibited transactions.

     Dividends that are either (1) paid during the taxable year or (2) declared before our tax return for the taxable year must be filed (including extensions) and paid within 12 months of the end of such taxable year and no later than our next regular distribution payment, are considered distributions for purposes of the 90% Distribution Test. Those dividends are taxable to our shareholders (other than Tax-Exempt Entities) in the years in which they are paid, even though they reduce our REIT Taxable Income for the year in which declared. However, in order to avoid the excise tax described in ?Taxation of the Company", distributions of fourth quarter dividends in certain years may be required on or before January 31st of the following year.

     The Trustees intend to make distributions to our shareholders on a monthly basis sufficient to meet the 90% Distribution Test. Because of (1) the possible receipt of income from certain sources without corresponding cash receipts, (2) timing differences that may arise between the realization of taxable income and net cash flow (e.g. as a result of the original issue discount rules), and (3) possible adjustments by the IRS to deductions and gross income reported by us, it is possible that we may not have sufficient cash or liquid assets at a particular time to distribute 90% of our REIT Taxable Income. In such event, we may attempt to declare a consent dividend, which is a hypothetical distribution to shareholders out of our earnings and profits. The effect of such a consent dividend, to those shareholders who agree to such treatment, and as long as such consent dividend is not preferential, would be that those shareholders would be treated for federal income tax purposes as if that amount had been paid to them in cash and they had then immediately contributed that amount back to us as additional paid-in capital. This would result in taxable income distribution but would also increase the shareholder?s tax bases in their Shares by the amount of the taxable income recognized.

     If we fail to meet the 90% Distribution Test due to an adjustment to our income by reason of a judicial decision or by agreement with the IRS, we may pay a "deficiency dividend" to shareholders in the taxable year of the adjustment, which would relate back to the year being adjusted. In that case, we would also be required to pay interest plus a penalty to the IRS. However, a deficiency dividend cannot be used to meet the 90% Distribution Test if the failure to meet that test was not due to a later adjustment to our income but rather was attributable to our failure to distribute sufficient amounts to our shareholders. If we cannot declare a consent dividend or if we lack sufficient cash to distribute 90% of our REIT Taxable Income or to pay a "deficiency dividend" in appropriate circumstances, we could be required to borrow funds or liquidate a portion of our investments in order to pay our expenses, make the required cash distributions to shareholders, or satisfy our tax liabilities. There can be no assurance that those funds will be available to the extent, and at the time, that we would require them.

     In addition, if the IRS successfully challenged our deduction of all or a portion of the fees we pay to the Advisor, those payments could be recharacterized as dividend distributions to the Advisor in its capacity as shareholder. If those distributions were viewed as preferential distributions they would not count toward the 90% Distribution Test. Because of the factual nature of the inquiry, Counsel is unable to opine as to the deductibility of such fees. See "Taxation of the Company - Fees paid by the Company,? below.

TAXATION OF THE COMPANY

     In any year in which we qualify as a REIT, we will generally not be subject to Federal income tax on that portion of our REIT taxable income or capital gain that is distributed to our shareholders. We will, however, be subject to federal income tax at normal corporate income tax rates upon any undistributed taxable income or capital gain.

     Notwithstanding our qualification as a REIT, we may also be subject to tax in certain other circumstances. If we fail to satisfy either the 75% or the 95% Gross Income Test, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will generally be subject to a 100% tax on the greater of the amount by which we fail either the 75% or the 95% Gross Income Test. We will also be subject to a tax of 100% on net income derived from any "prohibited transaction,? and if we have (1) net income from the sale or other disposition of "foreclosure property' which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be subject to federal income tax on that income at the highest corporate income tax rate. In addition, if we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year and (2) 95% of our REIT capital gain net income for such year, we would be subject to a (i) 4% federal excise tax on the excess of such required distribution over, generally, the amounts actually distributed during the taxable year, plus (ii) any undistributed amount of ordinary and capital gain net income from the preceding taxable year. We may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

TAXATION OF TAXABLE SHAREHOLDERS

     Dividend Income. Distributions we pay to our shareholders will be taxable to shareholders who are not Tax-Exempt Entities as ordinary income to the extent of our current or accumulated earnings and profits. Distributions we pay which are designated as capital gains dividends by us will be taxed as long-term capital gains to taxable shareholders to the extent that they do not exceed our actual net capital gain for the taxable year. Shareholders that are corporations may be required to treat up to 20% of any such capital gains dividends as ordinary income. Such distributions, whether characterized as ordinary income or as capital gain, are not eligible for the 70% dividends received deduction for corporations.

     Distributions we pay to shareholders which are not designated as capital gains dividends and which are in excess of our current or accumulated earnings and profits are treated as a return of capital to the shareholders and reduce the tax basis of a shareholder's Shares (but not below zero). Any such distribution in excess of the tax basis is taxable to any such shareholder that is not a Tax-Exempt Entity as a gain realized from the sale of the Shares.

     Our declaration of a consent dividend would result in taxable income to consenting shareholders (other than Tax-Exempt Entities) without any corresponding cash distributions. See "Qualification as a REIT - Distributions to Shareholders,? above.

     Portfolio Income. Dividends paid to shareholders will be treated as portfolio income with respect to shareholders who are subject to the passive activity loss rules. Such income therefore will not be subject to reduction by losses from passive activities (i.e. any interest in a rental activity or in a trade or business in which the shareholder does not materially participate, such as an interest held as a limited partner) of that shareholder. Such distributions will, however, be considered investment income that may be offset by certain investment expense deductions.

     Reinvestment Plan. Distributions will be taxed in the manner described above even if they are used to purchase shares under the Reinvestment Plan.

     No Flow Through of Losses. Shareholders should note that they are not permitted to deduct any of our net losses.

     Sale of Shares. Shareholders who sell their Shares will recognize taxable gain or loss equal to the difference between the amount realized on that sale and their basis in those Shares. Gain or loss recognized by a shareholder who is not a dealer in securities and whose Shares have been held for more than one year will generally be taxable as long-term capital gain or loss. If we purchase Shares under the Share Repurchase Program, the transaction will be treated as a sale of Shares by participating shareholders.

     Back-up Withholding. Distributions will ordinarily not be subject to withholding of federal income taxes. Withholding of such tax at a rate of 31% may be required, however, by reason of a failure of a shareholder to supply our agent or us with the shareholder's Taxpayer Identification Number. Such "Backup" withholding may also apply to a shareholder who is otherwise exempt from backup withholding if that shareholder fails properly to document his status as an exempt recipient of distributions. Each shareholder will therefore be asked to provide and certify his correct Taxpayer Identification Number or to certify that he is an exempt recipient.

TAXATION OF TAX-EXEMPT ENTITIES

     In general, a shareholder who is a Tax-Exempt Entity will not be subject to tax on distributions received from us. The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income ("UBTI") when received by a Tax-Exempt Entity. Thus, distributions paid to a shareholder which is a Tax-Exempt entity and gain on the sale of Shares by a Tax-Exempt Entity (other than those Tax-Exempt Entities described below) will not be treated as UBTI, even if we incur indebtedness in connection with the acquisition of real property or the acquisition or making of a Mortgage Investment, provided that the Tax-Exempt Entity has not financed the acquisition of its Shares.

     For Tax-Exempt Entities which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Shares will constitute UBTI unless the organization is able properly to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in the Shares. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     In the case of a "qualified trust" (generally, a pension or profit sharing trust) holding stock in a REIT, the Revenue Reconciliation Act of 1993 treats the beneficiaries of that trust as holding stock in the REIT in proportion to their actuarial interests in the qualified trust, instead of the prior law treatment of a qualified trust as a single individual. The Revenue Reconciliation Act of 1993 also requires a qualified trust that holds more than 10% of the Shares of a REIT to treat a percentage of REIT dividends as UBTI if the REIT incurs debt to acquire or improve real property. This new rule applies to taxable years beginning in 1994 only if (1) the qualification of the REIT depends upon the application of the "look through" exception (described above) to the restriction on REIT shareholdings by five or fewer individuals, including qualified trusts, and (2) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either
(A) a single qualified trust holds more than 25% by value of interest in the REIT or (B) one or more qualified trusts (with each owning more than 10% by value of the interest in the REIT) hold in the aggregate more than 50% of the interests in the REIT. The percentage of any dividend paid (or treated as paid) to a qualified trust that is treated as UBTI is equal to the amount of modified gross income (gross income less directly connected expenses) from the unrelated trade or business of the REIT (treating the REIT as if it were a qualified trust), divided by the total modified gross income of the REIT. If the percentage so determined is less than 5 percent, none of the dividends will be treated as UBTI. Because (1) we expect the Shares to be widely held, and (2) the Declaration of Trust prohibits any shareholder from owning more than 9.8 percent of the Shares entitled to vote, this new provision should not result in UBTI to any Tax-Exempt Entity.

STATEMENT OF STOCK OWNERSHIP

     We are required to demand annual written statements from the record holders of designated percentages of our Shares disclosing the actual owners of the Shares. We must also maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received regarding the actual ownership of those Shares and a list of those persons failing or refusing to comply with those demands.

STATE AND LOCAL TAXES

     Our tax treatment and the tax treatment of our shareholders in states having taxing jurisdiction over them may differ from the federal income tax treatment. Accordingly, no discussion of state taxation is provided herein nor is any representation made as to our tax status or the tax status of the Shares or shareholders in such states. Each shareholder should consult his own tax advisor as to the status of the Shares under the state tax laws applicable to him.

                          ERISA CONSIDERATIONS

     The following is a summary of non-tax material considerations arising relevant to a purchase of our Shares by a qualified employee pension benefit plan or an IRA under current provisions of ERISA and the Code together with relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service.

FIDUCIARIES UNDER ERISA

     Persons or organizations that exercise discretion or control over plan assets are included within the definition of fiduciaries under ERISA. While the beneficiary, "owner" or "account holder" of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA's fiduciary duty rules. Where a participant in a qualified plan exercises control over such participant's individual account in the qualified plan in a "self-directed investment" arrangement that meets the requirements of Section 404(c) of ERISA, such participant (rather than the person who would otherwise be a fiduciary of such qualified plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor. Certain qualified plans of sole proprietorships, partnerships and closely-held corporations of which the owners of one hundred percent (100%) of the equity of such business and their respective spouses are the sole participants in such plans at all times generally are not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, discussed below.

      The fiduciary of an IRA, or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan"), should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under
Section 4975 of the Code and permitted under applicable state law.

     ERISA requires that a plan fiduciary:

         o act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

         o    invest plan assets prudently;

         o diversify the investments of the plan unless it is clearly prudent not to do so;

         o    ensure sufficient liquidity for the plan; and

         o consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

     A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing a purchase of our Shares.

     In considering whether to purchase Shares with the assets of a qualified plan, a plan fiduciary should consider whether the investment is consistent with your fiduciary responsibilities under ERISA;

whether the investment is in accordance with the documents and instruments governing the qualified plan;

whether such an investment, alone and in conjunction with any other plan investment, satisfies the diversification, prudence and liquidity requirements of ERISA, to the extent applicable;

whether an investment in the Shares will produce ?unrelated business income,?

the need to value the assets of the qualified plan annually; and

the effect if our assets are treated as "plan assets" following that investment.

     A fiduciary should also consider the entire discussion under the preceding section entitled "Federal Income Tax Considerations," as material contained therein is relevant to any decision by a qualified plan to purchase the Shares.

PROHIBITED TRANSACTIONS

     In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the qualified plan and persons who have certain specified relationships to the qualified plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code).

     A prohibited transaction may occur if our assets are deemed to be assets of a qualified plan (i.e., the "look-through rule") that invests in our Shares and thereafter a ?party in interest? or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of Plan assets is a qualified plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the qualified plan. A prohibited transaction could subject disqualified persons to excise taxes and could subject plan fiduciaries to other liabilities, unless exemptive relief under applicable statutory or administrative exemptions is available

     While "plan assets" are not defined in ERISA or the Code, the United States Department of Labor ("DOL") has issued regulations (the "DOL Regulations") that provide guidance on the circumstances under which a qualified plan's investment in Shares will be subject to the "look-through rule" and thus turn the Company's assets into qualified plan assets. The DOL Regulations provide an exception to the "look-through rule" for a Qualified Plan that invests in a "publicly-offered security." This exception would apply to the Shares, if they are part of a class of securities that is "widely-held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Act, provided the class of securities of which the security is a part are registered under the Exchange Act within 120 days or such longer period as is allowed by the SEC after the end of the fiscal year of the issuer during which the offering occurred. The Shares are being sold in an offering registered under the Act and the Company represents that the class of securities of which the Shares are a part were registered under the Exchange Act within applicable time limits.

     The DOL Regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company represents that the Shares are held by over 100 independent investors and, therefore should be considered "Widely-held."

     The DOL Regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." The DOL Regulations indicate that a restriction or prohibition against a transfer or assignment that would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." The Company believes that the limits imposed under the Declaration of Trust on the transfer of the Excess Shares are designed to prevent violations of the prohibition against five or fewer persons owning more than 50% of the Shares (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely-transferable." The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not "freely-transferable," or not "widely-held". However, we believe that the Shares will be "publicly offered securities" for purposes of the DOL Regulations and that
(i) our assets will not be deemed to be "plan assets" of any plan that invests in the Shares and (ii) any person who exercises authority or control with respect to our assets should not be treated as a plan fiduciary of any plan that invests in the Shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Code.

      If our assets were deemed to be the assets of any investing plan, any person with discretionary authority or control with respect to our assets and any person who provides investment advice for a fee with respect to our assets, would be deemed fiduciaries of the investing plan. Such a characterization would increase the scope of activities that would constitute prohibited transactions under ERISA and the Code.

ANNUAL VALUATION

     A fiduciary of a qualified plan subject to ERISA is required to determine annually the fair market value of the assets of such Qualified Plan as of the end of such plan's fiscal year and to file annual reports reflecting such value. In addition, a trustee of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

     Because we cannot assure that we will apply to list the Shares for quotation or give assurances regarding the date that such a listing may be accomplished and because a public market is unlikely to develop until the sale of all of the Shares, if at all, it is likely that no determination of the fair market value of a Share will be readily available. In these circumstances, the Declaration of Trust provides that we may, but need not, make available to fiduciaries of qualified plans an annual good faith estimate of the value of our portfolio of investments, on the basis of their value if then liquidated, and the amount attributable to each Share. There can be no assurance that, if we do provide this estimate, (1) such value could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimates of value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets), (2) shareholders could realize such value if they were to attempt to sell their Shares, or (3) such value would comply with the ERISA or IRA requirements described above.


                      SUMMARY OF DECLARATION OF TRUST

     Each shareholder shall be bound by and deemed to have agreed to the terms of the Declaration of Trust by his election to become a shareholder. Our Declaration of Trust is our organizational document and it has been reviewed and approved unanimously by the Trustees. The following is a summary of the material provisions of the Declaration of Trust but is qualified in its entirety by specific reference to the Declaration of Trust attached as an exhibit to the Registration Statement.

SHAREHOLDER MEETINGS

     An annual meeting of shareholders for the election of the Trustees and such other business as shall be stated in the notice of meeting will be held each year, not less than 30 days after delivery of the annual report, but in no event later than June 30 of each such year. Special meetings may be called by the Chairman of the Board, by the President, by a majority of Trustees or by a majority of the Independent Trustees, or by shareholders holding, in the aggregate, not less than 10% of the outstanding Shares. At any meeting of shareholders, each shareholder is entitled to one vote for each share owned of record (other than Excess Shares, described below) on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, and a majority vote of the shareholders will be binding on all of our shareholders. See "Description of the Shares,? below.

SHAREHOLDER VOTING RIGHTS

     Except as otherwise provided, all Shares shall have equal voting rights. Shareholders are entitled to vote by written consent and do not have cumulative voting rights.

     Excess Shares (Shares held by a shareholder in excess of 9.8% of the outstanding Shares entitled to vote) are not entitled to any voting rights and are not considered outstanding for the purpose of determining a quorum.

     All elections for Trustees shall be decided by a plurality vote (at a meeting or without a meeting, provided that at least a majority of the outstanding Shares shall cast a vote in such election). Unless otherwise provided by the Declaration of Trust, a majority of the votes cast at a meeting at which a quorum is present or a majority of outstanding Shares cast, without a meeting, shall decide all other questions.

     Each shareholder entitled to vote may do so (1) at a meeting, in person, by written proxy or by a signed writing or consent directing the manner in which he desires that his vote be cast (which must be received by the Trustees prior to such meeting) or (2) without a meeting, by a signed writing or consent directing the manner in which he desires that his vote be cast (which must be received by the Trustees prior to the date the votes of the shareholders are to be counted).

     Any or all Trustees may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote.

     None of the Advisor, the Trustees nor their Affiliates may vote any Shares held by them on matters submitted to the shareholders regarding: (1) the removal of the Advisor, the Trustees or their Affiliates and (2) any transaction between us and the Advisor, the Trustees or their Affiliates. Shares held by the Advisor, the Trustees and their Affiliates shall not be included in determining the number of outstanding Shares entitled to vote on these matters, nor in the Shares actually voted thereon.

     The holders of a majority of the outstanding Shares may vote to terminate our existence at any time.

     A vote of the majority of the outstanding Shares entitled to vote is necessary to amend the Declaration of Trust, except that amendment of the provision regarding supermajority approval of certain Rollups or conversion transactions requires the vote of the holders of 80% of the outstanding Shares. See "Summary of Declaration of Trust - Amendment of the Declaration of Trust, below.

SHAREHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     An alphabetical list of names, record addresses and business telephone numbers of all shareholders with the number of Shares held by each, shall be maintained as part of our books and records at our principal office. That list shall be updated at least quarterly, and shall be open for inspection by a shareholder or his designated agent upon a shareholder's request. That list shall also be mailed to any shareholder requesting the list within 10 days of the request. We may require the shareholder who requests a shareholder's list to represent that the list is not requested for a commercial purpose unrelated to the shareholder's interest as a shareholder.

     Any shareholder and any designated representative thereof shall be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. In addition, our books and records shall be open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

TRUSTEES

      A majority of the Trustees shall at all times be Independent Trustees. The Board of Trustees currently consists of five Trustees, including three Independent Trustees, and one Trustee employed by the Advisor. Each Trustee shall serve a term of one year.

     The Declaration of Trust provides that the number of Trustees may be increased or decreased by the Trustees but shall not be less than three nor more than nine at any one time. Any Trustee may resign at any time and may be removed by a majority of the Trustees for cause only or by a majority of the outstanding Shares entitled to vote with or without cause. The shareholders shall fill vacancies occurring as a result of the removal of Trustees by shareholders.

     No bond is required to secure the performance of a Trustee unless the Trustees so provide. The Trustees are empowered to fix the compensation of officers whom they select, including the President. The Independent Trustees will be paid the greater of $1,000 per meeting or $4,000 per year. We will not compensate trustees affiliated with the Advisor or employed by us by us for their service as Trustees.

     Our President, the Advisor, the Trustees and their Affiliates may not vote any Shares held by them on matters submitted to the shareholders regarding the removal of the President, Advisor, the Trustees or their Affiliates. Shares held by the President, the Advisor, the Trustees and their Affiliates may not be included in determining the number of outstanding Shares entitled to vote on these matters, nor in the Shares actually voted thereon.

AMENDMENT OF THE DECLARATION OF TRUST

     Our Declaration of Trust may be amended by the vote of the holders of a majority of the outstanding Shares and a majority of the Trustees, including a majority of the Independent Trustees, except that: (a) the amendment of the provision contained in the Declaration of Trust regarding super majority shareholder approval of certain Roll-Up or conversion transactions requires the vote of the holders of 80% of the outstanding Shares; and (b) any amendment which would change any rights with respect to any outstanding class of our securities, by reducing the amount payable thereon upon our liquidation, or by diminishing or eliminating any voting rights pertaining thereto, requires the vote or written consent of the holders of two-thirds of the outstanding securities of such class. Notwithstanding the foregoing, a majority of the Trustees, including a majority of the Independent Trustees, are authorized to amend our Declaration of Trust without the consent of shareholders (1) to the minimum extent necessary, based on an opinion of counsel, if any provision of the Declaration of Trust conflicts with the provisions of the Code applicable to REITs, the regulations there under, or to comply with other laws or regulations, (2) to delete or add any provision required to be deleted or added by the Securities and Exchange Commission or a state "blue sky" commissioner, which addition or deletion is deemed by such official to be for the benefit or protection of shareholders, or (3) to clarify an ambiguity, correct an inconsistency or supplement the Declaration of Trust in a manner not inconsistent with any other provision contained therein.

RESPONSIBILITY OF TRUSTEES

     The Board of Trustees is responsible for our general policies and for such general supervision and management of our business as may be necessary to insure that such business conforms to the provisions of the Declaration of Trust.

     The Trustees are accountable to the shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Trustee believes to be in our best interest and in the best interest of our shareholders. The Trustees are also required to perform their duties, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. See "Fiduciary Responsibilities of Trustees."

     The laws of the State of Maryland and our Declaration of Trust provide certain limits on the liability of our Trustees and officers to our shareholders and us. See "Fiduciary Responsibility of Trustees - Limitation on Liability of Trustees and Officers." In addition, the Declaration of Trust provides for us to indemnify the Trustees, the Advisor and their Affiliates against certain liabilities. See "Fiduciary Responsibility of Trustees - Indemnification of Trustees, Officers and Others."

     The Declaration of Trust provides that the Trustees shall have full, absolute and exclusive power, control, management and authority over our assets and over our business and affairs to the same extent as if the Trustees were the sole owners thereof in their own right. The Trustees have the power to enter into commitments to make any investment, purchase or acquisition, or to exercise any power authorized by the Declaration of Trust. We use our Advisor to supervise our day-to-day operations, subject to compliance with our investment objectives and policies, and also subject to the supervision of the Trustees.

     The Trustees have the responsibility to establish written policies on investments and borrowings and shall monitor ours and the Advisor's administrative procedures, investment operations and performance to assure that those policies are carried out. Until modified by the Trustees, we shall follow the policies on investments and borrowings set forth in this prospectus. A majority of the Independent Trustees must approve any change in our investment objectives.

     In addition, the Trustees have a fiduciary duty to our shareholders to review our relationship with the Advisor.

     The Trustees (including the Independent Trustees) have the responsibility periodically to monitor the allocation of Mortgage Investments among us and the Affiliated Programs to insure that the allocation method described herein is being applied fairly to us. See "Conflicts of Interest - Competition with Affiliates for Purchase and Sale of Mortgages.?

LIMITED LIABILITY OF SHAREHOLDERS

     The Maryland statute under which we were formed provides that shareholders are not personally liable for our obligations. The Declaration of Trust also provides that every written agreement entered into by us shall contain a provision that our obligations are not enforceable against the shareholders personally.

DESCRIPTION OF THE SHARES

     Except with respect to "Excess Shares" (which are Shares held by a shareholder which are in excess of 9.8% of the outstanding Shares entitled to vote), all of the Shares are of one class and have a par value of $.01 per share. We are authorized to issue as many Shares (including fractional Shares) as the Trustees may determine. Shareholders are entitled to one vote for each share held on all matters presented for a vote of shareholders. In meetings where a quorum is present, a majority of the votes cast by shareholders is required to adopt a provision, unless otherwise provided. All Shares participate equally in distributions when and as declared by the Trustees and in the assets available for distribution after payment of liabilities upon dissolution and liquidation. The Shares, when issued, will be fully paid and nonassessable and will not be subject to redemption by us except in the cases of (1) a redemption to prevent a violation of the concentration of ownership provisions of the Code applicable to REITs, or (2) under our Repurchase Plan, nor will they have any preference, conversion, exchange, preemptive or cumulative voting rights.

     Any demands or distributions with respect to the Excess Shares (see "Shareholder Voting Rights") shall be held by us in a savings bank account for the benefit of the holders of such Excess Shares until such time as the Excess Shares cease to be Excess Shares.

     Excess Shares shall be deemed to have been offered for sale to the Company for a period of 120 days from the date of (i) the transfer that created the Excess Shares, if the Company had actual knowledge of the transfer, or (ii) if the Company does not know of the transfer, the determination by the Trustees that a transfer creating Excess Shares has taken place. The price for such Excess Shares shall be their fair market value as of the date of either (i) or
(ii) above. After the Company gives notice of its intention to purchase the Excess Shares, such Shares shall have no further rights (beyond the right of the shareholder to receive payment therefore). In the event the Company determines not to purchase the Excess Shares, said Shares shall have no further rights until they are held by a shareholder owning 9.8% or less of the outstanding Shares of the Company.

MARYLAND ANTI-TAKEOVER LAW PROVISIONS

     The Declaration of Trust provides that we elect to be governed by the special voting requirements of the Maryland Corporations and Associations Article (the "Special Voting Article").

     The Special Voting Article contains an "interested shareholder" provision that prohibits a Maryland corporation (which includes a Maryland real estate investment trust) from engaging in a broad range of business combination or other similar transaction with an interested shareholder for a period of five years after that person first became an interested shareholder. After that five year period, those transactions may not be consummated unless (i) the transaction is first recommended by our Trustees, (ii) the transaction is approved by the affirmative vote of at least 80% of the votes entitled to be cast by all of our shareholders and 66 2/3% of the votes entitled to be cast by all shareholders other than the interested shareholder unless, among other things, our shareholders receive a minimum price (as defined in the Special Voting Article) for their Shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its Shares.

     A business combination with an interested shareholder that is approved by our Trustees at any time before a person first becomes an interested shareholder is not subject to the special voting requirements or fair price provisions of the Special Voting Article. An amendment to our Declaration of Trust charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding Shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding Shares of voting stock who are not interested shareholders. That amendment would not be effective until eighteen months after the vote of shareholders and does not apply to any business combination with a person who was an interested shareholder on the date of the shareholder vote.

     The Special Voting Article also contains a control share provision which states that "control Shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding Shares of stock owned by the acquirer or by officers or Trustees who are our employees. "Control Shares" are voting Shares of stock which, if aggregated with all other Shares of stock previously acquired by such a person, would entitle the acquirer to exercise voting power in electing Trustees within one of the following ranges of voting power: (i) 20% or more but less than 33 1/3%, or (ii) 33 1/3% or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include Shares the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, control Shares.

     A person who has made or proposes to make a control share acquisition upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the Shares. If no request for a meeting is made, we may present the question ourselves at any shareholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, we may redeem any or all of the control Shares (except those for which voting rights have previously been approved) for fair value, without regard to voting rights. Fair value shall be determined as of the date of the meeting of the shareholders at which the voting rights of the control Shares are considered as of the date of the last acquisition of control Shares by the acquiring person. If voting rights for control Shares are approved at a shareholders' meeting and the acquirer becomes entitled to vote a majority of the Shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the Shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

RESTRICTIONS ON TRANSFER OF SHARES

     Certain transfers or purchases may be prohibited by our Trustees to ensure our continued qualification as a REIT under the Code.

     For us to continue to qualify as a REIT under the Code, not more than 50% of our outstanding Shares may be owned by five or fewer individuals during the last half of the year, and the Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In order to prevent five or fewer individuals from acquiring more than 50% of our outstanding Shares, and our resulting failure to qualify as a REIT, we will limit the ownership and transfer of the Shares in order to comply with those limitations.

     The Trustees will require each proposed transferee of Shares to deliver a statement or affidavit setting forth the number of Shares, if any, already owned, directly or indirectly, by that transferee and will refuse to permit any transfer of Shares which would cause an accumulation of Shares that would jeopardize our status as a REIT.

     The Declaration of Trust also provides that the Board of Trustees may redeem Shares in order to maintain our REIT status. Except for the redemption of "Excess Shares" which will be at the price set forth under "Summary of Declaration of Trust - Description of the Shares" above, the redemption price shall be determined in good faith by the Independent Trustees.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLLUPS

     The Declaration of Trust requires that 80% in interest of our shareholders and all the Independent Trustees approve certain exchange offers, mergers, consolidations or similar transactions in which our shareholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management from that which is described in this prospectus, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the shareholders. It should be noted that standards such as "substantially longer life,? "materially different investment objectives and policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by the Trustees (a majority of whom are independent).

     Notwithstanding the foregoing, we may not participate in any proposed Roll-Up, which would:

(a) result in our shareholders having voting rights that are less than those provided in the Declaration of Trust;

(b) result in our shareholders having rights to receive reports that are less than those provided in the Declaration of Trust;

(c) include provisions which would operate materially to impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

(d) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares held by that investor;

(e) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Declaration of Trust; or

(f) require us to pay the cost of the transaction if the Roll-Up is not approved by our shareholders;

provided, however, that nothing shall be construed to prevent participation in any proposed Roll-Up which would result in shareholders having rights and restrictions comparable to those contained in the Declaration of Trust, with the prior approval of a majority of the shareholders.

     The Declaration of Trust also requires that an appraisal of all our assets shall be obtained from a competent independent expert in connection with a proposed Roll-Up.

RATIFICATION OF DECLARATION OF TRUST

     The Declaration of Trust has been reviewed and ratified by all of the Trustees by unanimous written consent.

TERMINATION

     We may be dissolved at any time without approval of a majority of the Board of Trustees by an affirmative vote of the holders of a majority of the outstanding Shares.

LIMITATION ON TOTAL OPERATING EXPENSES

     Our goal is to limit our annual Total Operating Expenses (exclusive of loan servicing fees and other third-party expenses) to 0.5% of our Average Invested Assets up to $50 million and 1% of Average Invested Assets in excess of $50,000,000. Under the Advisory Agreement with our Advisor, we will pay a trust administration fee of 1/12th of 1/2 of 1% on the first $50,000,000 of Mortgage Investments and 1/12th of 1% of the amount of the Mortgage Investments in excess of $50,000,000.The Declaration of Trust provides that our Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets (defined generally as the average book value of our Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income. In the event our Total Operating Expenses exceed the limitations described above then within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

LIMITATION ON ACQUISITION EXPENSES AND FEES

     The total of Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the purchase price of any Mortgage Investment. Notwithstanding the above, a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us. However, in any event, the Acquisition Fees to be paid to the Advisor or its Affiliates for sourcing, evaluating, structuring and negotiating the acquisition terms of Mortgage Investments shall not exceed 3.0% of the proceeds of their offering.

RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES

     Our Declaration of Trust imposes certain restrictions upon dealings between us and the Advisor, any Trustee or Affiliates thereof. In particular, the Declaration of Trust provides that we shall not engage in transactions with any Sponsor, the Advisor, a Trustee or Affiliates thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Trustees, not otherwise interested in such transaction, who have determined that (a) the transaction is fair and reasonable to us and our shareholders; (b) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on arms length bases and known to the Trustees; and (c) the total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved. As a result of the foregoing, a majority of the Independent Trustees, not otherwise interested in the transaction, will be required to approve the purchase of each Mortgage Investment that is purchased from a Sponsor, the Advisor or an Affiliate thereof, after determining that those purchases are made on terms and conditions that are no less favorable than those that could be obtained from independent third parties for mortgages with comparable terms, rates, credit risks and seasoning. Our Trustees have approved both the Advisory Agreement with the Advisor and our use of PSC, an affiliate of the Advisor, to service the mortgage notes acquired by us for an annual service fee equal to 0.5% of the outstanding principal balance of each note that it services. See "Investment Objectives and Policies - Other Policies.?

     Payments to the Advisor, the Trustees and their Affiliates for services rendered in a capacity other than that as the Advisor or Trustees may only be made upon a determination of a majority of the Independent Trustees, not otherwise interested in such transaction that: (1) the compensation is not in excess of their compensation paid for any comparable services; and (2) the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

RESTRICTIONS ON BORROWING

     The Declaration of Trust provides that we may not incur indebtedness unless: (1) that indebtedness is not in excess of 50% of our Net Asset Value; or (2) a majority of the Independent Trustees have determined that such indebtedness is otherwise necessary to satisfy the requirement that we distribute at least 90% of our REIT Taxable Income or is advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. In addition, our aggregate secured and unsecured borrowings shall be reasonable in relation to our Net Assets and shall be reviewed by the Trustees at least quarterly. In the absence of satisfactorily showing that a higher level of borrowing is appropriate, the maximum amount of those borrowings shall not exceed 50% of our Net Assets. Any excess over such 50% level shall be approved by a majority of Independent Trustees and disclosed to shareholders in our next quarterly report, along with justification for that excess.

RESTRICTION ON INVESTMENTS

     The Declaration of Trust prohibits investments in (1) any foreign currency, bullion, commodities or commodities future contracts (this limitation is not intended to apply to interest rate futures, when used solely for hedging purposes); (2) short sales; and (3) any security in any entity holding investments or engaging in activities prohibited by the Declaration of Trust.

     In addition to other investment restrictions imposed by the Trustees from time to time consistent with our objective to qualify as a REIT, we will observe the following restrictions on our investments set forth in our Declaration of Trust:

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(a) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under the contract for development or plan for development within one year;

(b) We may not invest in real estate contracts of sale unless those contracts of sale are recordable in the chain of title and unless that investment is made in conjunction with the acquisition or sale of real property or when held as security for Mortgages made or acquired by us;

(c) Except for the types of investments described herein in the section entitled "Investment Objectives and Policies,? we may not invest in equity securities unless a majority of Trustees, including a majority of Independent Trustees, not otherwise interested in that transaction approve the transaction as being fair, competitive and commercially reasonable;

(d) We may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, a Trustee or Affiliates thereof;

(e) To the extent we invest in real property, a majority of the Trustees shall determine the consideration paid for that real property, based on the fair market value of the property. If a majority of the Independent Trustees so require, or if the real property is acquired from the Advisor, as Trustee or Affiliates thereof, the fair market value of that real property shall be determined by a qualified independent real estate appraiser selected by the Independent Trustees;

(f) We will not invest in indebtedness (herein called "junior debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "senior debt"), except where the amount of that junior debt, plus the outstanding amount of the senior debt, does not exceed 85% of the appraised value of that property, if after giving effect thereto, the value of all such investments of the Company (as shown on our books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets.

(g) We will not engage in trading, as compared with investment activities; and

(h) We will not engage in underwriting or the agency distribution of securities issued by others.


                  CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to


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reflect the laws of any particular state, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all states in which the properties securing mortgage loans in which we might invest are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing mortgage loans.

MORTGAGES AND DEEDS OF TRUST AND CONTRACT FOR DEED GENERALLY

     Mortgage loans are secured by either mortgages or deeds of trust or other similar security instruments, depending upon the prevailing practice in the state in which the related mortgaged property is located. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, until the debt is paid, in trust for the benefit of the beneficiary to the trustee to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the direction of the beneficiary.

     A Contract for Deed (also known as a land contract) is a document evidencing the agreement between a seller of real estate ("vendor") and a buyer pursuant to which the seller retains legal title to the property and agrees with the purchaser to transfer the property in exchange for the payment of the purchase price, plus interest, over the term. Upon full performance of the contract by the purchaser, the seller is obligated to convey title to the property. As with mortgage or deed of trust financing, during the effective period of the contract of deed, the purchaser is typically responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land and improvements and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

     The priority of liens on real estate created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage.

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FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial actions initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee' sale vary from state to state. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expense incurred in enforcing the obligations. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     The method of enforcing the rights of the mortgagee under a contract for deed varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the contract for deed strictly according to its terms. The terms of contracts for deed generally provide that upon default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower?s equitable interest in the property is forfeited. The vendor in such a situation does not have to foreclose in order to obtain title to the property, although in some cases, both a quiet title action to clear title to the property (if the borrower has recorded notice of the contract for deed) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of default during the early years of a contract for deed, ejectment of the borrower and a forfeiture of his or her interest


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in the property will be permitted.  However, in most states, laws (analogous to mortgage laws) have been enacted to protect borrowers under contracts for deed from the harsh consequences of forfeiture. These laws may require the vendor to pursue a judicial or nonjudicial foreclosure with respect to the property and give the borrower a notice of default and some grace period during which the contract for deed may be reinstated upon full payment of the default amount.

     In case of foreclosure under either a mortgage or deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "Statutory Rights of Redemption" below), and because the physical condition of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons (including exposure to potential fraudulent transfer allegations), a third party may be unwilling to purchase the property at the foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued, and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure, forfeiture and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effects of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other


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cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale under a deed of trust, or under a mortgage having a power of sale, or under a contract for deed does not involve sufficient state action to afford constitutional protection to the borrower.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs incurred by the same. In some states such lien law gives priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property could under certain circumstances fall within the liberal terms of the definition of "owner or operator,? consequently, such laws often specifically exclude such a secured lender, provided that the lender does not participate in the facility's management of environmental matters.

     In 1992, the United States Environmental Protection Agency (the "EPA") issued a rule interpreting and delineating CERCLA's secured creditor exemption. This rule defined and specified the range of permissible actions that may be undertaken by a lender who holds a contaminated facility as collateral without exceeding the bounds of the secured creditor exemption. In February 1994,


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however, the United States Court of Appeals for the D.C. Circuit struck down the EPA's lender liability rule on the grounds that it exceeded EPA's rule making authority under CERCLA. A petition for writ of certiorari to the United States Supreme Court appealing the D.C. Circuit's decision was denied in January 1995. At the present time, the future status of the rule and similar legislation now pending in Congress is unclear, although the EPA has stated that it will continue to adhere to the rule as a matter of policy and is in the process of preparing guidance to this effect. Certain courts that have addressed the issue of lender liability under CERCLA have, in some cases without relying on any EPA rule or policy, nonetheless interpreted the secured creditor exemption consistent with the EPA rule. In any event, the EPA rule does not or would not necessarily affect the potential for liability under state law or federal laws other than CERCLA. Furthermore, it is not clear at the present time whether any such lender protections would be binding in actions brought by a party other than the federal government.

     We expect that at the time most, if not all, mortgage loans are purchased, no environmental assessment or a very limited environmental assessment of the mortgaged properties will have been conducted.

     "Hazardous substances" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, and urea formaldehyde.

     If a lender is or becomes liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower (see "Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean up and other related costs and liabilities incurred by the lender.

JUNIOR MORTGAGE AND DEEDS OF TRUST; RIGHTS OF SENIOR MORTGAGES OR
BENEFICIARIES

     Priority of liens on mortgaged property created by mortgages or deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "Environmental Risks.? In addition, the Code provides priority to certain tax liens over the lien of a mortgage.



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     We do not presently intend to acquire junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by the other lenders. Our rights as mortgagee or beneficiary under a junior mortgage or deed of trust will be subordinate to those of the mortgagee as beneficiary under the senior mortgage or deeds of trust, including the prior rights of the senior mortgagee as beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's or beneficiary's lien unless we assert our subordinate interest in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default, and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee or beneficiary.

     The form of mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive proceeds collected under any hazard insurance policy and awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts


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and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in other states, on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage or deed of trust.

     Another provision typically found in the forms of mortgage and deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage.

STATUTORY RIGHTS OF REDEMPTION

     In some states, after a foreclosure sale pursuant to a mortgage or deed of trust, the borrower and certain foreclosed junior lien holders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser as a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Under the laws of some states, Mortgages under contracts for deed may also have a post-foreclosure right of redemption and a mortgager with a sufficient equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is paid or may otherwise be entitled to a prohibition of the enforcement and the forfeiture clause.

ANTI-DEFICIENCY LEGISLATION

     We may acquire interests in mortgage loans that are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, certain states have imposed statutory


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prohibitions that impose prohibitions against or limitations on such recourse.
Some state statutes limit the right of the mortgagee or beneficiary to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee or beneficiary to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of such an election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee form obtaining a large deficiency judgment against the borrower as a result of low bids or the absence of bids at the judicial sale.

BANKRUPTCY LAWS

     Statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceeding) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. However, that automatic stay can be removed unless the debtor can provide adequate security to the Creditor, usually in the form of post-petition payments on the debt. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien holders, including, without limitation, any junior mortgagee, may stay the senior lender from taking action to foreclose that junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the differences between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the


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reorganization case that effected the curing of a mortgage loan default by paying arrearage over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Prepayment Provisions

     In the absence of state statutory provisions prohibiting prepayment fees (e.g., in the case of single-family residential loans) courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable for certain residential loans or after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor or trustor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "Certain Laws and Regulations - Applicability of Usury Laws.? We may invest in mortgage loans that do not require the payment of specified fees as a condition to prepayment or the requirements of which have expired, and to the extent mortgage loans do require such fees, such fees generally may not be a material deterrent to the prepayment of mortgage loans by the borrowers.

     Due-On-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single-family residential mortgage transactions, their enforceability has been limited or denied. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally


                                -101-


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enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to certain mortgage loans. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     Under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default

     We may invest in mortgage loans that contain a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or non-monetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

     Secondary Financing:  Due-on-Encumbrance Provisions

     Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

     Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with,


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delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     Applicability of Usury Laws

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest,? but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest.? If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statues requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.


                             THE OFFERING

SHARES OFFERED

     We are offering a maximum of 5,750,000 Shares at a purchase price of $20 per share. Included in the Shares offered are 750,000 Shares that we have registered for sale only to shareholders who receive this prospectus and purchase Shares under this offering, and to shareholders who purchased Shares under our prior offering and who receive this prospectus and who elect to participate in our Reinvestment Plan.

     We are offering the Shares on a ?best efforts? basis through member firms of the National Association of Securities Dealers, Inc., who become Participating Dealers. A ?best efforts? offering means that no one has committed to purchase any Shares and there is no guarantee that any minimum number of Shares will be sold.

MINIMUM PURCHASE REQUIREMENTS

     Shares will be sold only to a person who meets our suitability requirements and who makes a minimum purchase of 250 Shares ($5,000).

Notwithstanding the foregoing, a minimum of 50 Shares ($1,000) may be purchased by an Individual Retirement Account ("IRA") established under Section 408 of the Code, or a Keogh Plan established under Section 401 of the Code. It should be noted, however, that an investment in Shares, in and of itself, will not create an IRA or a Keogh Plan for any investor and that in order to create an IRA or Keogh Plan, an investor must comply with the provisions of the Code.


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
SUITABILITY REQUIREMENTS

     We have established certain suitability standards for the purchase of Shares applicable to individual investors. See "Suitability Standards.? We reserve the right to reject subscriptions in our sole discretion. To prevent a possible violation of REIT concentration of ownership standards, we intend to limit share ownership so that at no time will five or fewer shareholders own more than 50% of the outstanding Shares. See "Summary of Declaration of Trust
- Redemption and Restriction on Transfer of Shares.?

TERMINATION OF THE OFFERING

     The offering will terminate when all Shares being offered have been sold, unless we terminate the offering earlier (which we are entitled to do in our sole discretion for any reason whatsoever).

PURCHASES BY QUALIFIED PLANS

     Depending upon the particular circumstances, and subject to the terms of the governing plan instruments, the purchase of Shares may be a suitable investment for IRAs and qualified pension, profit sharing or other retirement plans (including Keogh plans) and trusts and bank commingled trust funds for such plans (collectively, "Qualified Plans"). ERISA and the Code, however, impose significant penalties for certain investments by Qualified Plans (including IRAs). In order to ensure that any investment contemplated by a Qualified Plan will not result in the imposition of such penalties, we will not permit the purchase of Shares with assets of any Qualified Plan (including Keogh Plans and IRAs) if we, the Advisor or any of our Affiliates (1) has investment discretion with respect to the assets of the Qualified Plan to be invested, (2) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (3) is otherwise a fiduciary with respect to those assets for purposes of the prohibited transaction provisions of ERISA or the Code. See "ERISA Considerations."

BROKER COMPENSATION

     We will pay to the Participating Dealers selling commissions equal to 8% of the Gross Offering Proceeds (subject to any volume discounts for Institutional Investors). We will also reimburse Participating Dealers for bona fide due diligence expenses up to a maximum aggregate amount of $100,000. The Participating Dealers may, in their sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Participating Dealers but will not change the Net Offering Proceeds that we receive. See "The Offering - Plan of Distribution."

     In addition, we will allocate 2% of Gross Offering Proceeds for wholesaling and marketing expenses, some of which may be reallowed to Participating Dealers for any wholesaling and marketing assistance provided by them.

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     The form of Participating Dealer Agreement provides that we shall indemnify the Participating Dealer with respect to any liabilities arising out of the Securities Act. Certain Participating Dealers may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933 (the "Securities Act"), and compensation paid the Participating Dealers in connection with the sale of Shares may be deemed to be "underwriting commissions" within the meaning of the Securities Act.

     In connection with sales of 50,000 or more Shares ($1,000,000) to a ?purchaser? as defined below, a Participating Dealer may agree in its sole discretion to reduce the amount of its selling commissions by up to 2%. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser.

     For example, if an investor purchases 50,000 Shares, he could pay as little as $980,000 rather than $1,000,000 for the Shares, in which event the commission on the sale of such Shares would be $60,000 ($1.20 per share) and, after payment of the Participating Dealer?s fee, we would receive net proceeds of $920,000 ($18.40 per share). The net proceeds to the Company will not be affected by volume discounts.

    Because all investors will be deemed to have contributed the same amount per Share to the Company for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a higher return on his investment than investors who do not qualify for such discount.

     Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any ?purchaser,? as that term is defined below, provided all such Shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single ?purchaser.? Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the Advisor that a single ?purchaser? made all of such subscriptions.

     For the purpose of such volume discounts, the term ?purchaser? includes:

- an individual, his or her spouse and their children under the age of 21 who purchase the Shares for his, her or their own accounts;

- a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

- an employees? trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

- all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors, the Advisor may, in its sole discretion, waive the ?purchaser? requirements and aggregate as part of a combined order for purposes of determining the number of Shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his purchase price to the net amount referenced above, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for Shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

     California residents should be aware that volume discounts will not be available in connection with the sale of Shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

-	there can be no variance in the net proceeds to the Company from the sale of the Shares to different purchasers of the same offering;

- all purchasers of the Shares must be informed of the availability of quantity discounts;

- the same volume discounts must be allowed to all purchasers of Shares that are part of the offering;

- the minimum amount of Shares on the purchase of volume discounts are allowed cannot be less than $10,000;

- the variance in the price of the Shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

- no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of Shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of Shares purchased.

     Todd Etter and Melvin Horton, who are affiliated with our Advisor, are registered representatives with broker-dealers who are participating dealers and may make sales of our Shares and will be compensated for such sales.

SUBSCRIPTION PROCEDURE

     In order to purchase Shares, you must complete and execute a Subscription Agreement in the form attached to this prospectus. Payment for the Shares, in an amount equal to $20 per share, should be delivered to the Participating Dealer, together with executed Subscription Agreements, where applicable.

     Payment for subscriptions may be made by an investor: (a) by delivery to the Participating Dealer of a check made payable to United Mortgage Trust, or (b) by authorizing the Participating Dealer to wire transfer the purchase price for Shares indicated in the Subscription Agreement to the Company?s bank account, in each case in the amount of $20 for each share he wishes to purchase and in total amount of not less than the minimum subscription of 250 Shares ($5,000) (50 Shares ($1,000) for IRA's and Keogh plans). Properly completed Subscription Agreement must be in the Participating Dealer?s possession at that time.

     An investor, by subscribing for Shares and accepting confirmation of the purchase of Shares without objection after receipt of such confirmation accompanied by the prospectus, will be assenting to all of the terms and conditions of the Declaration of Trust. In addition, by placing an order for Shares, an investor (i) represents that he, she or it has authority to order Shares and, if appropriate, to execute a Subscription Agreement, (ii) if he, she or it is a qualified plan (including a Keogh plan or an Individual Retirement Account) or is otherwise a "benefit plan investor" as defined in Department of Labor Regulation Section 2510.3-101(f)(2), represents that to the best of his, her or its knowledge neither we, the Advisor or any Affiliate (a) has investment discretion with respect to the assets being used to purchase Shares, (b) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (c) is otherwise a fiduciary with respect to such assets, and (iii) represents that he, she or it meets the suitability requirements established by us or, if different, the standard applicable to residents of the state in which the investor resides, as set forth in the portion of this prospectus entitled "Suitability Standards And How To Subscribe."

     Each subscription will be accepted or rejected by the Company within 30 days after its receipt and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives this prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days without interest and without deduction.


                              SALES MATERIAL

     In addition to and apart from this prospectus, we will utilize certain sales material in connection with the offering of Shares. This material may include fact sheets and other guides to be used internally by broker dealers, an investor sales promotion brochure, speeches for public seminars, audio video and slide presentations, invitations to attend public seminars, prospecting letters, mailing cards, articles and publications concerning real estate and Mortgage Investments, and so called "tombstone" advertisements. In certain jurisdictions, such sales material will not be available. Use of any materials, including sales materials to be distributed to NASD members and their associated persons will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities. Such clearance does not mean, however, that the agency allowing use of the sales literature has passed on the merits of this offering or the accuracy of the material contained in such literature.

     Other than as described herein, we have not authorized the use of other sales material, other than marketing bulletins to be used internally by broker dealers. The offering is made only by means of this prospectus. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered as part of this prospectus or the Registration Statement of which this prospectus is a part, or as incorporated in this prospectus or the Registration Statement by reference, or as forming the basis of the offering of the Shares which are offered hereby.


                                 LEGAL MATTERS

     Legal matters in connection with the Shares offered hereby will be passed on for us by Butzel Long, Detroit, Michigan. Certain tax matters will be passed on by Butzel Long. That firm has represented the Advisor and certain of its Affiliates in other matters and may continue to do so in the future.

                             REPORTS TO INVESTORS

     We will distribute to our shareholders, within 120 days after the end of our fiscal year, copies of our annual report which will include annual financial statements (balance sheet, statement of income or loss, statement of shareholders' equity, statement of cash flows and a statement of surplus) accompanied by a report containing an opinion of independent certified public accountants. We shall also include in our annual report: (1) the ratio of the costs of raising capital during the period to the capital raised, (2) the total Operating Expenses as a percentage of Average Invested Assets and as a percentage of Net Income, (3) full disclosure of all material terms, factors and circumstances describing any and all transactions with the Advisor, a Trustee, a Sponsor or Affiliates thereof and of fees, commissions, compensation and other benefits paid or accrued to the Advisor, a Trustee, a Sponsor or Affiliates thereof for the fiscal year completed, showing the aggregate amount paid or accrued to each recipient and the services performed for such year (including fees or charges paid or accrued to the Advisor, a Trustee, the Sponsor or Affiliates thereof by third parties doing business with us), (4) a statement of distributions to the shareholders and their sources and (5) a report from the Independent Trustees that the policies being followed by us are in the best interests of our shareholders and the basis for that determination. The Independent Trustees shall have the duty to examine and comment in the annual report on the fairness of any such transactions with the Advisor, a Trustee, the Sponsor or Affiliates thereof. Within 75 days after December 31 in each year, we will distribute to our shareholders all of our information necessary in the preparation of their federal income tax returns.

     We will distribute to the shareholders within 60 days after the end of our first three fiscal quarters of each fiscal year, copies of a quarterly report that will include an unaudited balance sheet, an unaudited statement of income for the year to date, and an unaudited statement of cash flows for the year to date.

     Financial information contained in all reports to investors will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles.

                                EXPERTS

     With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2002, Whitley Penn has applied limited procedures in accordance with professional standards for a review of such information. However, they did not audit and do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Whitley Penn is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial statements because those reports are not "reports" or "Part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 or 11 of the securities Act of 1933.

ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-11 for the Shares offered under this prospectus under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the Registration Statement and the exhibits related thereto filed with the Commission. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete.
For each of these contracts, agreements or documents filed as an exhibit to the Registration Statement, we refer you to the actual exhibit for a more complete description of the matters involved. Copies of the Registration Statement and the exhibits related thereto, as well as periodic reports and information filed by us under the informational requirements of the Securities Exchange Act of 1934, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the commission without charge at:

Public Reference Section
Securities and Exchange Commission
Room 1024, Judiciary Plaza
450 Fifth Street, NW
Washington, D.C. 20549

Central Regional Office
Randall J. Fons, Regional Administrator
1801 California Street, Suite 4800
Denver, CO 80202-2648
(303) 844-1000

     The Commission also maintains a web site at http://www.sec.gov where you can retrieve this information.

     We currently furnish our shareholders with annual reports containing financial statements audited by its independent auditors and with quarterly reports containing unaudited summary financial information for each of the first three-quarters of each fiscal year. See the section of this prospectus entitled "Reports to Investors" for more information about the reports we provide to our shareholders.


                              GLOSSARY

     The definitions of terms used in this prospectus are set forth below.

     "Acquisition Expenses" shall mean expenses related to our selection of, and investment in, Mortgage Investments, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance and miscellaneous other expenses.

     "Acquisition Fees" shall mean the total of all fees and commissions, however designated, paid by any party in connection with the origination or acquisition of Residential Mortgages or Contracts for Deed by us. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated.

     "Adjusted Contributions," used in calculating the Subordinated Incentive Fee, shall mean (1) the product of $20 times the number of outstanding Shares, reduced by (2) the total of cash distributed to shareholders with respect to the Shares from Disposition Proceeds and the return (if any) of uninvested Net Offering Proceeds.

     "Advisor" shall mean the person(s) or entity retained by the Trustees that will be responsible for providing advice with respect to developing a model for our portfolio, developing underwriting criteria and monitoring yields and performing other duties as described in the Advisory Agreement, including a person or entity to which an Advisor subcontracts substantially all such
functions.   UMT Advisors, Inc is the current Advisor.

     "Advisory Agreement" shall mean the agreement between the Advisor and us whereby pursuant the Advisor will act as our investment advisor and manager of our Trust.

     "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other Person, (iii) any executive officer, director, trustee, general partner of such Person, and (iv) if such other Person is an executive officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

     "Affiliated Programs" shall mean any and all REITs, partnerships or other entities which may in the future be formed by the Advisor, a Sponsor or their Affiliates to engage in businesses which may be competitive with us and which have similar investment objectives as we do (or programs with dissimilar objectives for which a particular Mortgage Investment may nevertheless be suitable). An Affiliated Program may have the same management as we do.

     "Average Invested Assets" shall mean the average of the aggregate book value of our assets for any period invested, directly or indirectly, in Mortgage Investments before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "Broker Price Opinion" shall mean the determination of the value of a property based on a study of the comparable values of similar properties prepared by a licensed real estate professional.

     "Capital Distributions" shall mean distributions of: (1) non-reinvested principal payments and (2) Proceeds of Mortgage Prepayments, Sales and Insurance.

     "Cash Flow" shall mean, with respect to any period, (a) all cash receipts derived from payments of principal and base interest on Mortgages held by us (exclusive of any Proceeds of Mortgage Prepayments, Sales and Insurance) plus
(b) cash receipts from operations (including any interest from our temporary investments) without deduction for depreciation or amortization, less (c) cash receipts used to pay operating expenses.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

     "Contract for Deed" refers to the Seller's unencumbered interest in contracts for deed (also known as land contracts) for the sale of single-family residential property throughout the United States in which we will invest.

     "Counsel" shall mean Butzel Long.

     "CRC" shall mean Capital Reserve Corporation, a Texas corporation that is 50% owned by Todd Etter, a principal shareholder of the Advisor. CRC is engaged in the business of financing home purchase and renovations.

     "Declaration of Trust" shall mean our Declaration of Trust, as amended and/or amended and restated from time to time.

     "Disposition Proceeds" shall mean:  (1) Proceeds of Mortgage
Prepayments, Sales or Insurance and (2) payments of principal when due which are paid to us with respect to Mortgage Investments and other Mortgages.

     "Gross Offering Proceeds" shall mean the total proceeds from the sale of Shares during the offering period before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price of all Shares shall be deemed to be $20 per share.

     "Independent Trustees" shall mean the Trustees who (1) are not affiliated, directly or indirectly, with the Advisor, a Sponsor or any of their Affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, a Sponsor or any of their Affiliates, (2) do not serve as a director or Trustee of more than two other REITs organized by a Sponsor or advised by the Advisor and (3) perform no other services for us, except as Trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor, a Sponsor or the Company.

     "Institutional Investors" shall mean a bank, trust company, savings institution, insurance company, securities dealer, investment company or business development company as defined in the Investment Company Act of 1940, or a pension or profit sharing trust with assets of at least $5,000,000.

     "Interim Mortgages" shall mean loans of 12 months or less in term, made to investors for the construction, purchase, renovation and sale of single-family homes.

     "Investment-to-Value Ratio" means the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.

     "Loan-to-Value Ratio" means the amount of the unpaid principal balance of a loan divided by the value of the real estate that is the security for that Mortgage Investment.

     "Mortgage Investments" shall mean our investments in Residential Mortgages, Contracts for Deed and Interim Mortgages.

     "Mortgage Prepayments, Sales or Insurance" shall mean any transaction by us (other than the receipt of base interest, principal payments when due on a Mortgage Investment and the issuance of Shares) including without limitation prepayments, sales, exchanges, foreclosures, or other dispositions of Mortgage Investments held by us or the receipt of insurance proceeds or of guarantee proceeds from any insurer or recoursing party or otherwise, or any other disposition of our assets.

     "Mortgages" shall mean, in a broad sense, beneficial interests or participation interests in whole mortgages, mortgage certificates, mortgage-backed securities, participation certificates backed by either a single mortgage or a pool of mortgages or interests in pass-through entities which, under the REIT provisions of the Internal Revenue Code, would be considered to be qualifying real estate assets for purposes of our qualification as a REIT (e.g. regular interests in real estate mortgage investment conduits ("REMICs")).

     "Net Assets" or "Net Asset Value" shall mean our total assets (other than intangibles) valued at cost before deducting depreciation or other non-cash reserves less our total liabilities. The Net Asset Value shall be calculated at least quarterly on a basis consistently applied.

     "Net Income" shall mean, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to allowances or reserves for depreciation, amortization or bad debts or

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other similar non-cash reserves; provided, however, that Net Income shall not include any gain from the sale or other disposition of our Mortgage Investments or other assets.

     "Net Offering Proceeds" shall mean the Gross Offering Proceeds received by us with respect to the sale of Shares less Organization and Offering Expenses.

     "Organization and Offering Expenses" shall mean all expenses incurred by and to be paid from our assets in connection with and in preparing ourselves for registration and subsequently offering and distributing the Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants' and attorneys' fees. For the purposes of determining "Organization and Offering Expenses," any volume discounts that are given by Participating Dealers shall be deemed to be part of the selling commissions paid to brokers for selling the Shares.

     "Participating Dealers" shall mean the dealer members of the National Association of Securities Dealers, Inc. that are designated by us to participate in the sale of the Shares.

     "Person" shall mean and include individuals, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

     "Proceeds of Mortgage Prepayments, Sales and Insurance" shall mean receipts from Mortgage Prepayments, Sales or Insurance less the following:

(i) the amount paid or to be paid in connection with or as an expense of such Mortgage Prepayments, Sales or Insurance; and

(ii) the amount necessary for the payment of all debts and obligations of the Company including but not limited to fees to the Advisor or Affiliates and amounts, if any, required to be paid to, arising from or otherwise related to the particular Mortgage Prepayments, Sales or Insurance.

     "Qualified Plan" shall mean any qualified pension, profit sharing or other retirement plan (including a Keogh plan) and any trust, bank commingled trust fund for such a plan and any IRA.

     "REIT" shall mean a corporation or trust that qualifies as a real estate investment trust described in sections 856 through 860 of the Code (the "REIT Provisions").

     "REIT Taxable Income" shall mean the taxable income as computed for a corporation which is not a REIT, (1) without the deductions allowed by sections 241 through 247, 249 and 250 of the Code (relating generally to the deduction for dividends received); (2) excluding amounts equal to (a) the net income from foreclosure property, and (b) the net income derived form prohibited transactions; (3) deducting amounts equal to (x) any net loss derived from prohibited transactions, and (y) the tax imposed by section 857(b)(5) of the Code upon a failure to meet the 90% and/or the 75% gross income tests; and (4) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.

     "REO" shall mean real estate owned through foreclosure or eviction.

     "Residential Mortgage" shall mean the first lien, fixed rate mortgages secured by single-family residential property throughout the Unites States that we will invest in.

     "Roll-Up" shall mean a transaction involving the acquisition, merger, commission or consolidation either directly or indirectly of us and the issuance of securities of a Roll-Up Entity. Such term does not include:

(i) a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers
Automated Quotation Market System; or

(ii) a transaction involving the conversion to corporate, trust or association form of only ourselves, if as a consequence of the transaction, there will be no significant adverse change in any of the following:

(A) shareholders' voting rights;
(B) our term and existence;
(C) Sponsor or Advisor compensation; or
(D) our investment objectives.

     "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "Shares" shall mean our Shares of beneficial interest.

     "Sponsor" shall mean any person directly or indirectly instrumental in organizing us, wholly or in part, or any Person who will control, manage or participate in our management and any Affiliate of such Person, but does not include (1) any person whose only relationship with us is that of an independent asset manager whose only compensation from us is as such, and
(2) wholly-independent third parties such as attorneys, accountants, and underwriters whose only compensation from us is for professional services. A Person may also be deemed one of our Sponsors by: (1) taking the initiative, directly or indirectly, in founding or organizing our business or enterprise, either alone or in conjunction with one or more other Persons; (2) receiving a material participation in us in connection with the founding or organizing of our business, in consideration of the services or property, or both services and property; (3) having a substantial number of relationships and contacts with us; (4) possessing significant rights to control our Company properties; (5) receiving fees for providing services to us which are paid on a basis that is not customary in the industry; or (6) providing goods or services to us on a basis which was not negotiated at arms length with us.

     "Subordinated Incentive Fee" shall mean the fee paid to the Advisor pursuant to the Advisory Agreement. The Subordinated Incentive Fee shall be equal to 25% of the amount by which our Net Income for a year exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions. For each year which it receives a Subordinated Incentive Fee, the Advisor shall also receive 5-year options to purchase 10,000 Shares at the initial offering price of $20 per share. See "Management - Summary of Advisory Agreement."

     "Tax-Exempt Entities" shall mean any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund, or a charitable, religious, scientific or educational organization.

     "Total Operating Expenses" shall mean all of our operating, general, and administrative expenses as determined by generally accepted accounting principles, exclusive of the expenses of raising capital, interest payments, taxes, non-cash expenditures (i.e. depreciation, amortization, bad debt reserve), Acquisition Fees and other costs related directly to a specific Mortgage Investment by us, such as expenses for originating, acquiring, servicing or disposing of a Mortgage.

     "Trust Administrative Fee" shall mean a fee paid to the Advisor equal to 1/12th of 1/2 of 1% of the first $50,000,000 in Average Invested Assets and 1% of Average Invested Assets in excess of $50,000,000.

     "Trustees" shall mean our trustees.

     "UBTI" shall mean unrelated business taxable income as described in the Code.

     "Unpaid Principal Balance ("UPB")" shall mean the principal balance remaining on a loan owed by the borrower.

                          FINANCIAL STATEMENTS

	The financial statements as of December 31, 2002 and 2001 and for the periods then ended that are included in this post effective amendment have been audited by Whitley Penn, independent auditors. Whitley Penn is the successor by merger of Jackson & Rhodes P.C.


                               UNITED MORTGAGE TRUST

                             INDEX TO FINANCIAL STATEMENTS


                                                                       Page

Report of Independent Auditors                                          117
Balance Sheets as of March 31, 2003 (unaudited),
     December 31, 2002 and 2001                                         118
Statements of Income for the Three Months Ended
     March 31, 2003 and 2002 (unaudited) and for the Years
     Ended December 31, 2002 and 2001                                   119
Statements of Changes in Shareholders" Equity
     for the three months ended March 31, 2003 (unaudited)
     and for the Years Ended December 31, 2002 and 2001                 120
Statements of Cash Flows for the Three Months Ended
      March 31, 2003 and 2002 (unaudited) and for the Years
      Ended December 31, 2002 and 2001                                  121

Notes to Financial Statements                                           122

                        REPORT OF INDEPENDENT AUDITORS



Board of Trustees
United Mortgage Trust

We have audited the accompanying balance sheets of United Mortgage Trust as of December 31, 2002 and 2001, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Mortgage Trust as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



                                                      Whitley Penn



Dallas, Texas
January 23, 2003, except as to Note G, which was as of July 1, 2003.

                        UNITED MORTGAGE TRUST
                           BALANCE SHEETS

                                          March 31,         December 31,
                                            2003      2002                2001
                                        -----------   ------------------------
ASSETS                                  (Unaudited)   (Audited)      (Audited)

Cash                                   $   908,933    $   646,570   $    33,569
Investment in residential mortgages
  and contracts for deed                37,829,257     38,975,771    39,683,243
Interim mortgages                       55,268,229     49,136,321    17,529,898
Accrued interest receivable              2,163,462      1,917,088     1,229,360
Receivable from affiliate                  110,472        109,594       115,930
Equipment, less accumulated
  depreciation of $4,222, $3,336
   and $2,816, respectively                 21,635         22,520         1,896
Other assets                               254,998        284,027       191,725
                                       -----------    -----------   -----------
Total Assets                           $96,556,986    $91,091,891   $58,785,621
                                       -----------    -----------   -----------
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Line of credit                       $ 5,000,000    $ 6,245,000   $   810,000
  Dividend payable                         764,540        806,423       543,413
  Accounts payable & accrued
    liabilities                            139,774        550,880       141,724
                                       -----------    -----------   -----------
Total Liabilities                      $ 5,904,314      7,602,303     1,495,137
                                       -----------    -----------   -----------

Commitments and contingencies                --             --            --

Shares of beneficial interest
  redeemable 1,078,309 shares
  issued and outstanding                21,566,181     21,566,181         --

Shareholders' equity:
  Shares of beneficial interest;
    $.01 par value; 100,000,000
    shares authorized; 4,310,610,
    3,897,229 and 3,332,161 shares
    issued; 4,187,737, 3,778,180
    and 3,293,114 outstanding               43,106         38,972        33,322
  Additional paid-in capital            72,559,912     65,354,916    58,352,176
  Advisor's reimbursement                  397,588        397,588       397,588
  Cumulative distributions in excess
    of earnings                         (1,513,681)    (1,535,323)     (742,612)
  Retained earnings                          --             --            --
                                        ----------    -----------   -----------
                                        71,486,925     64,256,153    58,040,474
  Less treasury stock, 122,873,
     119,049 and 39,047 shares,
     respectively at cost              (2,400,434)    (2,332,746)      (749,990)
                                       ----------    -----------    -----------

Total Shareholders' Equity            $69,086,491     61,923,407     57,290,484
                                      -----------    -----------    -----------
Total Liabilities and
  Shareholders' Equity                $96,556,986    $91,091,891    $58,785,621
                                      -----------    -----------    -----------

See accompanying notes to financial statements.

                                   UNITED MORTGAGE TRUST
                                    STATEMENTS OF INCOME

                                     Three Months Ended            Years Ended
                                         March 31,                 December 31,
                                   2003             2002      2002             2001
                                  -----------------------    ----------------------
                                  (Unaudited) (Unaudited)    (Audited)    (Audited)
Revenues:
Interest income                   $2,776,386   $1,681,170    $8,277,742   $5,679,657
Gain on sales of notes               (61,046)         808        --            --
                                  ----------   ----------    ----------   ----------
                                   2,715,340    1,681,978     8,277,742    5,679,657
                                  ----------   ----------    ----------   ----------
Expenses:
General and administrative           124,940       53,612       182,470       29,370
Interest expense                     102,975       15,135        78,203      430,790
Loan servicing fees                   39,270       46,528       196,661      185,366
Management fee                       162,919       83,363       444,509      249,298
                                  ----------   ----------    ----------   ----------
                                     430,104      198,638       901,843      894,824
                                  ----------   ----------    ----------   ----------
Net income                        $2,285,236   $1,483,340    $7,375,899   $4,784,833
                                  ==========   ==========    ==========   ==========
Net income per share of
  beneficial interest                  $0.46        $0.43         $1.81        $1.81
                                       -----        -----         -----         ----
Weighted average shares
  outstanding                      4,921,402    3,452,353     4,083,488    2,641,072
                                   ---------    ---------     ---------    ---------

See accompanying notes to financial statements.

                                                      UNITED MORTGAGE TRUST
                                         STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                         For the Quarter Ended March 31, 2003 (Unaudited) and for the Years Ended December 31, 2002 and 2001
                                                                               Cumulative
                                   Shares of         Additional    Advisor's   Distributions  Retained
                               Beneficial Interest   Paid-in       Reimburse-  in Excess of   Earnings   Treasury
                               Shares      Amount    Capital       ment        Earnings       (Deficit)  Stock         Total
                               ---------------------------------------------------------------------------------------------------
Balance, Dec 31, 2000         1,884,043   $18,840   $33,541,746    $397,588     $(363,933)       --          --        $33,594,241

Proceeds from shares issued   1,448,118    14,482    24,810,430       --            --           --          --         24,824,912
Purchase of treasury stock       --         --          --            --            --           --         (749,990)     (749,990)
Dividends ($1.96 per share)      --         --          --            --       (5,163,512)       --          --         (5,163,512)
Net income                       --         --          --            --        4,784,833        --          --          4,784,833
                              ---------   -------   -----------    --------    ----------     --------   -----------   -----------
Balance, Dec 31, 2001         3,332,161    33,322    58,352,176     397,588      (742,612)       --         (749,990)   57,290,484

Proceeds from shares issued     565,068     5,650     7,002,740       --           --            --           --         7,008,390
Purchase of treasury stock       --          --         --            --           --            --       (1,582,756)   (1,582,756)
Dividends ($2.00 per share)      --          --         --            --       (8,168,610)       --           --        (8,168,610)
Net income                       --          --         --            --        7,375,899        --           --         7,375,899
                              ---------   -------   -----------    --------    ----------     --------   -----------   -----------
Balance at Dec 31, 2002       3,897,229    38,972    65,354,916     397,588    (1,535,323)       --       (2,332,746)   61,923,407

Proceeds from shares issued     413,318     4,133     7,204,755       --           --            --           --         7,208,888
Purchase of treasury stock       --          --         --            --           --            --          (67,687)      (67,687)
Dividends ($2.00 per share)      --          --         --            --       (2,263,353)       --           --        (8,168,610)
Net income                       --          --         --            --        2,285,236        --           --         7,375,899
                              ---------   -------   -----------    --------    ----------     --------   -----------   -----------
Balance at Mar 31, 2003       4,310,547   $43,105   $72,559,671    $397,588   $(1,513,440)    $  --      $(2,400,433)  $69,086,491
(Unaudited)                   =========   =======   ===========    ========   ===========     ========   ===========   ===========

See accompanying notes to financial statements.

                                                        -120-

                             UNITED MORTGAGE TRUST
                            STATEMENTS OF CASH FLOWS
                                                Three Months Ended
                                                     March 31,              Years Ended December 31,
                                             2003               2002      2002                    2001
                                             -----------------------      ----------------------------
                                             (Unaudited)   (Unaudited)    (Audited)           (Audited)
Cash flow from operating activities:
  Net income                                 $ 2,285,236    $1,483,340     $  7,375,899    $  4,784,833
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
      (Gain) Loss on sale of foreclosed
        property                                  61,046          (808)          --                --
      Depreciation and amortization                  885        (1,070)             520             519
      Net amortization of discount on
        mortgage investments                      (3,696)       (3,887)         (15,548)         (9,506)
      Changes in assets and liabilities:
        Accrued interest receivable              (246,374)    (308,991)        (687,728)       (561,847)
        Other assets                               29,029        9,874          (92,302)       (134,754)
        Accounts payable and accrued
          liabilities                            (411,106)      97,660          409,156         138,117
            Net cash provided by             ------------   ----------      -----------     -----------
            operating activities:               1,715,020    1,276,118        6,989,997       4,217,362
                                             ------------   ----------      -----------     -----------
Cash flow from investing activities:
  Investment in residential mortgages and
    contracts for deed                          (530,534)   (1,727,862)      (3,840,888)     (9,160,813)
  Principal receipts on residential
    mortgages and contracts for deed           1,619,699       492,960        4,563,908       2,906,477
  Investment in interim mortgages            (19,912,117)   (9,312,580)     (63,724,041)    (24,227,491)
  Principal receipts on interim
    mortgages                                 13,780,209     5,353,288       32,117,618      13,150,704
  Purchase of equipment                            --            --             (21,144)          --
            Net cash used in investing       -----------    ----------     ------------     -----------
            activities:                       (5,042,743)   (5,194,194)     (30,904,547)    (17,331,123)
                                             -----------    ----------     ------------     -----------
Cash flow from financing activities:
  Proceeds from issuance of shares of
    beneficial interest                        7,209,130     6,727,035       28,574,571      24,824,912
  Net borrowings on line of credit            (1,245,000)     (810,000)       5,435,000      (6,190,000)
  Receivable from affiliate                         (879)       18,823            6,336         (10,165)
  Purchase of treasury stock                     (67,688)     (250,000)      (1,582,756)       (749,990)
  Dividends                                   (2,305,477)   (1,674,903)      (7,905,600)     (4,928,339)
            Net cash provided by             -----------    ----------      -----------     -----------
            financing activities:              3,590,086     4,010,955       24,527,551      12,946,418
                                             -----------    ----------      -----------     -----------
Net increase (decrease) in cash                  262,363        92,879          613,001        (167,343)

Cash at beginning of year                        646,570        33,569           33,569         200,912
                                             -----------    ----------      -----------     -----------
Cash at end of period                        $   908,933    $  126,448      $   646,570     $    33,569
                                             -----------    ----------      -----------     -----------
Interest paid                                $   102,975    $   15,135      $   111,631     $   397,362
                                             -----------    ----------      -----------     -----------

See accompanying note to financial statements.

                                                                 -121-

                               UNITED MORTGAGE TRUST
                            Notes to Financial Statements
                   Three Months Ended March 31, 2003 and 2002 and
                   for the Years Ended December 31, 2002 and 2001

A.  NATURE OF BUSINESS

The Company

United Mortgage Trust (the 'Company') is a Maryland real estate investment trust which qualifies as a real estate investment trust (a 'REIT') under federal income tax laws. The Company invests exclusively in first lien, fixed rate mortgages secured by single family residential property throughout the United States ('Mortgage Investments'). Such loans are originated by others to the Company's specifications or to specifications approved by the Company. Most, if not all, of such loans are not insured or guaranteed by a federally owned or guaranteed mortgage agency.

The Company is offering up to 5,000,000 shares of Beneficial Interest at $20 per share on a "best efforts" basis. In addition, the Company is offering 750,000 shares to investors who want to participate in the Company's Reinvestment Plan.

The Company has no direct employees. It pays its Advisor a monthly Trust Administration Fee for the services relating to the Company's daily operations which the Advisor uses to pay its employees who are directly and indirectly involved in the day-to-day management of the Company.

Advisor Change

Prior to January 1, 2001 the Company was self-administered and utilized Mortgage Trust Advisors, Inc. ('MTA'), to select its investments and monitor its daily operations. As of January 1, 2001, the Company uses the services of UMT Advisors, Inc. ('UMTA') to manage its day-to-day activities and to select the investments it purchases. The Company changed advisors as a result of the change in ownership of the former advisor. Two of the principals of MTA formed UMTA. The Company's President, Cricket Griffin, is an employee of the Advisor, for which she serves as President. Before that date she was an employee of the Company. The Advisor is owned and controlled by Todd F. Etter and Timothy J. Kopacka. Mr. Etter is an affiliate of South Central Mortgage, Inc. ("SCMI"), a Texas corporation that sells Mortgage Investments to the Company, of Prospect Service Corp. ('PSC'), a Texas corporation that services the Company's Residential Mortgages and Contracts for Deed, of Capital Reserve Corporation ('CRC') and Ready America Funding Corp. ('RAFC'), both Texas corporations that sell Interim Mortgages to the Company.

Advisory Agreement

UMTA has the responsibility of seeking out, underwriting and presenting Mortgage Investments to the Company for consideration and purchase as well as being responsible for all facets of the Company's business operations under the guidance of the Company's Trustees. In that regard it employs the requisite number of staff to accomplish these tasks, leases its own office space and pays its own overhead. The Company pays a Trust Administration Fee for services rendered by the Advisor.

B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

Reclassifications

Certain amounts have been reclassified from those previously presented to conform with the current presentation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash

For purposes of reporting cash flows and cash include cash and certificates of deposit with original maturities of less than three months.

Residential Mortgages, Contracts for Deed and Interim Mortgages

Residential Mortgages, Contracts for Deed and Interim Mortgages are recorded at the lower of cost or estimated net realizable value, net of discounts and including loan acquisition costs paid to the Advisor. The mortgage investments are collateralized by real property owned by the borrowers.

The loan acquisition fees and discounts on the notes are amortized using the interest method over the estimated life of the mortgages (5-1/2 years). The unamortized discount amounted to $11,487, $95,297 and $335,745 at March 31, 2003, December 31, 2002 and 2001, respectively. The unamortized loan acquisition costs amounted to $120,073, $179,032 and $407,331 at March 31, 2003, December 31, 2002 and 2001, respectively.

The majority of Residential Mortgages and Contracts for Deed are 360 months real estate lien notes that are purchased by the Company from several sources, including SCMI, an affiliate. Interim Mortgages are real estate lien notes purchased by the Company from various sources including CRC and RAFC, affiliates of the Company. Interim Mortgages have terms of

12 months or less. The Company is not a loan originator nor does it purchase Mortgage Investments for resale. The Company intends to hold mortgage investments for their lives.

Generally, the Company does not retain servicing rights on its Mortgage Investments. Although it is not prohibited from doing so under the terms of its loan purchase negotiations or of its Declaration of Trust, the Company relies on various servicing sources, including affiliated companies, to service its Mortgage Investments.
Interest Income Accrual

Interest income is received by the Company from its portfolio of Residential Mortgages, Contracts for Deed and Interim Mortgages. The Company does not receive interest income on defaulted loans that are not covered under a recourse agreement. The Company requires that interest be advanced by note sellers on all recoursed loans (loans that have active recourse agreements). The Company monitors each loan in its portfolio on a monthly basis to track pay histories and performance. On a quarterly basis it determines whether to accrue income on a given loan that is delinquent based on the borrower's performance in past periods and based on discussions with the collection staff of its loan servicer, relying on their contact with a delinquent homeowner to determine the likelihood that a borrower will continue to make the mortgage payments. The Company does not accrue income on all loans but makes a loan by loan determination whether to recognize interest income for the quarter. There is no assurance that the interest income recognized by the Company will be paid by a borrower thus requiring an adjustment in the following quarter thereby effectively reducing gross income. The effect is that actual interest income collected from delinquent borrowers may be lower than projected for that period.

Accounting for and Disposition of Real Estate Owned

When the Company takes possession of real estate through foreclosure it attempts to resell the property to recover all costs associated with the default, including legal fees, transaction costs, and repair expenses. Repair costs are capitalized. Upon sale of the property, a gain or loss is recorded. Net gains are taxable and, if material, are distributed to shareholders as capital gains. Losses are expensed. The Company has elected to treat property acquired through foreclosure as "foreclosure property" and has reported it as such in the Company's informational federal tax filings. In the event that a foreclosed property is sold for less than the recoursed value associated therewith, the Company realizes the loss and classifies any recourse value received in excess of the Company's basis as a capital contribution. In addition, recourse amounts are paid in installments by a note seller and the recognition of the capital contribution will be at a date later than the corresponding mortgage loss is realized.

Equipment

Equipment is recorded at cost and depreciated by the straight-line method over the five-year expected useful lives of the assets. Expenditures for normal maintenance and repairs are charged to expense as incurred, and significant improvements are capitalized.

Income Taxes

The Company intends to continue to qualify as a REIT under the Internal
Revenue Code of 1986 as amended (the 'Code').   A REIT is generally not
subject to federal income tax on that portion of its REIT taxable income ('Taxable Income'), which is distributed to its shareholders provided that at least 90% of Taxable Income is distributed. No provision for taxes will be made in the financial statements, as the Company believes it is in compliance with the Code. Dividends paid to shareholders are considered ordinary income for income tax purposes.
Basic Earnings Per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, Earnings Per Share ("SFAS 128'). SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to shareholders by the weighted average number of shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company's potential dilutive securities are not dilutive, the accompanying presentation is only of basic earnings per share.

Distribution Policy and Dividends Declared

The Company will make distributions each year (not including return of capital for federal income tax purposes) equal to at least 90% of the REIT's taxable income. Since September 1997 the Company has made monthly distributions to its shareholders and intends to continue doing so. The Trustees declare the dividend rate monthly for shareholders of record as of the 15th of the following month at the end of the following month. The distribution rate paid per share is determined by the Trustees in the quarter preceding the payment quarter. For the three months ended March 31, 2003 and 2002 the distribution rate was $0.1533 and $0.1667 per share, respectively, per month. For the twelve months ended December 31, 2002 and 2001 the Trustees declared distributions at $0.1667 and $0.1629 per share, respectively, per month, based on 10% return per weighted share.

Potential Loan Losses

During the quarter ended March 31, 2003 the Company took loans losses of $61,046. As of December 31, 2002 and 2001, the Company had not established loan loss reserves because the Company believed that the exposure to losses at that date had been nominal. Loan losses are estimated to be the difference between the outstanding loan balance at the time of foreclosure less any value realized from the disposition of the underlying collateral. The Company annually adjust to current market value the foreclosed collateral and the difference between the estimated market value and the outstanding loan balance creates a loan loss reserve.

C. LINE OF CREDIT

The Company had a $7,000,000 line-of-credit maturing on August 22, 2001, collateralized with the assignment of certain Residential Mortgages. Interest was fixed at 10.5%. Before the maturity date of the agreement the Company negotiated a new twelve-month credit facility in the amount of $10,000,000, which expired on July 11, 2002. On July 11, 2002 the Company extended its line of credit for 12 months under the same terms. The line-of-credit is collateralized with the assignment of certain Residential Mortgages. At March 31, 2003 and 2002 the outstanding balances were $5,000,000 and $6,245,000, respectively. At December 31, 2002 and 2001 the outstanding balances were $6,245,000 and $810,000, respectively, with interest at 5.25%. Interest paid during the 2003 and 2002 quarters was $102,975 and $15,135, respectively. Interest paid during 2002 and 2001 was $111,631 and $397,362, respectively.
D.  STOCK OPTIONS

For each year in which an Independent Trustee of the Company serves, the Trustee receives 5-year options vested upon grant to purchase 2,500 shares of Company stock at $20 per share.

Following is a summary of the options transactions.

                                           2002       2001
                                          ----------------
Outstanding at beginning of year          47,500    40,000
   Granted                                 7,500     7,500
   Expired                                <7,500>      --
   Exercised                                 --        --
                                          ------     ------
Outstanding at end of year                47,500     47,500
                                          ------     ------
Exercisable at end of year                47,500     47,500
                                          ------     ------

Exercise price per share                  $20.00     $20.00
                                          ------     ------


In October 1995, the Financial Accounting Standards Board ('FASB') issued SFAS 123, 'Accounting for Stock-Based Compensation'. SFAS 123 defines a fair value based method of accounting for employee stock options or similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award. However, SFAS 123 also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ('Opinion 25'), Accounting for Stock Issued to Employees.

Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. Entities electing to remain with the accounting in Opinion 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The Company has elected to measure compensation cost, including options issued, under Opinion 25.

No pro forma disclosures are provided herein as the calculated fair value of the options was nominal.

E.  RELATED PARTY TRANSACTIONS

1). Fees paid to the Advisors who are related parties: On January 1, 2001, the Company entered into an Advisory Agreement with UMT Advisors, Inc.
(the 'Advisor') whereby the Advisor provides the Company with day-to-day management and administrative services subject to the supervision and review by the Trustees. In consideration for the services, the Company paid the Advisors a Trust Administration Fee of $$162,919 and $83,363 during the 2003 and 2002 quarters and $444,509 and $249,298 during the years ended December 31, 2002 and 2001, respectively. The fee was calculated as 1/12th of 1/2 of 1% of the first $50,000,000 of income producing assets and 1/12th of 1% of income producing assets in excess of $50,000,000. The terms of the Advisory Agreement calculates the Acquisition Fee (paid for sourcing suitable investments) as 3% of Net Proceeds (Net Proceeds are Gross Proceeds less commissions and marketing reallowances). The Acquisition Fees paid in the 2003 and 2002 quarters were $204,225 and $198,831, respectively, and $829,000 and $765,000 during the years ended December 31, 2002 and 2001, respectively.

On January 1, 2001, the employees of the Company became employees of the Advisor. The Advisor pays their salaries and wages and maintaining office space initially under lease by the Company, and now under lease by the Advisor. The Advisor is in the business of managing various businesses including the Company's. The Advisor's employees have various areas of responsibilities outside of management of the Company.

2). Rent paid and received between related parties: As of January 1, 2001 the Company's obligation under the terms of its lease agreement with SCMI was assumed by its Advisor and no rent has been paid by the Company since 2000. During the 2003 and 2002 quarters net rent expenses paid by the Advisor and included as part of the Trust Administration Fee was $3,424 and $4,750. For the years ended December 31, 2002 and 2001, rent expenses paid by the Advisor and included as part of the Trust Administration Fee was $61,000 and $61,000 with offsetting sublease income of $44,000 and $42,000, respectively.

3). Loan servicing fees paid to an affiliate: Under the terms of a Mortgage Servicing Agreement with PSC, the Company incurred loan servicing fees of $39,270 and $46,528 during the 2003 and 2002 quarters, respectively and $196,661 and $185,366 for the years 2002 and 2001, respectively. (Note that SCMI was the former loan servicer until January 1, 2002. Fees referenced herein before January 1, 2002 were paid to SCMI, an Affiliate). The Company does not normally retain the servicing rights to the loans it purchases, however it is not prohibited from servicing its loans.

4). Purchasing Mortgage Investments from affiliates: The Company has purchased residential mortgages and contracts for deed from SCMI. To date the aggregate amount is approximately $18,000,000. Below is a table of Affiliated Interim Mortgage transactions. Outstanding balances of loans with each affiliate is below:

              Aggregate Total            Funded with Affiliates
              Interims Funded        CRC         SCMI          RAFC
              ---------------    -----------   ----------   -----------
During the:
2003 quarter   $19,912,000       $ 5,815,000   $4,864,000   $ 2,592,000
2002 quarter   $ 9,313,000       $ 6,178,000   $1,634,000       --
2002 year      $63,724,000       $25,635,000   $  660,000   $11,242,000
2001 year      $24,227,000       $23,218,000   $1,009,000       --


5). Salaries and wages now paid by the Advisor: Payroll expenses, although paid by the Advisor and construed to be part of the Trust Administration Fees were $71,000 and $54,000, in the 2003 and 2002 quarters, respectively, and during the years 2002 and 2001, were $265,000 and $189,000, respectively.

6). Advisor Contributions: Since reporting as of December 31, 2001, the Company found it necessary to restate contributions made by its Advisors as follows: The Company recorded an intercompany transaction with its Advisor in the amount of $430,790 related to certain expenditures incurred by the Company at December 31, 2001 and referenced as an Interest Funding Agreement. The intercompany transaction was reported as an expense reduction on the Statement of Income for the Year Ended December 31, 2001 in the Company's 2001 audited financial statements. The corresponding amount of the intercompany item was recorded as a receivable on the Company's balance sheet at December 31, 2001. However, no valid note receivable or other evidence of indebtedness between the Company and its Advisor was executed. In addition, the Advisor has not remitted any funds or provided any other consideration related to this intercompany item in 2001 or any other subsequent periods. The Company has therefore subsequently restated its audited financial statements as of December 31, 2001 to reflect a reversal of the intercompany transaction.

7). SCMI Recourse Agreement: SCMI has agreed that, if the obligor on any Residential Mortgage or Contract for Deed sold to the Company by SCMI or its Affiliates, and that has had less than 12 payments made on it, defaults in the making of any payment or other obligation thereon during the period ending before the 12th payment after the Company bought that Residential Mortgage or Contract for Deed, then SCMI shall buy that Mortgage

Investment from the Company or its assignee at a price equal to the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts that the Company spent in the maintenance, protection or defense of its interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

 (a) Assigning and transferring to the Company a replacement Residential Mortgage or Contract for Deed (the "Replacement Mortgage Investment"), provided: (i) the real property securing the Replacement Mortgage Investment, the creditworthiness of the obligor on the Replacement Residential Mortgage Investment and other general underwriting criteria are reasonably acceptable to the Company; and (ii) the value of the Replacement Residential Mortgage Investment at the date of transfer to the Company shall be computed by it in accordance with its then applicable pricing schedule for acquisition of such Residential Mortgages or Contracts for Deed, giving due regard to principal balance, interest rate, term, amortization and other general factors used by it for acquisition of Residential Mortgages at that time; or

(b) Payment by SCMI to the Company, on a month to month basis, of all lost interest, tax and insurance escrow payments, as well as any costs incurred by it related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including but not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and remarketing costs less any additional down payments or settlements received by the Company.

In all cases to date SCMI has elected option 'b' of the agreement.

F.  COMMITMENTS AND CONTINGENCIES

Concentration of Credit

Financial instruments which potentially expose the Company to concentrations of credit risk are primarily temporary cash investments and mortgage notes receivable. The Company places its temporary cash investments with major financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. The majority of all first lien mortgage notes receivable are 'Sub-Prime, B and C Grade' notes secured by single family homes, principally in the Dallas/Fort Worth, Houston and San Antonio Metropolitan areas.

Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, 'Disclosures about Fair Value of Financial Instruments'. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The fair value of cash, receivables and accounts and notes payable approximate carrying value due to the short term maturity of the instruments. The fair value of first lien mortgage notes approximates carrying value based on their effective interest rates compared to current market rates.

Right of Rescission

The Company faces a contingent liability for rescission to those investors who purchased shares after April 30, 2002 and until the effectiveness of the post-effective amendment No. 1 filed with the SEC on November 4, 2002 as a result of the failure to file an amendment within the time period specified.

The Company was required to file a Post-Effective Amendment to its original registration statement by April 30, 2002 to include updated financial information and did not do so until November 4, 2002. Because the Company did not file a post-effective amendment with the required financial statement information by April 30, 2002, persons who have purchased shares in the Company after that date have the right to rescind their purchases and to compel the Company to repurchase their shares at the purchase price paid for them plus interest less distributions made to them. Since May 1, 2002 and through October 31, 2002, the Company has sold approximately $22 million of shares.

As a result of this contingent liability, the Company will make a rescission offer to all such purchasers. Depending on the number of shareholders who accept the offer the Company may have to sell assets to fund the rescission. Selling assets in a material amount could have an adverse impact on the income per share. The Company may also face other securities law liabilities as a result of the delayed filing, the amount of which is not capable of being quantified.

G. QUALIFICATION AS A REIT

The Company's 2001 federal tax return characterized certain amounts that, if given effect, would have meant that it did not meet one of the requirements for classification as a REIT. The Company also recorded an inter-company transaction with the Advisor for the 2002 taxable year that was reversed prior to the filing of the Company's 2002 federal income tax return and was therefore not reported on that tax return, which transaction, if given effect, could have meant that it did not meet one of the requirements for classification as a REIT. The Company has filed an amended tax return to recharacterize the 2001 amounts and has obtained a closing agreement with the IRS to confirm the Company's compliance with the requirements for REIT qualification for its 2001 and 2002 taxable years.

                              UNITED MORTGAGE TRUST

                               Subscription Agreement

To:
United Mortgage Trust
5740 Prospect Avenue, Suite 1000
Dallas, Texas 75206


Ladies and Gentlemen:

     The Subscriber named below (the "Subscriber"), who is executing and delivering the Subscription Agreement attached hereto or, alternatively, who has authorized the execution and delivery of the Subscription Agreement attached hereto, hereby tenders payment and applies for the purchase of the number of shares of beneficial interest (the "Shares") specified below in United Mortgage Trust, a Maryland real estate investment trust (the "Company"). A check or other payment in the amount of the number of Shares subscribed for is attached hereto. By tendering payment for Shares and accepting confirmation of purchase without objection following the mailing of such confirmation accompanied by the Prospectus, the Subscriber assents to all the terms and conditions of this Subscription Agreement and of the Declaration of Trust.

     If the Subscription Agreement submitted by or on behalf of the Subscriber is not accompanied by payment in full, the Subscription Agreement will not be processed. Upon receipt of a properly executed Subscription Agreement by a Participating Dealer, a confirmation will be sent to the Subscriber at his, her or its registered address and to the selling representative at the registered office address. If the confirmation is not received within 14 days after submission of the order, the Subscriber should contact the Participating Dealer.

NOTICE TO SUBSCRIBERS

     An investment in the Company involves certain risks and is not suitable for all investors. All investors are advised to carefully read the entire Prospectus to make sure that they understand the risks involved with an investment in the Company and to determine that the investment is suitable for them.

-----------------------------------------------------------------------------
                                     (LOGO)
                            Subscription Agreement
                         UNITED   MORTGAGE  TRUST

-----------------------------------------------------------------------------
Section 1.  INVESTOR INFORMATION (PLEASE PRINT. CHECK ONLY ONE.)

/ /   A - Individual or Joint Account

__________________________          ____- ____-___________
Individual Owner's Name             Social Security Number
__________________________          ____-_____-___________
Joint Owner's Name (if applicable)  Social Security Number

Check One: / /U S Citizen  / /Resident Alien / /Non-Resident Alien

______________________
Country of Citizenship

/ /   B - IRA (or other qualified, custodial, or retirement account)

__________________________,  F/B/O  ________________________    ____________
Trustee/Custodian Name              Beneficial Owner's Name     Acct #

__________________________          ________________________________________
Trustee/Custodian TIN               Address of Beneficial Owner
                           (Fill in Section 2 with Trustee/Custodian Address)

                                    __________________________   ____________
                                    City                 State   Zip Code

/ /   C - Trusts

__________________________          _________________________________________
Trustee(s)                          Name of Trust
__________________________          _________________________
Date of Trust                       Trust's SSN/TIN

/ /   D - Other Entities

TYPE:/ /Corporation  / /Partnership  / /Foundation
    / /Charitable Organization  / /Other: _________________

__________________________           _____-____________________
Name of Entity                       Taxpayer ID Number
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Section 2. ADDRESS FOR CERTIFICATES AND OTHER MAILINGS

__________________________      (____)_________
Street Address or P.O. Box       Tel #


                               -132-
City           State            Zip Code

-----------------------------------------------------------------------------

----------------------------------------------------------------------------
Section 3.  DIVIDEND PAYMENT ADDRESS

/ / Send to the address from Section 2 above.

/ / Send to third party (your bank, brokerage account, mutual fund account). Provide information below.


Institution/Investment Name _________________________________________

Account Number ________________ Street Address  _____________________

City __________________________ State ___ Zip Code __________________
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
4.  INVESTMENT INFORMATION (Minimum $5,000/250 Shares or $1,000/50
Shares for IRA and Keogh Accounts; Minimum reorder is $500/25 shares)

I wish to invest $_____ to purchase ______ shares of United Mortgage Trust.

Payment method           / / Check attached  / / By Wire
Please indicate whether / / New Account  / / Existing Account

Please make the check payable to United Mortgage Trust. The check and completed Subscription Agreement are to be sent to your Participating Dealer For wiring instructions please call Shareholder Services at United Mortgage Trust (800) 955-7917.
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
5. REINVESTMENT PLAN If you would like to participate in the Reinvestment Plan, under which distributions otherwise payable to you in cash will be reinvested in additional Shares pursuant to the Reinvestment Plan described in the Prospectus, please check the following box:

/ / Yes, I elect to participate in the Reinvestment Plan and request that you reinvest:

/ / My entire dividend OR / / ____% of my dividend OR / / $_____ from each dividend (Please enter the appropriate percentage or dollar amount. If you elect to reinvest a portion of your dividend, the balance will be sent as indicated in Section 3. above)

/ / I agree to notify you and the broker-dealer through which this subscription is being submitted (if any) promptly if at any time I fail to meet the suitability standards applicable to me or if I am no longer able to make the representations contained in this Subscription Agreement.
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
6. SUBSCRIBER REPRESENTATIONS (The Subscriber must INITIAL an answer to each section below)

By signing this Subscription Agreement, the Subscriber represents, under penalty of perjury, that:

______ (i)The Subscriber has received a copy of the Prospectus of United Mortgage Trust.

______ (ii) The Subscriber has the authority and legal capacity to purchase the Shares being subscribed for and to execute this Subscription Agreement. If the Subscriber is an individual, he/she is of legal age in his/her state of residence.

______ (iii) The Subscriber meets the suitability requirements set forth in "Suitability Standards" in the Prospectus.

______ (iv) The subscriber or beneficial owner is a United States citizen, United States resident alien individual, domestic corporation, domestic partnership, domestic trust or domestic estate, as these terms are defined in
Section 7701 of the Internal Revenue Code.

______ Yes ______ N/A (v) if the Subscriber is a qualified plan (including a KEOGH plan or an Individual Retirement Account) or is otherwise a "benefit plan investor" as defined in Department of Labor Regulations ss.2510.3-101(f)(2), to the best of Subscriber's knowledge none of the Company, the Advisor, a Sponsor or any Affiliate (a) has investment discretion with respect to the assets being used to purchase Shares, (b) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (c) is otherwise a fiduciary with respect to such assets.
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
7. SIGNATURES, AUTHORIZATION AND BACKUP WITHHOLDING CERTIFICATION

 The Subscriber hereby authorizes United Mortgage Trust and its affiliates to act on any instructions believed to be genuine for any service authorized on this Subscription Agreement and agrees that they will not be liable for any resulting loss or expense. Under penalties of perjury I certify that: (I) the social security or taxpayer identification number entered in Section 1 above is correct; and 2) unless the following box is checked, I have not been notified by the IRS that I am subject to backup withholding, or the IRS has notified me that I am no longer subject to backup withholding. / /If you are subject to backup withholding check the box.

________________________________________      ___________________
Signature of Owner, Trustee or Custodian      Date

________________________________________      ___________________
Signature of Joint Owner (if any)             Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
8.  BROKER/DEALER OR INVESTMENT ADVISOR AUTHORIZATION

The undersigned Dealer/Adviser agrees to all applicable provisions in the Subscription Agreement, and guarantees the genuineness of the signature on the Subscription Agreement. If the Subscriber does not sign this Agreement, the undersigned Dealer/Adviser warrants that this Agreement is completed in accordance with the Subscriber's authorization and instructions and agrees to indemnify United Mortgage Trust for any loss or liability from acting or relying upon such instructions.

Broker-Dealer Name _______________________________  Tel No._______________

Broker-Dealer Address ____________________________________________________

Registered Representative Name ___________________   Tel No. _____________

Registered Representatives Address _______________________________________

Broker-Dealer Signature, if required _____________________________________

Registered Representatives Signature _____________________________________
-----------------------------------------------------------------------------

                          UNITED MORTGAGE TRUST
       5740 Prospect Avenue, Suite 1000 Dallas TX 75206 (800) 955-7917

                ------------------------------------
                INSTRUCTIONS FOR COMPLETION OF FORM
                -----------------------------------

A completed and signed Subscription Agreement is required for all Investors in United Mortgage Trust (the "Company"). Please follow the following instructions when completing the Subscription Agreement.

1. INVESTOR INFORMATION. Be sure to complete the INVESTOR INFORMATION section on the Subscription Agreement by checking the appropriate box for the Investor's status and completing all relevant information about the Investor in Section 1. Make sure to include the Investor's taxpayer identification number ("TIN") that is the taxpayer's social security number or employer identification number, as the case may be. For most individual taxpayers, the TIN is the social security number. For trusts, estates, pension trusts, corporations and partnerships, the TIN is the employer identification number. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 on page A-9.

IF AN INVESTOR DOES NOT HAVE A TIN, he should obtain Form SS-5 Application for a Social Security Number, or Form SS-4 Application for an Employer ID Number from his local office of the Social Security Administration or the IRS. IF THE INVESTOR HAS APPLIED FOR A TIN and has not yet received it, he should write "APPLIED FOR" in Section 1 and complete and sign a Substitute Form W-9, certifying under penalties of perjury that he is not subject to backup withholding. The Investor should also understand that if he does not provide a TIN to the Company within 60 days, the Company is required to withhold 31% of all reportable payments thereafter until a certified TIN is provided.

ADDITIONAL DOCUMENTATION REQUIRED FROM INVESTORS THAT ARE ENTITIES. If a Corporation is purchasing Shares, please furnish an appropriate corporate resolution authorizing the purchase of the Shares and the name and title of the person authorized to sign any documents or make any certifications relating to this subscription. If Shares are being purchased by a municipality, a credit union (other than a federal credit union), a national or state chartered bank, or a pension plan or profit sharing plan, please furnish appropriate evidence of the authorization of the purchase of the Shares and the name and title of the person authorized to sign any document or make any certifications relating to this subscription. If Shares are being purchased by a Trust or a Partnership, please provide a copy of the Trust or Partnership Agreement.

2. ADDRESS FOR CERTIFICATES AND OTHER MAILINGS. Please be sure to complete the section ADDRESS FOR CERTIFICATES AND OTHER MAILINGS of the Subscription Agreement with the address to which Share Certificates and other mailings (such as 1099s) should be sent.

3. DIVIDEND PAYMENT ADDRESS. Please be sure to complete the DIVIDEND PAYMENT ADDRESS to insure that monthly dividends are sent to the desired location. The address in Section 3 may be the same as that in Section 2 or may be different - please mark to indicate if they are the same or indicate a different address.

4. INVESTMENT INFORMATION. Fill in the number of Shares subscribed for (minimum purchase is 250 Shares or $5,000, except for IRA or KEOGH accounts whose minimum purchase is 50 Shares or $1,000, and except as otherwise noted in the Prospectus under "Suitability Standards"). Minimum reorder is 25 Shares or $500. Purchase of fractional Shares are not allowed pursuant to the initial public offering of Shares.

Please indicate if the investor is investing by check or by wire. All checks should be made payable to "United Mortgage Trust".

The check and completed Subscription Agreement are to be sent to your Participating Dealer.

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS PAYMENT IN FULL
ACCOMPANIES IT.

5. REINVESTMENT PLAN. For a full discussion of the Reinvestment Plan please refer to the Prospectus. On the Subscription Agreement please check 'Yes' if you would like to participate in the Reinvestment Plan and further indicate where all, a percentage of, or a fixed dollar amount of your dividend is to be reinvested on a monthly basis. If you do not check this section you will not be enrolled in the plan at this time. If you would like to join the plan later you may do so by following the direction in the Prospectus.

6. SUBSCRIBER REPRESENTATIONS.

Each Subscriber must initial an answer to each of the statements set forth in
Section 6 to provide certain representations to the Company.

For purposes of subsection 6(iv) of the Subscription Agreement, a "resident alien individual" is a non-U.S. citizen who is a "resident" of the United States, as defined below). A "resident" is an individual who (i) is a lawful permanent resident of the United States at any time during the calendar year (such as an individual who holds an immigrant visa - a "green card") or (ii) was physically present in the United States on (a) at least 31 days during the calendar year, and (b) 183 days or more in the aggregate during the current year and the two preceding calendar years, determined by aggregating the actual presence days of the current year, 1/3 of such days of the first preceding year and 1/8 of such days of the second preceding year). See
Section 7701(b) of the Internal Revenue Code for other special rules and elections for determining residency.

An individual investor who is not a citizen of the United States but is a resident (as defined above) must furnish the Company with a signed copy of IRS Form 1078 verifying that status so as to avoid withholding.

7. SIGNATURES, AUTHORIZATION AND BACKUP WITHHOLDING CERTIFICATION.

The Investor must read and sign the authorization and backup withholding certification set forth in Section 7.

The signature of an IRA or other retirement plan trustee is always required. The signature of the beneficiary is not necessary. All other Investors must sign and date. If joint tenants with rights of survivorship hold ownership, tenants in common, tenants by the entirety or community property, then all parties must sign and date.

BACKUP WITHHOLDING. Under the federal income tax law, payers of interest, dividends and certain other payments must withhold 31% of such amounts (this is referred to as "backup withholding") if the payee fails to furnish the payer with (1) the payee's correct Taxpayer Identification Number ("TIN") and
(2) a certification under penalties of perjury that (a) the payee has supplied an accurate TIN and (b) the payee is not subject to backup withholding because the Internal Revenue Service ("IRS") has not informed the payee that he is subject to backup withholding due to a failure to report all interest and dividends. If an investor's TIN and the foregoing certification (contained in Section 7 of the Subscription Agreement) are not received, backup withholding will be applicable to payments of escrow interest and to distributions. False certifications or the provision of an inaccurate TIN can result in the imposition of penalties by the IRS or criminal sanctions. Certain payees (including corporations, tax exempt entities, such as employee benefit plans, and certain foreign individuals and entities) are exempt from backup withholding and information reporting requirements.

FOR PAYEES SUBJECT TO BACKUP WITHHOLDING. If the IRS has notified the record owner of the account that the record owner is subject to backup withholding and the record owner has not received notice from the IRS advising that backup withholding has terminated, then the record owner, prior to signing the certification, must check the backup-withholding box in Section 7. In such event, backup withholding will apply to payments of escrow interest and to distributions.

CAUTION: If the Investor checks box for backup withholding, the account executive and/or office manager must make sure the Investor has properly completed and signed a W-9 or substitute W-9 and that it is on file with the office manager's member firm.

FOREIGN INVESTOR BACKUP WITHHOLDING. Foreign Investors (as defined below) may be exempt from backup withholding and reporting requirements if they certify that they are exempt by completing and filing with the Company an IRS Form W-
8. A Foreign Investor is a (i) nonresident alien individual (i.e., a non-U.S. citizen who is not a "resident" of the United States, as defined in Instruction 6), (ii) foreign corporation, (iii) foreign partnership, (iv) foreign trust, or (v) foreign estate, within the meaning of Section 7701 of the United States Internal Revenue Code (the "Code"). An investor who is not currently a Foreign Investor must notify the Company immediately upon a change in status A foreign Investor should check the box on Form W-8 indicating that he is an "exempt foreign person" if the Shares of the Company will not be held in connection with a trade or business conducted by or planned by, the Foreign Investor in the United States that has effectively connected gains from a broker or barter exchange or there is a tax treaty between the Foreign Investor's country and the United States exempting the Foreign Investor's transactions from United States taxes. However, a Foreign Investor who is a non-resident alien individual, married to a U.S. citizen or resident and who has made an election to be treated as a resident under Code
Section 6013(g) or (h) is considered to be a U.S. resident for back-up withholding purposes and may not use Form W-8. Foreign Investors should also delete the Substitute Form W-9.

8. BROKER/DEALER SIGNATURES. This section on the form should be completed by the selling broker who should include his full name, representative number, branch office address and telephone number.

     GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                            ON SUBSTITUTE FORM W-9.
For this type of account:               Give the identification number for:

A. Individual                           The individual

B. Two or more individuals              The actual owner of the account
                                        or, if (joint account) combined
                                        funds, the first individual
                                        on the account

C. Custodian account of a minor         The minor(Uniform Gift to Minors
                                        Act)

D. (i) The usual revocable savings      The grantor-trustee, who should
                                        trust be listed first.(Grantor is
                                        also trustee)

  (ii) So-called trust account that     The actual owner, who should be
       is not a legal or valid trust    listed first
       under state law

E. Sole proprietorship                  The owner, who should be named

F. A valid trust, estate or pension     The legal entity (unless the legal
   trust                                entity itself is not designated in
                                        the account title) which should be
                                        listed first

G. Corporate                            The corporation

H. Association, club, religious,        The organization educational
   charitable organization              or other tax-exempt organization

I. Partnership                          The Partnership

J. Broker or registered nominee         The broker or nominee

                    5,750,000 SHARES OF BENEFICIAL INTEREST
                            (Maximum Offering)


                            UNITED MORTGAGE TRUST,
                   a Maryland Real Estate Investment Trust


                               PROSPECTUS


                    Dated                       , 2003



No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus or in Supplements to this prospectus, or in literature issued by the Company, the Advisor or a Participating Dealer (which shall not be deemed to be a part of this prospectus), in connection with the offering contained herein and if given or made such information or representation must not be relied upon. The statements in this prospectus or in any Supplement are made as of the date hereof or thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any such material adverse changes occur during the period when a prospectus is required to be delivered, this prospectus or any supplement will be amended or supplemented accordingly.

PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.     Other Expenses of Issuance and Distribution

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered is as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

     SEC Registration Fee                                 $30,360
     NASD Filing Fee                                      $11,500
     Blue Sky Filing Fees and Expenses                    $60,000
     Offering administration fees to the Advisor          $50,000
     Legal Fees and Expenses                              $75,000
     Printing and Engraving Fees                          $40,000
     Marketing                                           $100,000
     Miscellaneous                                         $8,140
     TOTAL                                               $375,000


Item 32.     Sales to Special Parties. Not applicable.

Item 33.     Recent Sales of Unregistered Securities. None.

Item 34.     Indemnification of Officers and Directors

     Indemnification of the Advisor and of the Trustees of the Company is provided for in Article XI, Section 2 of the Declaration of Trust (Exhibits 3, 4 to the prospectus). See also the discussion under "Fiduciary Responsibility of Trustees" in the prospectus.

Item 35.     Treatment of Proceeds of Stock Being Registered. Not applicable.

Item 36.     Financial Statements ands Exhibits

(a) Financial Statements

The following financial statements are filed as of this Registration Statement and included in the Prospectus:

(i) Audited Financial Statements

(1) Independent Auditors' Report

(2) Balance Sheets as of December 31, 2001 and 2000

(3) Statements of Income Years Ended December 31, 2001
and 2000

(4) Statements of Changes in Shareholders' Equity
Years Ended December 31, 2001 and 2000

(5) Statements of Cash Flows Year Ended December 31,
2001 and 2000

(6) Notes to Financial Statements


b. Exhibits:

Number        Description
------        -----------
1.1	Form of Participating Dealers' Agreement (Previously
filed in and incorporated by reference to the Registrant's Post-Effective Amendment No. 3 to the
Registration Statement on Form S-11, Commission File
No. 333-56520, filed on February 7, 2003)

3.1           Form of Second Amended and Restated Declaration of
Trust filed with the State of Maryland (previously filed in and incorporated by reference to Amendment
No. 1 to the Registrant's Registration Statement on
Form S-11, Commission File No. 333-10109, filed on
November 17, 1999)

3.2 Bylaws of the Company (previously filed in and incorporated by reference to the Registrant's
Registration Statement on Form S-11, Commission File
No. 333-10109, filed on August 13, 1996)

4.1 Form of certificate to be issued to represent the Shares*

4.2 Form of Reinvestment Plan (included in prospectus as Appendix A and filed herewith)

5             Opinion of Butzel Long as to the legality of the
securities being registered (filed herewith)

8             Opinion of Butzel Long regarding tax matters (filed
herewith)

10.1 Advisory Agreement dated January 1, 2001, between the Company and UMT Advisors, Inc.*

10.2          Note Sale, Recourse and Remarketing Agreement dated
August 6, 1996, between the Company and South
Central Mortgage, Inc.(previously filed in and incorporated by reference to the Registrant's
Registration Statement on Form S-11, Commission File
No. 333-10109, filed on August 13, 1996)

10.3          Mortgage Servicing Agreement dated December 15,
1996, between the Company and South Central Mortgage
Service Corp.*

23.2          Consent of Whitley Penn, Certified Public
Accountants (filed herewith)

23.3          Consent of Butzel Long (included in Exhibit 8)

24.1          Power of Attorney (included as part of page II-5 of
this Post-Effective Amendment to this Registration
Statement)
---------------------------
*Previously filed in and incorporated by reference on the Registrant's Registration Statement on Form S-11, Commission File
No. 333-56520, filed on Mar 2, 2001.

Item 37.     Undertakings

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post- effective amendments are filed;

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant; pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

                     SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 9th day of July, 2003.

                                          UNITED MORTGAGE TRUST



                                          BY:/s/ Christine A. Griffin
                                             ------------------------
Christine A. Griffin,
President

      In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature                          Capacity                     Date

/s/ Christine A. Griffin    Trustee, Chairman of the Board     07-09-03
------------------------     and President
Christine A. Griffin       (Principal Executive and
                              Operating Officer)

/s/ Christine A. Griffin    Trustee                            07-09-03
------------------------
Paul R. Guernsey
(by Christine A. Griffin
as Attorney in-fact)

/s/ Christine A. Griffin    Trustee                            07-09-03
------------------------
Douglas R. Evans
(by Christine A. Griffin
as Attorney in-fact)


/s/ Christine A. Griffin    Trustee                            07-09-03
------------------------
Richard D. O'Connor, Jr.
(by Christine A. Griffin
as Attorney in-fact)


/s/ Christine A. Griffin    Trustee                            07-09-03
------------------------
Michelle Cadwell
(by Christine A. Griffin
as Attorney in-fact)

Exhibit 5 Opinion of Butzel Long as to the legality of the securities being registered

                                              [BUTZEL LONG LETTERHEAD]




June 30, 2003




United Mortgage Trust
5740 Prospect Avenue
Suite 1000
Dallas, TX 75206

Ladies and Gentlemen:
     We have acted as counsel to United Mortgage Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration and proposed sale of up to 5,750,000 shares of beneficial interest of the Company pursuant to Post-Effective Amendment No. 5 to the Registration Statement on Form S-11, No. 333-56520, originally filed with the Securities and Exchange Commission on March 5, 2001 (the "Registration Statement") to which this opinion is attached as an exhibit.
       Based upon an examination and review of, and in reliance upon, such documents as we have deemed necessary, relevant or appropriate, we are of the opinion that upon payment for and issuance and delivery as provided in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.
       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement.
Very truly yours,


/s/ Butzel Long
---------------
Butzel Long

Exhibit 8     Opinion of Butzel Long regarding tax matters


                                              [BUTZEL LONG LETTERHEAD]



June 30, 2003

United Mortgage Trust
5740 Prospect Avenue
Suite 1000
Dallas, TX 75206

     Re:     Certain Federal Income Tax Matters

Ladies and Gentlemen:

     We have acted as counsel to United Mortgage Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration and proposed sale of up to 5,750,000 shares of beneficial interest of the Company pursuant to Post-Effective Amendment No. 5 to the Registration Statement on Form S-11, No. 333-56520, originally filed with the Securities and Exchange Commission on March 5, 2001 (the "Registration Statement") to which this opinion is attached as an exhibit. Unless otherwise defined, all capitalized terms have the same meaning as defined in the Registration Statement.

     You have requested our opinion as to (i) the qualification of the Company as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 1997 through December 31, 2002, and whether its method of operation has enabled the Company to meet, and will enable it to continue to meet, the requirements for qualification and taxation as a REIT, and (ii) the accuracy of the discussion contained in the Registration Statement under the heading "Federal Income Tax Considerations".

      In preparing this opinion, we have reviewed certain organizational documents as we have deemed necessary for the purposes of this opinion including, but not limited to, the Second Amended and Restated Declaration of Trust of the Company. This opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters as set forth in the Registration Statement and the representations made by the Company and certified in its Representation Letter (hereinafter defined).

     The Company has provided a representation letter and certificate ("Representation Letter") certifying, among other items, that it has made a timely election to be taxed as a REIT under the Code commencing with its initial taxable year ended December 31, 1997 and, commencing with the first taxable year that the Company has elected to be taxed as a REIT, that the Company has operated and will continue to operate in accordance with the terms and provisions of its Second Amended and Restated Declaration of Trust of the Company, in accordance with the methods of operation described in the Code (as interpreted by regulations, administrative pronouncements, and the courts) for qualification as a REIT. We have made no independent review or verification of any of the facts upon which the Company has based its assumptions and representations. We are not, however, aware of any facts contrary to the facts set forth in the Representation Letter.

     Based on such assumptions and representations, it is our opinion that

1. The Company is organized in conformity with the requirements for qualification as a REIT, the Company has qualified as a REIT for its taxable years ended December 31, 1997 through December 31, 2002, and the Company's current and proposed method of operation will enable it to continue to qualify as a REIT.

2. The statements and legal conclusions contained in the Registration Statement under the heading "Federal Income Tax Considerations" are correct in all material respects and fairly summarize the material federal income tax consequences that are likely to be material to a shareholder.

     This opinion is based on the provisions of the Code and related regulations and administrative and judicial interpretations of the Code and regulations. The provisions of the Code, its related regulations, and administrative and judicial interpretations are subject to change either prospectively or retroactively. Any variation from the factual statements and assumptions set forth in the Registration Statement or the Representation Letter may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results the various qualification tests imposed under the Code, the results of which will not be monitored or reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements. Our opinion is not binding on the Internal Revenue Service and, without limiting our opinion, we note that there can be no assurance that all of the requirements for qualification as a REIT for any particular taxable year have, in fact, been met until the return for such taxable year has been reviewed by the Internal Revenue Service or the period for such review has expired.

     This opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered or may be inferred with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. We hereby consent to the filing of this opinion as Exhibit 8 to the Company's Registration Statement on Form S-11. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under any applicable rules.


Very truly yours,

/s/ Butzel Long
----------------
Butzel Long

Exhibit 23.2     Consent of Independent Certified Public Accountants

       We hereby consent to the use of our reports accompanying the financial statements of United Mortgage Trust in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of United Mortgage Trust. We also consent to the reference of our firm under the heading "experts" in the Prospectus and this Post-Effective Amendment. Whitley Penn is the successor to the former Independent Certified Public Accountants, Jackson & Rhodes P.C.


/s/ Whitley Penn

Whitley Penn
Dallas, Texas
July 1, 2003